                                                                    EXHIBIT 4.1

                  SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.,
                                                       as Issuer,

                             THE BANK OF NEW YORK,
                                                       as Trustee,

                              ARCHON GROUP, L.P.,
                                                       as Servicer,

                                      and

                              ARCHON GROUP, L.P.,
                                                       as Special Servicer

                               -----------------

                       INDENTURE AND SERVICING AGREEMENT

                 Dated and Effective as of [          ], 2002

                               -----------------

               Secured Notes, Series 2002-SSCC, due May 31, 2010

                CERTAIN SECTIONS OF THIS INDENTURE RELATING TO
                        SECTIONS 310 THROUGH 318 OF THE
                         TRUST INDENTURE ACT OF 1939:

                         TRUST INDENTURE                           INDENTURE
                           ACT SECTION                              SECTION
                         ---------------                         --------------
 (S) 310 (a) (1)................................................ 6.7
         (a) (2)................................................ 6.7
         (a) (3)................................................ 6.19(b)
         (a) (4)................................................ Not Applicable
         (b).................................................... 6.12, 6.10
 (S) 311 (a).................................................... 6.21
         (b).................................................... 6.21
 (S) 312 (a).................................................... 3.7(a)
         (b).................................................... 3.7(b)
         (c).................................................... 3.7(c)
 (S) 313 (a).................................................... 6.18(a)
         (b).................................................... 6.18(a)
         (c).................................................... 6.18(a)
         (d).................................................... 6.18(b)
 (S) 314 (a).................................................... 8.1(b)
         (b).................................................... 8.1(c)
         (c) (1)................................................ 1.15
         (c) (2)................................................ 1.15
         (c) (3)................................................ Not Applicable
         (d).................................................... 4.6
         (e).................................................... 1.15
 (S) 315 (a).................................................... 6.1(b), 6.1(c)
         (b).................................................... 6.3
         (c).................................................... 6.1(d)
         (d).................................................... 6.1
         (e).................................................... 5.14
 (S) 316 (a).................................................... 5.12, 5.13
         (a) (2)................................................ Not Applicable
         (b).................................................... 5.8
         (c).................................................... 1.3(c)
 (S) 317 (a) (1)................................................ 5.3
         (a) (2)................................................ 5.4
         (b).................................................... 10.3
 (S) 318 ....................................................... 1.16

   Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..................   1
SECTION 1.1    Definitions............................................................   1
SECTION 1.2    Form of Documents Delivered to Trustee.................................  15
SECTION 1.3    Acts of Holders........................................................  16
SECTION 1.4    Computation of Principal Amount........................................  17
SECTION 1.5    Notices................................................................  17
SECTION 1.6    Notice to Holders of Notes.............................................  18
SECTION 1.7    Successors and Assigns.................................................  18
SECTION 1.8    Separability Clause....................................................  18
SECTION 1.9    Benefits of Indenture..................................................  18
SECTION 1.10   Governing Law..........................................................  19
SECTION 1.11   Execution in Counterparts..............................................  19
SECTION 1.12   Security Agreement.....................................................  19
SECTION 1.13   Third-Party Beneficiary................................................  19
SECTION 1.14   No Liability of Exculpated Persons.....................................  19
SECTION 1.15   Compliance Certificates and Opinions...................................  21
SECTION 1.16   Conflict with Trust Indenture Act......................................  21

ARTICLE II   FORMS OF THE NOTES.......................................................  21
SECTION 2.1    Forms Generally........................................................  21
SECTION 2.2    Form of Trustee's Certificate of Authentication........................  22
SECTION 2.3    Form of the Notes......................................................  22
SECTION 2.4    Legend.................................................................  22
SECTION 2.5    Global Notes...........................................................  23

ARTICLE III  THE NOTES................................................................  24
SECTION 3.1    Equal and Ratable Notes; Amount; Authorization.........................  24
SECTION 3.2    Denominations..........................................................  24
SECTION 3.3    Conditions Precedent to Issuance of Notes..............................  25
SECTION 3.4    Execution, Authentication and Delivery of the Notes....................  26
SECTION 3.5    Deposit Account, Collection Account, Payment Account, Holdover Account,
                 Redemption Account...................................................  26
SECTION 3.6    Registration; Fiscal Agent.............................................  29
SECTION 3.7    Holder Lists...........................................................  30
SECTION 3.8    Transfer and Exchange..................................................  30
SECTION 3.9    Mutilated, Destroyed, Lost and Stolen Notes............................  31
SECTION 3.10   Interest...............................................................  32
SECTION 3.11   Payment of Principal and Interest......................................  32
SECTION 3.12   Interest on New Notes..................................................  33
SECTION 3.13   Cancellation...........................................................  34
SECTION 3.14   Fiscal Agent to Hold Money in Trust....................................  34

ARTICLE IV   RELEASE OF COLLATERAL; SATISFACTION AND DISCHARGE OF INDENTURE...........  34
SECTION 4.1    Release................................................................  34
SECTION 4.2    Satisfaction and Discharge of Indenture................................  35
SECTION 4.3    Application of Trust Money.............................................  36
SECTION 4.4    Repayment to Issuer....................................................  36
SECTION 4.5    Reinstatement..........................................................  36
SECTION 4.6    Trust Indenture Act....................................................  36

                                                                                        PAGE
                                                                                        ----
ARTICLE V    REMEDIES..................................................................  36
SECTION 5.1    Events of Default.......................................................  36
SECTION 5.2    Acceleration of Maturity; Rescission and Annulment......................  37
SECTION 5.3    Collection of Indebtedness and Suits for Enforcement by Servicer........  38
SECTION 5.4    Special Servicer May File Proofs of Claim...............................  39
SECTION 5.5    Servicer May Enforce Claims Without Possession of Notes.................  39
SECTION 5.6    Application of Money Collected..........................................  40
SECTION 5.7    Limitation on Suits.....................................................  40
SECTION 5.8    Unconditional Right of Holders to Receive Principal and Interest........  41
SECTION 5.9    Restoration of Rights and Remedies......................................  41
SECTION 5.10   Rights and Remedies Cumulative..........................................  41
SECTION 5.11   Delay or Omission Not Waiver............................................  42
SECTION 5.12   Control by Holders......................................................  42
SECTION 5.13   Waiver of Past Defaults.................................................  43
SECTION 5.14   Undertaking for Costs...................................................  43

ARTICLE VI   THE TRUSTEE...............................................................  43
SECTION 6.1    Certain Duties and Responsibilities.....................................  43
SECTION 6.2    Money Held in Trust.....................................................  47
SECTION 6.3    Notice of Defaults......................................................  47
SECTION 6.4    Certain Rights of Trustee...............................................  48
SECTION 6.5    Compensation and Reimbursement..........................................  48
SECTION 6.6    Confidentiality.........................................................  49
SECTION 6.7    Corporate Trustee Required; Eligibility.................................  49
SECTION 6.8    Representations and Warranties of the Trustee...........................  50
SECTION 6.9    Merger, Conversion, Consolidation or Succession to Business.............  51
SECTION 6.10   Resignation and Removal; Appointment of Successor.......................  51
SECTION 6.11   Acceptance of Appointment by Successor..................................  52
SECTION 6.12   Conflicting Interests...................................................  53
SECTION 6.13   Self Dealing............................................................  53
SECTION 6.14   Investments.............................................................  53
SECTION 6.15   Unclaimed Funds.........................................................  53
SECTION 6.16   Illegal Acts............................................................  54
SECTION 6.17   Communications to be Sent to the Issuer.................................  54
SECTION 6.18   Reports by Trustee......................................................  54
SECTION 6.19   Separate Trustees and Co-trustees.......................................  55
SECTION 6.20   Withholding and Information Reporting...................................  56
SECTION 6.21   Preferential Collection of Claims Against Company.......................  56

ARTICLE VII  THE SERVICER AND SPECIAL SERVICER.........................................  56
SECTION 7.1    Servicer to Act as Servicer; Special Servicer to Act as Special Servicer  56
SECTION 7.2    Sub-Servicing Agreements................................................  57
SECTION 7.3    Certain Duties and Responsibilities.....................................  58
SECTION 7.4    Payment of Taxes and Other Charges, Etc.................................  59
SECTION 7.5    Maintenance of Insurance and Errors and Omissions and Fidelity Coverage.  60
SECTION 7.6    Application of Funds in Event of Default................................  60
SECTION 7.7    Realization upon the Underlying Collateral..............................  61
SECTION 7.8    Trustee to Cooperate: Release of Original Security Documents............  63
SECTION 7.9    Title and Management of Foreclosed Collateral...........................  63
SECTION 7.10   Sale of Foreclosed Collateral...........................................  64
SECTION 7.11   Servicing Compensation..................................................  65

                                                                                               PAGE
                                                                                               ----
SECTION 7.12   Reports to the Trustee.........................................................  66
SECTION 7.13   Annual Statement as to Compliance..............................................  66
SECTION 7.14   Access to Certain Documentation Regarding the Note Indebtedness................  66
SECTION 7.15   Inspections....................................................................  67
SECTION 7.16   Advances.......................................................................  67
SECTION 7.17   Appointment of Special Servicer................................................  68
SECTION 7.18   Transfer of Servicing Between Servicer and Special Servicer; Record Keeping....  68
SECTION 7.19   Rights of the Issuer with Respect to the Servicer..............................  69
SECTION 7.20   Limitation on the Liability of the Servicer and Others.........................  69
SECTION 7.21   Servicer and Special Servicer Not to Resign; Termination of Servicer by Holders  71
SECTION 7.22   Merger or Consolidation of the Servicer........................................  72
SECTION 7.23   Servicer Default...............................................................  72
SECTION 7.24   Remedies of Trustee............................................................  74
SECTION 7.25   Directions by Holders and Duties of Trustee During Servicer Default............  74
SECTION 7.26   Trustee to Act; Appointment of Successor.......................................  75
SECTION 7.27   Notification to Holders........................................................  76
SECTION 7.28   Waiver of Past Events of Default...............................................  76
SECTION 7.29   Representations and Warranties.................................................  76

ARTICLE VIII THE ISSUER.......................................................................  77
SECTION 8.1    Reports by the Issuer..........................................................  77
SECTION 8.2    Representations, Warranties and Covenants of the Issuer........................  78

ARTICLE IX   SUPPLEMENTAL INDENTURES; AMENDMENTS..............................................  79
SECTION 9.1    Supplemental Indentures or Amendments Without Consent of Holders...............  79
SECTION 9.2    Supplemental Indentures or Amendments With Consent of Holders..................  80
SECTION 9.3    Delivery of Supplements........................................................  81
SECTION 9.4    Opinion of Counsel.............................................................  81

ARTICLE X    COVENANTS; WARRANTIES............................................................  81
SECTION 10.1   Payment of Principal and Interest..............................................  81
SECTION 10.2   Maintenance of Office or Agency................................................  81
SECTION 10.3   Fiscal Agent; Money for Note Payments to be Held in Trust......................  82
SECTION 10.4   Entity Existence...............................................................  82
SECTION 10.5   Payment of Taxes and Other Claims..............................................  82
SECTION 10.6   Maintenance of Lien and Recording..............................................  82
SECTION 10.7   Performance and Enforcement....................................................  83
SECTION 10.8   Negative Covenants.............................................................  83
SECTION 10.9   Statement as to Compliance.....................................................  84

ARTICLE XI   REDEMPTION OF NOTES..............................................................  84
SECTION 11.1   Applicability of Article.......................................................  84
SECTION 11.2   Selection by Trustee of Notes to be Redeemed...................................  85
SECTION 11.3   Notice of Redemption...........................................................  85
SECTION 11.4   Deposit of Redemption Price....................................................  85
SECTION 11.5   Notes Payable on Redemption Date...............................................  85
SECTION 11.6   Notes Redeemed in Part.........................................................  86
SECTION 11.7   Holders' Redemption Right......................................................  86

ARTICLE XII  MEETINGS OF HOLDERS OF NOTES.....................................................  88
SECTION 12.1   Purposes for Which Meetings May Be Called......................................  88
SECTION 12.2   Call, Notice and Place of Meetings.............................................  88

                                                                                         PAGE
                                                                                         ----
SECTION 12.3   Persons Entitled to Vote at Meetings.....................................  88
SECTION 12.4   Quorum; Action...........................................................  88
SECTION 12.5   Determination of Voting Rights; Conduct and Adjournment of Meetings......  89
SECTION 12.6   Counting Votes and Recording Action of Meetings..........................  89

EXHIBITS
    A  Form of Note
    B  Assignment
    C  List of Authorized Persons
    D  Request for Release of Documents

   INDENTURE AND SERVICING AGREEMENT, dated and effective as of [          ],
2002 (this "Indenture"), among SOUTHWEST SHOPPING CENTERS CO. II, L.L.C., as issuer (defined herein as the "Issuer"), having an address at c/o First Union Real Estate Equity and Mortgage Investments, 125 Park Avenue, 14th Floor, New York, New York 10017; THE BANK OF NEW YORK, as trustee (defined herein, together with its successors and any separate or co-trustee, as the "Trustee"), having an address at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602; ARCHON GROUP, L.P., as servicer (defined herein together with its successors, the "Servicer"), having an address at 600 E. Las Colinas Blvd., Suite 400, Irving, Texas 75039; and ARCHON GROUP, L.P. as special servicer (defined herein together with its successors, the "Special Servicer") having an address at 600
E. Las Colinas Blvd., Suite 400 Irving, Texas 75039.

                            RECITALS OF THE ISSUER

   The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its notes or other evidences of indebtedness (herein individually called a "Note" and collectively called the "Notes") to be issued as provided in this Indenture in the form of Secured Notes, Series 2002-SSCC, due May 31, 2010, in an aggregate principal amount equal to $20,000,000.

   All things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer, the Servicer, the Special Servicer and the Trustee enforceable in accordance with its terms, except in each case as such enforcement may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), have been done.

                               GENERAL COVENANT

   IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Trustee (or any Authenticating Agent), and the Collateral is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Trustee, the Special Servicer, and the Servicer, for the equal and proportionate benefit and security of the Trustee for the benefit of the Holders of Notes as follows:

                                   ARTICLE I

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

   SECTION 1.1  DEFINITIONS.

   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

      (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

      (c) the word "including" shall be construed to be followed by the words "without limitation";

      (d) section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

      (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

      (f) the words "immediately available funds" shall have the same meaning as "same day funds" when used herein; and

   ACT has the meaning stated in Section 1.3.

   ADVANCE has the meaning stated in Section 7.16(a).

   ADVANCE INTEREST RATE has the meaning stated in Section 7.16(b).

   AFFILIATE of any Person means (i) any other Person which, directly or indirectly, is in Control of, is controlled by or is under common control with, such Person; (ii) any other Person who is a director or officer of (x) such Person, (y) any subsidiary of such Person, or (z) any Person described in clause (i) above, or (iii) any corporation, limited liability company or partnership which has a director any Person described in clause (ii) above. For purposes of this definition, one entity (the "controlled entity") is controlled by another (the "controlling entity") if the controlling entity has the power, directly or indirectly, to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities, by contract, or otherwise. A controlling entity shall be deemed to have control of a controlled entity in the following circumstances: (i) if the controlled entity is a corporation, the controlling entity owns more than fifty-one percent (51%) of the shares of the controlled entity's capital stock that have voting power to elect directors, including shares that have voting power by reason of the occurrence of one or more conditions or contingencies;
(ii) if the controlled entity is a limited partnership, the controlling entity both owns more than fifty-one percent (51%) of the equity interests in the partnership and controls (in accordance with the balance of this definition) the general partner of the partnership; (iii) if the controlling entity is a limited liability company, the controlling entity either owns more than fifty-one percent (51%) of the equity interests in the limited liability company or controls (in accordance with the balance of this definition) a majority of the managers or members of the limited liability company; or (iv) if the controlling entity is a business trust, the controlling entity either owns more than fifty-one percent (51%) of the equity interests in the business trust or controls (in accordance with the balance of this definition) a majority of the trustees of the business trust.

   AGENT MEMBERS has the meaning stated in Section 2.5(e).

   APPRAISAL means an appraisal of the Underlying Collateral prepared by an independent appraiser, selected by the Servicer or Special Servicer, as applicable, that is a MAI, and that, if the state in which the portion of the property being appraised certifies or licenses appraisers, is certified or licensed in such state, and who has a minimum of five years' experience in the appraisal of properties comparable to the property being appraised.

   ASSIGNMENT OF CONTRACTS means the Assignment of Leases, Permits, and Contracts entered into as of the date hereof between Issuer and FUR, as the same may be amended or supplemented from time to time.

   ASSIGNMENT OF LEASES means the Assignment of Licenses and Rents entered into as of the date hereof between Issuer and FUR, as the same may be amended or supplemented from time to time.

   ASSIGNMENT OF MANAGEMENT AGREEMENT means the Assignment of Management Agreement and Subordination of Management Fees entered into as of the date hereof between Issuer and FUR, as the same may be amended or supplemented from time to time.

   AUTHENTICATING AGENT means the Trustee and/or any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver the Notes. Written notice of such authorization shall be transmitted to the Issuer by the Trustee in a timely manner.

   AUTHORIZED NEWSPAPER means, so long as the Notes are listed on a securities exchange or an over-the-counter market and the rules of such exchange or market so require, a newspaper published in the city in which such securities exchange or market is located. If, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or, in the opinion of the Trustee, impracticable to make reasonable publication of any notice required herein in a newspaper published in the city in which the securities exchange or market is located, "AUTHORIZED NEWSPAPER" shall mean any publication in a newspaper of general circulation in the United States.

   AUTHORIZED PERSON, when used with respect to the Issuer, has the meaning stated in Section 3.4 and, when used with respect to the Servicer or Special Servicer, means a Servicing Officer.

   BASE INTEREST RATE for the Notes has the meaning stated in Section 3.10(b).

   BUSINESS DAY means any day other than a Saturday or a Sunday or a legal holiday on which national banks in the State of New York or Illinois are closed.

   CAPITAL EXPENDITURES means the amount expended for items capitalized under GAAP, including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

   CASH means coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

   CASH MANAGEMENT AGREEMENT means the cash management agreement dated as of
[          ], 2002 between FUR, The Bank of New York, and Issuer, as the same may be amended or supplemented from time to time.

   CASUALTY ACCOUNT has the meaning stated in Section 10.7(b).

   CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

   CLOSING DATE means [          ], 2002.

   CODE means the United States Internal Revenue Code of 1986, as amended, and applicable Treasury Department regulations thereunder.

   COLLATERAL means the Indenture Collateral and the Underlying Collateral or both, as appropriate in the context in which such term is used in this Indenture.

   COLLATERAL ASSIGNMENT OF MORTGAGE means, that certain Collateral Assignment of Leasehold Mortgage dated as of the date hereof, made by the Issuer in favor of the Trustee, as the same may be amended or supplemented from time to time.

   COLLATERAL ASSIGNMENT OF UNDERLYING NOTES AND SECURITY DOCUMENTS means that certain Collateral Assignment of Underlying Notes and Security Documents dated as of the date hereof made by the Issuer in favor of the Trustee.

   COLLATERAL VALUE means as of any date with respect to U.S. Government Securities theretofore delivered to the Trustee, the aggregate amount of payments of principal of U.S. Government Securities and the predetermined and certain income therefrom that will be paid or payable to the Servicer on behalf of the Trustee on or before the second Business Day prior to each day on which payments are due on the obligations in respect of which such U.S. Government Securities were delivered, without consideration of any reinvestment of such income, PLUS the face amount of any Cash, all as certified in writing to the Trustee and Servicer (which certificate may be conclusively relied upon by the Trustee and the Servicer absent manifest error) by a recognized and reputable independent certified public accounting firm or investment banking firm selected by the Issuer (unless reasonably disapproved by the Trustee).

   COLLECTION ACCOUNT has the meaning stated in Section 3.5(a).

   COMMISSION means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

   CONFIDENTIAL INFORMATION has the meaning stated in Section 6.6.

   CORPORATE TRUST OFFICE means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which as of the Closing Date is 2 North LaSalle Street, Suite 1020, Chicago, IL 60602.

   CUSTODIAN means The Bank of New York, and any successor custodian, as custodian of the Global Notes for DTC under custody agreements, or any similar successor agreement or agreements.

   DEBT SERVICE means for any period, all payments of interest, if any, payable by the Underlying Borrowers under the terms of the Underlying Loans during such period, excluding balloon payments of principal or accrued interest, if any, due at maturity.

   DEBT SERVICE COVERAGE RATIO means the ratio obtained by dividing Net Operating Income for the most recently completed Interest Period by Debt Service for such Interest Period.

   DEBT SERVICE COVERAGE RATIO CALCULATION DATE means the date on which the Issuer and/or the Underlying Borrowers deliver or are required to deliver financial statements pursuant to the Mortgage and the Mezzanine Loan Agreement.

   DEFAULT RATE has the meaning stated in Section 3.11(d).

   DEPOSIT ACCOUNT BANK means The Bank of New York.

   DEPOSITARY means, with respect to the Global Notes, DTC or such other Person as shall be designated as Depositary by the Issuer pursuant to Section 2.5(a) of this Indenture.

   DILLARD'S EVENT means the commencement of construction of a mall in the Little Rock metropolitan area with Dillard's Department Store as an anchor, unless Dillard's, Inc. first renews its operating agreement with Park Plaza Mall so that the operating agreement remains in effect through the maturity date of the Mezzanine Loan.

   DOLLARS, U.S.$ and $ mean such coin or currency of the United States as, at the time, shall be legal tender for the payment of public or private debts.

   DTC means The Depository Trust Company, a New York corporation.

   ELECTION FORM means a form sent to each common shareholder of First Union pursuant to the Merger Agreement and on which such holder, if it elects to receive Notes in the merger, may elect to exercise its Redemption Right with respect to such Notes in accordance with Section 11.7 hereof and on which the beneficial owner of such Notes shall make the certifications described in
Section 11.7(b) hereof.

   ELIGIBLE ACCOUNT means an identifiable account separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company or (ii) a segregated trust account or accounts maintained with a federal or state-chartered depository institution or trust company acting in its fiduciary capacity, which may be the Trustee, and which, in the case of a state-chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. 9.10(b), and has a combined capital and surplus of at least $500,000,000 and is subject to supervision or examination by federal or state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

   ELIGIBLE INVESTMENTS has the meaning stated in Section 6.14.

   ENVIRONMENTAL INDEMNITY means the environmental indemnity provisions set forth in the Underlying Loan Documentation.

   ENVIRONMENTAL LAWS means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to CERCLA and the Resource Conservation and Recovery Act, that apply to Underlying Borrowers and relate to Hazardous Materials or protection of human health or the environment.

   EVENT has the meaning stated in Section 6.1(a)(viii).

   EVENT OF DEFAULT has the meaning stated in Section 5.1.

   EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder from time to time.

   EXIT FEE means any Exit Fee, as defined in the Mezzanine Note, received by the Issuer in connection with a repayment of the Mezzanine Note.

   EXCULPATED PERSONS has the meaning stated in Section 1.14(a).

   FHLMC means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

   FISCAL AGENT has the meaning stated in Section 3.6(b).

   FNMA means the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act or any successor thereto.

   FORECLOSED COLLATERAL means any Collateral the ownership of which is acquired by the Special Servicer in the name of the Trustee or its nominee for the benefit of the Holders by foreclosure or acceptance of a deed in lieu of foreclosure or otherwise.

   FORECLOSURE PROCEEDS means proceeds, net of any related expenses of the Servicer, the Special Servicer, or the Trustee, received in respect of any Foreclosed Collateral prior to the final liquidation of the Foreclosed Collateral.

   FUR means First Union Real Estate Equity and Mortgage Investments, Inc., an Ohio business trust.

   GGC means Gotham Golf Corp., a Delaware corporation and wholly owned subsidiary of GGP.

   GGP means Gotham Partners, L.P., a Delaware limited partnership.

   GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   GLOBAL NOTE has the meaning set forth in Section 2.3.

   GROSS REVENUE means, for any period and all or any portion of the Collateral, revenue derived from the ownership and operation of such Collateral from whatever source, including but not limited to, rents (without giving effect to straight-lining of rents), but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by the Underlying Borrowers or Issuer to any governmental authority, non-recurring revenues, refunds and uncollectible accounts, proceeds of casualty insurance and any other insurance or similar awards (other than business interruption or other loss of income insurance), and any disbursements to the Underlying Borrowers or Issuer of any escrow funds established by the Mortgage Security Documents.

   HAZARDOUS MATERIALS means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on an Underlying Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law.

   HOLDER means, with respect to any Note, the Person in whose name such Note is registered in the Register.

   HOLDOVER ACCOUNT has the meaning stated in Section 3.5(g).

   INDENTURE has the meaning stated in the introductory paragraph hereto.

   INDENTURE COLLATERAL means, collectively, the Underlying Loans and all monies, accounts, instruments, or other property constituting a part of the security for the Holders of Notes for the performance by the Issuer of its obligations hereunder and conveyed to the Trustee in trust for the benefit of the Holders of Notes, the proceeds of the foregoing, and all amounts in the Payment Account, Collection Account, Mortgage Deposit Account, Mezzanine Deposit Account, the Redemption Account, the REO Property Account, or any other account established hereunder or under the Cash Management Agreement or the Mezzanine Cash Management Agreement.

   INDENTURE SECURITY DOCUMENTS means the Collateral Assignment of Mortgage, the Collateral Assignment of Underlying Notes and Security Documents, the Notes, the Indenture, the financing statements now or hereafter executed in connection herewith and any and all other agreements, certificates (including, without limitation, Officer's Certificates), instruments or documents executed by the Issuer evidencing or securing the Notes.

   INDEPENDENT when used with respect to any specified Person means such a Person who (i) does not have any direct financial interest or material indirect financial interest in the Issuer, any Underlying Borrower, the Trustee, the Fiscal Agent, the Special Servicer or the Servicer or any Holder of a Note or in any of their respective Affiliates and (ii) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions of or for the Issuer, the Trustee, the Fiscal Agent, the Special Servicer or the Servicer or any Holder of a Note or any of their respective Affiliates.

   INSURANCE PROCEEDS means amounts, awards or payments payable to the Issuer or Underlying Borrowers in respect of all or any part of the Collateral on the Underlying Properties in connection with the damage or destruction thereof (after the deduction therefrom and payment to the Issuer or Underlying Borrowers, respectively, of any and all reasonable expenses incurred by the Issuer or Underlying Borrowers in the recovery thereof, including all attorneys' fees and expenses, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such damage or destruction).

   INTEREST PERIOD means each period that runs, with respect to any Payment Date in July, from and including the first day in the immediately preceding January or, with respect to any Payment Date in January, from and including the first day in the immediately preceding July, in either case to and excluding the first day of the calendar month containing such Payment Date; PROVIDED that the first Interest Period shall commence on the Closing Date and end on (but exclude) the first day of January, 2003 and the final Interest Period shall end on (but exclude) the Maturity Date or the Redemption Date (other than in connection with a Redemption with respect to which the Issuer has made a designation pursuant to Section 11.7(d)), as applicable.

   INTERESTED PERSON means, as of any date of determination, the Issuer, any Underlying Borrower, the Servicer, the Special Servicer, the Manager, the Trustee, the Fiscal Agent (if any), any Holder or, in each such case, any of its Affiliates.

   ISSUER has the meaning stated in the introductory paragraph hereto.

   ISSUER REQUEST or ISSUER ORDER means a written request or order signed in the name of the Issuer by any Authorized Person.

   LEASE shall mean any lease, sublease, further sublease, license, occupancy agreement or other agreement existing on the date hereof or hereafter entered into by an owner of an Underlying Property permitting the use or enjoyment of any part of the Underlying Property by another Person, and every modification, amendment, or extension relating thereto.

   LIEN means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing and a mechanics' or materialmens' lien).

   LIQUIDATED COLLATERAL means Collateral that has been liquidated and, with respect to which, the Special Servicer has determined that all amounts which it expects to recover from or on account of such Collateral have been recovered.

   LIQUIDATION EXPENSEs means reasonable and customary expenses (other than expenses actually covered by insurance and reimbursed by the insurer to the Servicer, the Special Servicer or the Trustee) incurred by the Servicer, the Special Servicer or the Trustee in connection with the liquidation of the Collateral, such expenses including, without limitation, legal fees and expenses, appraisal fees, the costs of any environmental reports, receivership fees, brokerage fees, trustee and co-trustee fees, if any. Liquidation Expenses shall not include any expenses actually incurred by the Trustee, the Special Servicer or the Servicer that were subsequently reimbursed to the Servicer, the Special Servicer or the Trustee or that were netted against income from the Foreclosed Collateral and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

   LIQUIDATION FEE means a fee payable to the Special Servicer equal to 1% of the Net Liquidation Proceeds relating to each Liquidated Collateral, provided that the aggregate of all Liquidation Fees paid hereunder shall not exceed $100,000.

   LIQUIDATION PROCEEDS means amounts received by the Servicer or the Special Servicer in connection with the liquidation of the Collateral, whether through judicial foreclosure, sale or otherwise, other than amounts required to be paid to the Issuer or an Underlying Borrower pursuant to law or the terms of this Indenture, the Mortgage, the Mezzanine Loan Agreement, or the other Security Documents.

   LOAN EVENT means (i) the Issuer has not made one semi-annual payment of interest on the Notes; (ii) the Issuer has defaulted in its obligation to make the payment of principal due on the Maturity Date or to pay the Redemption Price on a Redemption Date; (iii) the Servicer has received notice that the Issuer or any Underlying Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing its inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on all or any portion of the Collateral; (v) the Issuer has expressed to the Servicer that the Issuer is unable to pay the Notes in a timely manner, or in the judgment of the Servicer (consistent with the Servicing Standards), an Event of Default (other than as set forth in the foregoing clauses) is imminent and, in either such case, the Special Servicer will be required to engage in modification negotiations or other typical special servicing activities in connection therewith; or (vi) an Event of Default of which the Servicer has notice; PROVIDED that a Loan Event will cease (a) with respect to the circumstances described in clause (i) above, when the Issuer has brought the Notes current and thereafter made the next semi-annual payment in full when due, including pursuant to a workout of the Mortgage Loan, the Mezzanine Loan and the terms of the Notes, (b) with respect to the circumstances described in clauses (iii), (iv) and (v) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such Event of Default is cured; as long as, in the case of each of clauses (a), (b) and (c) of this proviso, at that time no other circumstance exists that would constitute a Loan Event.

   MAI means a Member of the Appraisal Institute.

   MAJORITY HOLDERS, with respect to any vote, request, authorization, direction, consent or similar Act, means the Holders of more than 50% in aggregate principal amount of the Outstanding Notes, PROVIDED that if (i) the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes (regarding as not being Outstanding, for the purposes of this clause (i) only, any Notes known to a Responsible Officer of the Trustee to be owned by GGP, GGC, Gotham Partners, L.P., or any other Affiliate of the Issuer, with the exception of any such Notes that are pledged in good faith to a Person that is not the Issuer or an Affiliate of the Issuer) shall make or provide a contrary vote, request, authorization, direction, consent or similar Act, and
(ii) the Holders described in clause (i) above hold not less than 25% in aggregate principal amount of the Outstanding Notes, then such contrary Act shall be treated as the Act of the Majority Holders.

   MANAGEMENT FEE means, as to any Underlying Property acquired by the Special Servicer by foreclosure, a fee payable out of the Collateral to the Manager for managing such property while it is owned by or on behalf of the Trustee, which shall be reasonable and customary in the market in which such property is located.

   MANAGER has the meaning stated in Section 7.9(a).

   MATURITY DATE means, with respect to any Notes, the date on which the principal of such Notes shall become due and payable as herein provided, whether at the Scheduled Maturity Date, by acceleration or otherwise, but not including redemption.

   MERGER AGREEMENT means the Agreement and Plan of Merger and Contribution dated February 13, 2002, by and among FUR, First Union Management, Inc., a Delaware corporation, GGP, Gotham Golf Partners, L.P., a Delaware limited partnership, GGC, GGC sub Inc., a Delaware corporation and a wholly owned subsidiary of GGC, Florida Golf Properties, Inc., a Florida corporation and the sole general partner of GGP, and Florida Golf Associates, L.P., a Virginia limited partnership.

   MEZZANINE CASH MANAGEMENT AGREEMENT means the mezzanine cash management
agreement dated as of [          ], 2002 between Park Plaza 1, The Bank of New
York and Issuer, as the same may be amended or supplemented from time to time.

   MEZZANINE DEBT SERVICE SUB ACCOUNT has the meaning given to the term "Debt Service Sub Account" in the Mezzanine Cash Management Agreement.

   MEZZANINE DEPOSIT ACCOUNT has the meaning given to the term "Deposit Account" in the Mezzanine Cash Management Agreement.

   MEZZANINE EVENT OF DEFAULT has the meaning given to the term "Event of Default" in the Mezzanine Loan Agreement.

   MEZZANINE EXPENSES SUB ACCOUNT has the meaning given to the term "Expenses Sub Account" in the Mezzanine Cash Management Agreement.

   MEZZANINE LOAN means the indebtedness advanced to Park Plaza 1 by Issuer pursuant to the Mezzanine Loan Agreement secured by the Mezzanine Pledge Agreement and the other Mezzanine Security Documents and evidenced by the
Mezzanine Promissory Note dated as of [          ], 2002 made by Park Plaza 1
to the Issuer.

   MEZZANINE LOAN AGREEMENT means the Mezzanine Loan Agreement dated as of
[          ], 2002, by and between Park Plaza 1 and Issuer, as the same may be amended or supplemented from time to time.

   MEZZANINE NOTE means the Mezzanine Promissory Note dated as of [          ],
2002 made by Park Plaza 1 to the Issuer evidencing the Mezzanine Loan and secured by the Mezzanine Pledge Agreement.

   MEZZANINE PLEDGE AGREEMENT means the Pledge and Security Agreement dated as
of [          ], 2002 by and between Park Plaza 1 and Issuer, as the same may be amended or supplemented from time to time.

   MEZZANINE RESIDUAL SUB ACCOUNT has the meaning given to the term "Residual Sub Account" in the Mezzanine Cash Management Agreement.

   MEZZANINE SECURITY DOCUMENTS means collectively, the Mezzanine Loan Agreement, the Mezzanine Note, the Mezzanine Subordination of Management Agreement, the Mezzanine Cash Management Agreement, the Mezzanine Pledge Agreement and any and all other documents and agreements executed in connection with the Mezzanine Loan, all as the same may be modified, supplemented, consolidated, extended and reinstated from time to time.

   MEZZANINE SUBORDINATION OF MANAGEMENT AGREEMENT means the Subordination of Management Agreement and of Management Fees entered into of even date herewith by and between Issuer and Park Plaza 1 and acknowledged by the Property Manager, as the same may be amended or supplemented from time to time.

   MORTGAGE means the Leasehold Mortgage, Security Agreement and Fixture Filing
dated as of [          ], 2002, granting the Issuer a first priority mortgage
lien on the FUR's interest in the Property (as defined therein), as the same may be amended or supplemented from time to time.

   MORTGAGE DEBT SERVICE SUB ACCOUNT has the meaning given to the term "Debt Service Sub Account" in the Cash Management Account.

   MORTGAGE DEPOSIT ACCOUNT has the meaning given to the term "Deposit Account" in the Cash Management Account.

   MORTGAGE LOAN means the indebtedness evidenced by the Mortgage Promissory
Note dated as of [          ], 2002 made by FUR to Issuer and secured by the
Mortgage and the other Mortgage Security Documents.

   MORTGAGE NOTE means the Mortgage Promissory Note dated as of [          ],
2002 made by FUR to Issuer evidencing the Mortgage Loan and secured by the Mortgage.

   MORTGAGE RESIDUAL SUB ACCOUNT has the meaning given to the term "Residual Sub Account" in the Cash Management Agreement.

   MORTGAGE SECURITY DOCUMENTS means the Mortgage, the Mortgage Note, the Assignment of Leases, the Assignment of Licenses, the Subordination of Management Agreement, the Cash Management Agreement, the financing statements now or hereafter executed in connection therewith and any and all other agreements, certificates (including, without limitation, Officer's Certificates), instruments or documents executed by the Underlying Borrowers evidencing or securing the Mortgage Loan.

   MORTGAGE SUBORDINATION OF MANAGEMENT AGREEMENT means the Assignment of Management Agreement and Subordination of Management Fees entered into of even date herewith by and between Issuer, FUR and Property Manager, as the same may be amended or supplemented from time to time.

   MORTGAGE TAXES AND INSURANCE SUB ACCOUNT has the meaning given to the term "Taxes and Insurance Sub Account" in the Cash Management Account.

   NET CASH FLOW, with respect to a specified period and with respect to all or a portion of the Collateral, means, for any period, the excess, if any, of Gross Revenue for the Collateral (or relevant portion thereof) determined for such period over Operating Expenses for the Collateral (or relevant portion thereof) determined for such period.

   NET OPERATING INCOME means Gross Revenue minus Operating Expenses.

   NET LIQUIDATION PROCEEDS means the Liquidation Proceeds received with respect to the Collateral net of Liquidation Expenses incurred with respect thereto.

   NEW NOTE has the meaning stated in Section 3.9.

   NONRECOVERABLE ADVANCE means any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer or the Special Servicer, as applicable, and which, in the good faith business judgment of the Servicer or the Special Servicer, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Issuer's or Underlying Borrowers' obligations under the Security Documents. The judgment or determination by the Servicer or the Special Servicer, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced, in the case of the Servicer, by a certificate of a Servicing Officer of the Servicer delivered to the Trustee and the Issuer, and in the case of the Special Servicer, by a certificate of a Servicing Officer of the Special Servicer delivered to the Servicer, the Trustee and the Issuer, which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer or the Special Servicer, as applicable, forming the basis of such determination (including, but not limited to information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspection reports, the written responses to any Servicer or Special Servicer inquiries and third party engineering reports, environmental surveys or other third-party reports). Notwithstanding the above, the Servicer shall be entitled to rely upon any determination by the Special Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance; notwithstanding the above, the Special Servicer shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance.

   NOTE means any physical note issued hereunder, including, without limitation, any Global Notes; PROVIDED, HOWEVER, that with respect to any Global Note, the term "NOTE" also includes, when appropriate in context, any interest in any Global Note in the authorized denomination as provided herein of any Person as shown on the records of the Depositary.

   NOTE INDEBTEDNESS means the indebtedness created pursuant to this Indenture, evidenced by the Notes and secured by the Indenture Collateral.

   NOTICE OF DEFAULT has the meaning stated in Section 5.1.

   NRSRO means a nationally recognized statistical rating organization.

   OFFICER'S CERTIFICATE means a certificate signed on behalf of the Issuer by an Authorized Person.

   OPERATING EXPENSES means, for any period and all or any portion of the Collateral, all operating expenses (but not Capital Expenditures) actually incurred by or charged by or to the Issuer or Underlying Borrowers (appropriately prorated for any expenses that, although actually incurred in a particular period, also relate to other periods) with respect to the ownership, operation, leasing and management of such Collateral or the related Underlying Properties in the ordinary course of business, determined in accordance with GAAP, including any of the following, to the extent applicable: (1) personal property taxes and real estate taxes; (2) sales taxes or any tax on rents; (3) wages, salaries, payroll taxes and employee benefits; (4) costs of utility services; (5) maintenance, repair and custodial costs; (6) premiums payable for insurance carried on or with respect to such Underlying Properties; (7) office supplies, other administrative expenses and professional fees; (8) costs of advertising and marketing for such Underlying Properties; (9) costs of telephone service; (10) costs of garbage removal; and (11) any compensation, fees or reimbursements paid to a property manager.

   OPINION OF COUNSEL means, when required to be delivered by the Issuer, a written opinion of counsel selected by the Issuer, which shall be delivered at the expense of the Issuer, and when required to be delivered by any other Person, a written opinion of counsel who may be regular counsel to such Person, reasonably acceptable to the Trustee and to any other party hereto to whom such opinion is to be delivered pursuant to the terms of this Indenture.

   OUTSTANDING, when used with respect to the Notes, means, as of the date of determination, any Note theretofore authenticated and delivered under this Indenture (including, as of such date, all Notes represented by Global Notes authenticated and delivered under this Indenture), except the reduced portion or portions of any Global Note, as such reduction or reductions shall have been endorsed on such Global Note by the Trustee as provided herein and EXCEPT:

      (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full);

      (ii) Notes for the payment or redemption or repurchase of which Cash and/or Eligible Investments in the necessary amount have been deposited with the Trustee in trust for the Holders of such Notes in accordance with this Indenture (other than any such Notes that are the subject of a Redemption with respect to which the Issuer has made a designation pursuant to Section 11.7(d)); PROVIDED that if such Notes are to be redeemed or repurchased, notice of such redemption or repurchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee and the Servicer has been made; and

      (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, any Notes owned by the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, vote, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the sole satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Issuer.

   PARK PLAZA 1 means Park Plaza 1, L.L.C., a Delaware limited liability company.

   PARK PLAZA 2 means Park Plaza 2, L.L.C., a Delaware limited liability company.

   PARK PLAZA MALL means Park Plaza Mall, L.L.C., a Delaware limited liability company.

   PAYMENT ACCOUNT means the segregated trust account or accounts established by the Trustee pursuant to Section 3.5(a)(ii).

   PAYMENT DATE means the third Business Day of each July and January.

   PAYMENT DATE STATEMENT means a statement prepared by the Servicer in respect of the payments that shall be made on the next Payment Date setting forth:

      (a) the amount of any Advances made by the Servicer or the Special Servicer during the related Interest Period;

      (b) the aggregate amount of prepayments of principal on the Underlying Loans, if any, made during the related Interest Period;

      (c) any amounts received by the Issuer during the related Interest Period on account of any Exit Fee or late charges under the Mortgage Security Documents and Mezzanine Security Documents, as described in Section 3.10(c).

      (d) to the best of the Servicer's knowledge, whether any Loan Event or Event of Default has occurred during the related Interest Period;

      (e) any portion of the Collateral upon which the Special Servicer has foreclosed;

      (f) whether the Issuer, FUR, or Park Plaza 1 has declared bankruptcy, to the extent known to the Servicer;

      (g) the amount of proceeds from any liquidation or other disposition of Foreclosed Collateral, if any, received by the Special Servicer during the related Interest Period;

      (h) the aggregate amount of the Servicing Fee, Special Servicing Fee, Liquidation Fee, Work-out Fee and any other compensation paid or payable to the Servicer or Special Servicer during the related Interest Period; and

      (i) the balance in the Collection Account.

   PERMITTED EXCEPTIONS means any liens on the Underlying Collateral the existence of which is permitted by the terms of the Underlying Loan Documentation.

   PERSON means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

   PREDECESSOR NOTE of any particular Note means every previous Note evidencing all or a portion of the same indebtedness as that evidenced by such particular Note.

   PRIME RATE means the prime rate as published in the Wall Street Journal. If the Wall Street Journal has temporarily or permanently ceased publication, the Prime Rate will be the prime rate as published in an Authorized Newspaper selected by the Trustee.

   PROCEEDS shall mean Insurance Proceeds and/or Taking Proceeds, as applicable.

   PROPERTY MANAGER means each of Landau & Heyman of Arkansas, Inc., an Arkansas corporation, and Cornerstone Properties, Inc., an Indiana corporation, and their permitted successors and assigns.

   REDEMPTION ACCOUNT has the meaning stated in Section 3.5(h).

   REDEMPTION AGENT means a Person designated by the Issuer for the purpose of receiving Election Forms, making payments to the Holders pursuant to Section 11.7, and carrying out such further duties in relation to the Holders' Redemption Right as are specified in Section 11.7 or shall be agreed between it and the Issuer. The name and address of the Redemption Agent shall be printed on the Election Form.

   REDEMPTION DATE means the date fixed for such redemption by or pursuant to this Indenture in accordance with Article XI.

   REDEMPTION PRICE means the price at which such Note is to be redeemed calculated pursuant to Article XI.

   REDEMPTION RIGHT has the meaning stated in Section 11.7(a).

   REGISTER has the meaning stated in Section 3.6(a).

   REGISTRAR has the meaning stated in Section 3.6(a).

   REGISTRATION STATEMENT means any registration statement on Form S-4 filed with the Commission by the Issuer in respect of the Notes, including any exhibits thereto, any information incorporated by reference therein, and any amendments thereto.

   REGULAR RECORD DATE for a Payment Date means the day which is five (5) Business Days immediately preceding such Payment Date.

   RELEASE PROPERTY has the meaning stated in Section 4.1.

   REO PROPERTY ACCOUNT means an account held in trust of the Special Servicer, on behalf of the Trustee, for the benefit of the Holders for the deposit therein of all funds collected and received from any Foreclosed Collateral.

   RESPONSIBLE OFFICER means any officer of the Trustee or the Fiscal Agent, as the case may be, in the Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

   SCHEDULED MATURITY DATE means May 31, 2010. If the Scheduled Maturity Date shall occur on a date that is not a Business Day, the applicable Scheduled Maturity Date shall be the next succeeding Business Day and no further interest or other payment shall be due any Holder as a result of such adjustment.

   SECURITIES ACT means the Securities Act of 1933, as amended from time to time, any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder from time to time.

   SECURITY DOCUMENTS means the Indenture Security Documents, the Mortgage Security Documents and the Mezzanine Security Documents.

   SERVICER has the meaning stated in the introductory paragraph hereto.

   SERVICER DEFAULT has the meaning stated in Section 7.23.

   SERVICING FEE means an amount equal to $1,000 payable to the Servicer from the Collection Account on the first Business Day of each month.

   SERVICING OFFICER means any officer or employee of the Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Note Indebtedness and the Underlying Loans and whose name and specimen signature appear on a written list of servicing officers furnished to the Trustee on the Closing Date by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended by the Servicer or the Special Servicer, as applicable.

   SERVICING STANDARDS has the meaning stated in Section 7.1.

   SPECIAL SERVICER has the meaning stated in the introductory paragraph hereto.

   SPECIAL SERVICING FEE means an amount payable to the Special Servicer from the Collection Account on the first Business Day of each month after the occurrence of a Loan Event and while such Loan Event is continuing, equal to $4,167.

   SHAREHOLDER NOTE PURCHASE RIGHT has the meaning set forth in the Merger Agreement.

   TAKING shall mean a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency, as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Underlying Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Underlying Property or part thereof.

   TAKING PROCEEDS shall mean amounts, awards or payments payable to the Underlying Borrowers or the Issuer in respect of all or any part of the Underlying Properties in connection with the Taking thereof (after the deduction therefrom and payment to the Underlying Borrowers or the Issuer, respectively, of any and all reasonable expenses incurred by the Underlying Borrowers or the Issuer in the recovery thereof, including all attorneys' fees and expenses and the costs incurred in any litigation or arbitration with respect to such Taking).

   TAXES AND OTHER CHARGES means, collectively, Taxes and Other Charges (as each term is defined in the Mortgage).

   TERMINATION FEE means an amount payable to the Servicer prior to any discharge of this Indenture pursuant to Section 4.2 that occurs prior to the first anniversary of the Closing Date, equal to $10,000 less five-sixths of the aggregate of all Servicing Fees paid to it hereunder on or prior to such date.

   TRUST INDENTURE ACT means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

   TRUSTEE means The Bank of New York, until a successor Person or successor Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean or include each Person who is then a Trustee hereunder.

   TRUSTEE FEE means an amount payable on each Payment Date from the Payment Account equal to $4,000.

   UNDERLYING BORROWER means each of FUR and Park Plaza 1; and UNDERLYING BORROWERS means FUR and Park Plaza 1, collectively.

   UNDERLYING COLLATERAL means (i) the Mortgage Security Documents and all monies, accounts, instruments and other property pledged to the Issuer or in which a lien or security interest has been granted to the Issuer as security for the Mortgage Loan pursuant to any of the Mortgage Security Documents and
(ii) the Mezzanine Security Documents and all monies, accounts, instruments and other property pledged to the Issuer or in which a lien or security interest has been granted to the Issuer as security for the Mezzanine Loan pursuant to any of the Mezzanine Security Documents and all proceeds of the foregoing.

   UNDERLYING LOAN means each of the Mortgage Loan and the Mezzanine Loan.

   UNDERLYING LOAN DOCUMENTATION means, collectively, the Mortgage and the Mezzanine Loan Agreement.

   UNDERLYING PROPERTIES means, collectively, the Premises (as defined in the Mezzanine Loan Agreement) and the Property (as defined in the Mortgage).

   U.S. GOVERNMENT SECURITIES means securities evidencing an obligation to pay principal and interest in a full and timely manner that are (y) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (z) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States, which in either case are not callable or redeemable at the option of the issuer thereof (including a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depositary receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

   WORK-OUT FEE means, with respect to any Loan Event that is terminated following resolution of such Loan Event by a written agreement negotiated by the Special Servicer, a fee equal to 1% of any amounts paid to or for the benefit of the Holders pursuant to such agreement if and until another Loan Event occurs, provided that the aggregate of all Work-Out Fees paid hereunder shall not exceed $100,000 for each Loan Event that is terminated pursuant to a written agreement negotiated by the Special Servicer.

   SECTION 1.2  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

   In any case where several matters are required to be certified by any specified Person, it is not necessary that all such matters be certified by only one such Person, or that they be so certified by only one document, but one such Person may certify with respect to some matters and one or more other such Persons may certify with respect to other matters, and any such Persons may certify as to such matters in one or several documents.

   Any certificate of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which the certificate is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters relating to the Issuer, upon a certificate of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

   SECTION 1.3  ACTS OF HOLDERS.

   (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders
(i) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or (ii) may be embodied in and evidenced by the record of Holders voting in favor thereof in person at any meeting of Holders duly called and held in accordance with the provisions of Article XIII. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments of record are delivered to the Trustee, and, where it is expressly required by this Indenture, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agency or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture or any other Security Document and (subject to Section 6.1) conclusive in favor of the Servicer, Trustee and the Issuer if made in the manner provided in this Section 1.3. The record of any meeting of the Holders of Notes shall be proved in the manner provided in this
Section 1.3. With respect to authorization to be given or taken by the Holders of Notes, the Trustee shall be authorized to follow the written directions or the vote of the Majority Holders unless any greater or lower percentage is required or permitted by the terms hereof.

   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

   (c) The Issuer may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 3.7(a)) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

   (d) The principal amount and identification numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register for the Notes.

   (e) Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Servicer, Special Servicer, Trustee or Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

   SECTION 1.4  COMPUTATION OF PRINCIPAL AMOUNT.

   Whenever this Indenture states that any action may be taken by a specified percentage of Holders, such statement shall, unless otherwise specified, mean that such action may be taken by the Holders of such specified percentage of the aggregate principal amount of the Outstanding Notes to which such vote relates.

   SECTION 1.5  NOTICES.

   Any notice, direction, request, consent, election, waiver or demand which by any provision of this Indenture is required or permitted to be given may be served by national overnight courier service or may be given or served by facsimile only during business hours (as determined at the place of delivery) (9 a.m.-5 p.m.) of the addressee on a Business Day (with a confirmation copy sent by certified or registered mail, return receipt requested, or by national overnight courier) or by certified or registered mail, in each case return receipt requested, postage prepaid, to the address or addresses set forth below or such other address or addresses in the continental United States as such Person may designate in accordance with the provisions hereof.

   If to the Issuer, addressed to it at:

      Southwest Shopping Centers Co. II, L.L.C.
      c/o First Union Real Estate Equity and Mortgage Investments
      125 Park Avenue, 14th Floor
      New York, New York 10017
      Attention:
      Telephone:
      Facsimile:

   if to the Servicer, addressed to it at:

      Archon Group, L.P.
      600 E. Las Colinas Blvd., Suite 400
      Irving, Texas 75039
      Attention: Michael Forbes
      Telephone: (972) 368-2350
      Facsimile: (972) 368-3499

   if to the Special Servicer, addressed to it at:

      Archon Group, L.P.
      600 E. Las Colinas Blvd., Suite 400
      Irving, Texas 75039
      Attention: Michael Forbes
      Telephone: (972) 368-2350
      Facsimile: (972) 368-3499

   with a copy to the Trustee and the Servicer; and if to the Trustee, addressed to it at:

      The Bank of New York
      c/o The Bank of New York
      2 North LaSalle Street, Suite 1020
      Chicago, IL 60602
      Attention: Structured Finance Group
      Telephone: (312) 827-8500
      Facsimile: (312) 827-8562

   with a copy to the Servicer;

   SECTION 1.6  NOTICE TO HOLDERS OF NOTES.

   Where this Indenture provides for notice to the Holders of Notes from the Trustee, the Trustee, subject to reimbursement by the Issuer, shall (i) in the case of a Global Note, mail such notice by overnight mail to the Depositary and
(ii) in the case of Notes other than the Global Notes, mail such notice by first class mail, postage prepaid (except with respect to any redemption notice, which shall be sent by overnight mail) to the Holders thereof at the addresses appearing on the Register, with a copy of all such notices delivered (by mail or otherwise) to the Issuer. Any such notice so sent shall be conclusively presumed to have been received by such Holders.

   In case by reason of the suspension of regular mail service or overnight mail service, as the case may be, or by reason of any other cause it shall be impracticable to give any notice in the manner required above, then any other method of notification found satisfactory in the reasonable judgment of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to the Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Notes.

   Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   All requests, demands, authorizations, directions, notices, consents, waivers and other communications required or permitted under this Indenture shall be in writing in the English language. Notice to any Holder will be deemed to have been given on the date of such publication or mailing.

   SECTION 1.7  SUCCESSORS AND ASSIGNS.

   All covenants and agreements in this Indenture by any party shall bind such party and its successors and assigns, whether so expressed or not.

   SECTION 1.8  SEPARABILITY CLAUSE.

   In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

   SECTION 1.9  BENEFITS OF INDENTURE.

   Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

   SECTION 1.10  GOVERNING LAW.

   (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   (b) Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Collateral may be brought and enforced in any state or federal court located in the Borough of Manhattan, The City of New York, and the Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Issuer hereby waives any right to remove any such action or proceeding by reason of improper venue. As long as any of the Notes remain Outstanding, the Issuer will at all times have an authorized agent in New York City upon whom process may be served in any legal action or proceeding relating in any way to this Indenture or any Note. Service of process upon such agent and written notice of such notice mailed or delivered to the Issuer at its address set forth in Section 1.5 shall, to the fullest extent permitted by law, be deemed in every respect effective service upon the Issuer in any such legal action or proceeding. The Issuer's authorized agent for service of process shall be The Corporation Trust Company, 111 Eighth Avenue, New York, NY 10011, or such other Person as the Issuer shall identify in a notice to the Trustee and the Servicer in accordance with Section 1.5.

   SECTION 1.11  EXECUTION IN COUNTERPARTS.

   This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   SECTION 1.12  SECURITY AGREEMENT.

   This Indenture shall constitute a security agreement under the Uniform Commercial Code as in effect in the states where the Payment Account, the Collection Account, the Holdover Account and any other similar account established by the Trustee, or the Servicer or the Special Servicer in furtherance of such entity's responsibilities under this Indenture or any other Security Document are located (with respect to the liens and security interests granted in Section 3.1(c)). Upon the occurrence of any Event of Default, and in addition to any other rights available under this Indenture, the Security Documents or any other instruments included in the Indenture Collateral or the Underlying Collateral or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party under the Uniform Commercial Code to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell at public or private sale or apply, as appropriate, all monies or other property then on deposit in the Payment Account, the Collection Account, the Holdover Account, the Redemption Account, the REO Property Account and any other similar account established by the Trustee, the Servicer or the Special Servicer in furtherance of its rights or responsibilities under this Indenture or any other Security Document and any other rights and other interests assigned or pledged hereby in accordance with the terms of this Indenture. All amounts received hereunder and under the other Security Documents and any other instruments included in the Indenture Collateral or the Underlying Collateral shall be applied in accordance with the priorities established in Section 5.6.

   SECTION 1.13  THIRD-PARTY BENEFICIARY.

   This Indenture shall inure to the benefit of and be binding upon each of the parties hereto and its successors. Except as otherwise provided in this Article I, no other Person shall have any right or obligation hereunder.

   SECTION 1.14  NO LIABILITY OF EXCULPATED PERSONS.

   (a) Anything contained in this Indenture or the other Security Documents to the contrary notwithstanding, the recourse for the satisfaction of the indebtedness due under the Notes and for the payment and performance of all of the obligations and liabilities of the Issuer under the Indenture or the other Security Documents shall be limited solely to the Issuer's property and assets, including its interest in the Collateral, the Payment Account, the Holdover Account, the Collection Account, the Redemption Account, the REO Property Account, the Mortgage Deposit Account, and the Mezzanine Deposit Account and none of GGP, GGC, or any of their successors or assigns, any partner (general or limited, or a subpartner at any level), member, tenant in common, officer, director, trustee, beneficiary, shareholder, controlling Person, employee, agent, contractholder or policyholder of or with GGP, GGC, or the Issuer, or any Affiliate of any of the foregoing (collectively, "Exculpated Persons"), shall be liable in any respect for (i) the payment of the principal of or interest on the Notes, (ii) the payment of any other amount due under the Notes, this Indenture or the other Indenture Security Documents, or (iii) damages for the breach of, or any costs or expenses associated with the performance of or failure to perform, any of the covenants, obligations, representations, warranties or indemnifications contained herein or in the Notes or the other Indenture Security Documents. The Holders, by their acceptance of the Notes, and the Trustee shall agree that, in the event the Trustee pursues any remedies available to it hereunder or under the Notes or the other Security Documents, the Trustee, the Servicer, the Special Servicer and the Holders shall not have recourse to the Exculpated Persons for any deficiency, loss or claim for damages resulting therefrom, and none of the property or assets of any of the Exculpated Persons shall be subject to levy, execution, garnishment, attachment, foreclosure or other enforcement procedure for the satisfaction of the remedies of the Trustee, the Servicer and the Special Servicer and the Holders hereunder. Nothing contained herein shall (i) constitute a waiver of any indebtedness evidenced by the Notes or secured by the Mortgage, the Mezzanine Pledge Agreement or the other Security Documents, or (ii) be taken to prevent recourse to or the enforcement of remedies against any of the Collateral, in respect of any and all liabilities, obligations and undertakings contained in the Security Documents.

   Each document that is executed by any Exculpated Persons pursuant to or in connection with this Indenture and/or any other Security Documents shall either expressly incorporate, or shall be deemed to incorporate, the provisions contained in this Section 1.14.

   (b) In furtherance of the foregoing, it is expressly understood and agreed that nothing herein nor any act of the Issuer nor any document or instrument executed by the Issuer in connection herewith shall create or impose on any Exculpated Persons any personal liability, other than to the extent expressly provided with respect to the Underlying Borrowers in the Environmental Indemnity, and this Indenture is executed by the Issuer with the express understanding and agreement that nothing contained herein, in the Notes or under any of the other Indenture Security Documents (including the Notes) shall be construed as creating any liability on the part of any Exculpated Persons personally, other than to the extent expressly provided with respect to the Underlying Borrowers in the Environmental Indemnity, to pay the principal obligation or any interest that may accrue thereon or any indebtedness that may accrue hereunder or under any of the other Indenture Security Documents or to perform any covenant, either express or implied, herein contained, and that every Person now or hereafter claiming any right or security hereunder shall look solely to the Collateral, the Payment Account, the Holdover Account, the Collection Account, the Redemption Account, the REO Property Account, the Mortgage Deposit Account and the Mezzanine Deposit Account, for the payment thereof and the enforcement of any lien hereby created or the enforcement of any covenant, condition or agreement contained herein or under any of the other Indenture Security Documents.

   (c) The provisions of Section 1.14(a) and (b) hereof shall not (i) constitute a waiver, release or impairment of any obligation of the Issuer (without recourse to its partners, members or other equity investors) evidenced or secured by the Notes, this Indenture or any other Indenture Security
Document to the extent that it would impair the Trustee's (or the Servicer's or Special Servicer's on the Trustee's behalf) right or ability to declare an Event of Default or accelerate the maturity of the Notes, (ii) constitute a waiver of the Trustee's right under Section 1111(b) of the United States Bankruptcy Code to claim against the Issuer (without recourse to its partners, members or other equity investors, other than to the extent expressly provided with respect to the Underlying Borrowers in the Environmental Indemnity) the full amount of the indebtedness evidenced by the Notes or incurred pursuant to any of the other Indenture Security Documents or (iii) impair the right of the Trustee to obtain a deficiency judgment (without recourse to any partner, member or other equity investor in the Issuer, other than to the extent expressly provided with respect to the Underlying Borrowers in the Environmental

Indemnity) in any action or proceeding in order to preserve its rights and remedies against Collateral as to which a lien is granted hereunder, including, without limitation, foreclosure, nonjudicial foreclosure or the exercise of a power of sale, under the Collateral.

   SECTION 1.15  COMPLIANCE CERTIFICATES AND OPINIONS.

   Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

   Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

   SECTION 1.16  CONFLICT WITH TRUST INDENTURE ACT.

   If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                  ARTICLE II

                              FORMS OF THE NOTES

   SECTION 2.1  FORMS GENERALLY.

   (a) The Notes and the Trustee's certificate of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may be required to comply with any applicable law or with any applicable rules made pursuant thereto or with the applicable rules of any securities exchange on which any of the Notes may be listed or any depositary or any governmental agency, to conform with market practice or as may, consistent herewith, be determined by the officers executing any Notes, as evidenced by their execution of such Notes.

   (b) The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

   SECTION 2.2  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

   The Trustee's certificates of authentication for the Notes shall be in substantially the following form:

   This Note is one of the Notes referred to in the above-mentioned Indenture.


   THE BANK OF NEW YORK
   as Trustee

   By: -------------------------
          Authorized Officer

   or


   THE BANK OF NEW YORK
   as Trustee

   By: -------------------------
        as Authenticating Agent

   By: -------------------------
          Authorized Officer

   SECTION 2.3  FORM OF THE NOTES.

   The Notes are issuable initially in the form of a single Global Note in definitive, fully registered form without coupons (a "GLOBAL NOTE") in substantially the form of Exhibit A hereto, with the legend provided for in
Section 2.4. The Notes are not issuable in bearer form.

   SECTION 2.4  LEGEND.

   So long as DTC is acting as Depositary, Global Notes shall bear a legend substantially in the following form:

      UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

      THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD A MINIMUM AGGREGATE BENEFICIAL INTEREST IN SUCH GLOBAL NOTE OF AT LEAST ONE HUNDRED DOLLARS ($100).

   SECTION 2.5  GLOBAL NOTES.

   (a) (i) Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, PROVIDED, HOWEVER, that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note. Notwithstanding any other provision of this Indenture, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, unless (1) the Depositary (A) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (B) ceases to be a clearing agency registered under the Exchange Act, and in either case the Issuer fails to appoint a successor depositary (as described below) or
(2) there shall have occurred and be continuing an Event of Default with respect to the Notes. Any Global Note exchanged pursuant to clause (1) above shall be so exchanged from time to time in whole and not in part and any Global Note exchanged pursuant to clause (2) above may be exchanged from time to time in whole or in part as directed by the Depositary.

   (ii) The Issuer hereby designates DTC as the Depositary with respect to the Global Notes. If at any time DTC notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time DTC has ceased to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, the Issuer shall be entitled to appoint a successor depositary with respect to each Global Note and provide notice to the Trustee of such appointment. If (x) a successor depositary for such Global Note is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such Global Note advise DTC, with a copy to the Trustee and the Issuer, to cease acting as depositary for such Global Note or (z) the Issuer, in its sole discretion, determines at any time that all (but not less than all) Outstanding Notes issued or issuable in the form of a Global Note shall no longer be represented by such Global Note and advises the Trustee and DTC of such determination, then the Issuer shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like class, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Notes. On or after the earliest date on which such interests may be so exchanged as described above, each Global Note shall be surrendered for exchange by DTC to the Trustee; PROVIDED, HOWEVER, that such exchange is subject to the terms of Section 3.8 herein.

   (b) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee located at the Corporate Trust Office to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered or exchanged or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

   (c) Subject to the provisions in the legend required by Section 2.4 above, a registered Holder may grant proxies and otherwise authorize any Person, including any Agent Member and any Person who may hold an interest in an Agent Member, to take any action that such Holder is entitled to take under this Indenture.

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   (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.5, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form.

   (e) Neither members of, or participants in, the Depositary ("AGENT MEMBERS" and each an "AGENT MEMBER") nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on its or their behalf by the Depositary or under any such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee (including, without limitation, the Servicer) as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                                  ARTICLE III

                                   THE NOTES

   SECTION 3.1  EQUAL AND RATABLE NOTES; AMOUNT; AUTHORIZATION.

   (a) Each Note shall rank PARI PASSU with each other Note. The Notes shall be equally and ratably secured by the Indenture Collateral, PROVIDED that payment of principal and interest on the Notes shall be subject to the priorities of distributions set forth in Section 3.5(f) and Section 5.6, as applicable. The aggregate principal amount of the Notes that may be authenticated, delivered and Outstanding under this Indenture and which may be Outstanding at any time is limited to $20,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to the provisions of this Indenture or the Notes). All Notes shall be substantially identical except as to denominations and tenor and except as expressly permitted in this Indenture.

   (b) The Notes shall be known and designated as the "Secured Notes, Series 2002-SSCC due May 31, 2010." The Scheduled Maturity Date for the Notes shall be May 31, 2010.

   (c) The Issuer hereby grants, and this Indenture shall evidence, a continuing lien and security interest in the Indenture Collateral, including the Payment Account, the Collection Account, the Holdover Account, the Redemption Account, the REO Property Account, and any other similar account established by the Trustee, the Servicer or the Special Servicer in furtherance of its rights or responsibilities under this Indenture or any other Security Document to secure the full payment of the principal of and interest, and all other amounts payable, on all the Notes, which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes provided that payment of principal and interest on the Notes shall be subject to the priorities of distributions set forth in Section 3.5 and Section 5.6, as applicable. The foregoing grant shall not be in derogation or limitation of any lien or security interest granted under any Security Document to the Trustee to secure amounts payable on the Notes.

   (d) Notes may be transferred at the option of the Holder thereof to the Depositary for credit to the account of any Agent Member in accordance with this Indenture. Thereafter, the Depositary or its nominee shall be the Holder of the portion of the Global Note evidencing any Notes so transferred and the beneficial ownership thereof.

   SECTION 3.2  DENOMINATIONS.

   The Notes shall be issuable in fully registered form, without coupons, in denominations of $100 and integral multiples of $100.

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   SECTION 3.3  CONDITIONS PRECEDENT TO ISSUANCE OF NOTES.

   On the date hereof, Notes may be executed by the Issuer and authenticated and delivered by the Trustee to the specified parties upon the Issuer Request (directing the Trustee to authenticate the Notes and designating to whom the Trustee shall deliver the authenticated Notes) only if the Issuer shall have delivered the following to the Trustee (as evidenced by the Officer's Certificate referred to in (d) below and provided that the Trustee shall have no obligation to review the following and shall make no representation as to their sufficiency or effectiveness):

      (a) A copy of the certificate of formation of each of the Issuer and each Underlying Borrower, and any amendments thereto, certified, as applicable, by the appropriate government official of its jurisdiction of incorporation or organization;

      (b) A certificate of the Secretary or Assistant Secretary of the Issuer, stating that:

          (i) the copy of the applicable charter or organizational document of each of the Issuer and each Underlying Borrower provided under clause
       (a) above is true and complete;

          (ii) the attached copy of the resolutions of the governing body of FUR (A) authorizing the issuance of the Mortgage Note and the execution and delivery of the Mortgage and the other Mortgage Security Documents and (B) authorizing the officers (or classes of officers) identified therein to execute documents on such Underlying Borrower's behalf is true and complete and that such resolutions remain in full force and effect and have not been modified or amended;

          (iii) the attached copy of the resolutions of the governing body of Park Plaza 1 (A) authorizing the issuance of the Mezzanine Note and the execution and delivery of the Mezzanine Loan Agreement and the other Mezzanine Security Documents and (B) authorizing the officers (or classes of officers) identified therein to execute documents on such Underlying Borrower's behalf is true and complete and that such resolutions remain in full force and effect and have not been modified or amended; and

          (iv) the Persons who, as officers of the Issuer or any Underlying Borrower, executed this Indenture, the Notes, the Mortgage Note, the Mezzanine Note, the Mortgage, the Mezzanine Loan Agreement and each other Security Document to which the Issuer or such Underlying Borrower is a party, and any certificates or other papers delivered to the Trustee in connection with the execution and delivery of this Indenture and each other Security Document and the issuance of the Notes, the Mortgage Note and the Mezzanine Note, were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution, delivery and issuance, and that their signatures set forth on such certificate are genuine;

      (c) Executed counterparts of this Indenture, the agreement between the Trustee and the Fiscal Agent (if any) referred to in the second to last paragraph of Section 3.6(b), the Notes, the Mortgage Security Documents, the Mezzanine Security Documents and each of the other Security Documents;

      (d) An Officer's Certificate from the Issuer, dated as of the Closing Date, stating that, to the best knowledge of the signer(s) thereof, all of the conditions to the closing of the merger under the Merger Agreement have been satisfied;

      (e) Executed UCC-l financing statements with respect to the Indenture Collateral naming the Issuer as debtor and the Trustee as secured party thereunder (to be filed by or on behalf of the Issuer in the appropriate filing offices in the State of Delaware); and

      (f) Executed UCC-1 financing statements naming the Underlying Borrowers as debtor, the Issuer as secured party thereunder and the Trustee as assignee (to be filed by or on behalf of the Underlying Borrowers in the appropriate filing offices in the States of Ohio, Delaware and Indiana);

   Copies of the documents described above shall also be delivered to the Servicer.

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   SECTION 3.4  EXECUTION, AUTHENTICATION AND DELIVERY OF THE NOTES.

   Each Note shall be executed manually or in facsimile on behalf of the Issuer by any Person so authorized and listed on Exhibit C hereto to sign documents on behalf of the Issuer in connection with the performance of the Issuer's obligations under this Indenture and the other Security Documents (each, an "AUTHORIZED PERSON"), notwithstanding that such Persons, or any of them, shall have ceased, for any reason, to be so authorized prior to the authentication and delivery of such Note or was not so authorized at the date of any such Note. The Issuer shall have the right to add to or delete from the names listed on Exhibit C upon written notice to the Trustee and the Servicer signed by an Authorized Person and, in the case of additions to the list of Authorized Persons, accompanied by a specimen signature of each newly designated Authorized Person. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with any applicable rules made pursuant thereto or with the applicable rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by an Authorized Person executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as to denomination and as provided herein.

   The Trustee is hereby authorized, upon receipt of Notes duly executed on behalf of the Issuer for the purposes of the original issuance of such Notes and receipt of the other documents set forth in Section 3.3, to authenticate such Notes in an aggregate principal amount not in excess of $20,000,000 and to deliver such Notes to the Issuer or any other Person designated by the Issuer and, thereafter, to authenticate and deliver Notes in accordance with the provisions hereinafter set forth.

   The Trustee may, with the consent of the Issuer, appoint by an instrument or instruments in writing one or more Authenticating Agents (which may include the Trustee itself) for the authentication of Notes and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any Authenticating Agent acts. The Issuer (by written notice to the Trustee and the Authenticating Agent whose appointment is to be terminated) may also terminate any such appointment at any time; PROVIDED, HOWEVER, that if the Trustee is acting as the Authenticating Agent, it may be terminated as Authenticating Agent only if it is also being terminated as Trustee. The Trustee hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments; PROVIDED, HOWEVER, that the Trustee shall not be required to solicit such written acceptances from any of its Affiliates who acts in the capacity of Fiscal Agent. In its acceptance of such appointment, an Authenticating Agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Indenture. The Fiscal Agent shall also be an Authenticating Agent.

   No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.2, executed by the Trustee or an Authenticating Agent by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

   SECTION 3.5 DEPOSIT ACCOUNT, COLLECTION ACCOUNT, PAYMENT ACCOUNT, HOLDOVER ACCOUNT, REDEMPTION ACCOUNT.

   (a) On or prior to the date hereof,

      (i) the Servicer shall establish and maintain a single, segregated account (the "COLLECTION ACCOUNT"), which is required to be an Eligible Account, with a federally or state-chartered depository institution or trust company in the name of the Servicer, as Servicer for the Trustee. The Collection Account will be under the sole dominion and control of the Servicer, as Servicer for the Trustee, and neither the Issuer nor any

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

   Underlying Borrower will have the right to withdraw funds from the Collection Account. The Servicer shall give notice to the Trustee and the Issuer of any change in the location of the Collection Account; and

      (ii) the Trustee shall establish a segregated trust account (the "PAYMENT ACCOUNT"), in the Trustee's name, which shall be an Eligible Account, bearing a designation clearly indicating that such account and all funds deposited therein (including all investments of such deposited funds and all income or other gain from such investments) are held for the exclusive benefit of the Holders. The Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making withdrawals from the Payment Account in accordance with this Indenture. Funds in the Payment Account shall not be commingled with any other monies. Subject to the interests of the Trustee pursuant to this
   Section 3.5, all monies deposited from time to time in the Payment Account and all investments made with such monies, including all income or other gains from such investments, shall be held by the Trustee in the Payment Account for the benefit of the Holders as provided herein and, to the extent specified in Section 3.5(d) and Section 6.15, the Issuer.

   (b) The Issuer shall, at or before 11:00 a.m. (New York time) on the second Business Day before each Payment Date or Maturity Date, transfer the balance of funds in the Mortgage Debt Service Sub Account and the Mezzanine Debt Service Sub Account to the Servicer for credit to the Collection Account. The Issuer shall also remit, at or before 11:00 a.m. (New York time) on the second Business Day before such Payment Date or Maturity Date such additional funds as are required to ensure that the balance in the Collection Account is sufficient to pay the amount of any interest and principal due in respect of the Notes, together with all other amounts due in respect of such date pursuant to this Indenture, including Trustee Fees, Servicing Fees, Special Servicing Fees, Work-out Fees and Liquidation Fees. The Issuer shall also transfer from the Mortgage Debt Service Sub Account or the Mezzanine Debt Service Sub Account, or both, or otherwise remit to the Servicer or Special Servicer, as applicable, at or before 11:00 a.m. (New York time) on the first Business Day of each calendar month (other than a month containing a Payment Date or Maturity Date such additional amounts as are required to pay any Servicing Fee or Special Servicing Fee due on such date.

   (c) The Servicer shall remit to the Trustee for deposit in the Payment Account all funds then available in the Collection Account at or before 3:00 p.m. (New York time) on the Business Day immediately preceding each Payment Date or Maturity Date.

   (d) All interest earned on funds on deposit in the Mortgage Deposit Account or the Mezzanine Deposit Account, or any other account or sub-account required to be maintained under this Indenture, the Mortgage, the Mezzanine Loan Agreement, the Mezzanine Cash Management Agreement or the Cash Management Agreement, other than the Collection Account, the Payment Account, the Redemption Account, and the REO Property Account, shall accrue for the benefit of the Issuer. Interest on funds on deposit in the Collection Account, the Payment Account and the Redemption Account shall be paid as follows: (i) to the Servicer, one calendar day's interest on all funds deposited in the Collection Account, to the extent such interest is actually earned; (ii) to the Trustee, one Business Day's interest on all funds deposited in the Payment Account and the Redemption Account, to the extent such interest is actually earned; and
(iii) all other interest earned on funds on deposit in the Collection Account and the Payment Account shall accrue for the benefit of the Issuer. Any interest earned on funds on deposit in the REO Property Account shall accrue for the benefit of the Special Servicer.

   (e) So long as no Event of Default shall have occurred and be continuing, all of the funds on deposit in the Payment Account may be invested and reinvested by the Trustee in one or more Eligible Investments only in the event such funds are reasonably expected by the Trustee to be on deposit for a period in excess of the period from and including the Business Day prior to the Payment Date or Maturity Date, as applicable, to but excluding the related Payment Date or Maturity Date, as applicable, subject to the following requirements; PROVIDED, HOWEVER, that in no event shall amounts in the Payment Account be invested on the Business Day preceding any Payment Date or Maturity
Date:

      (i) such Eligible Investments shall not mature later than the Business Day prior to the date such amounts are required to be applied under this Indenture;

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

      (ii) securities purchased with the monies in the Payment Account shall be deemed a part of the Payment Account;

      (iii) each such Eligible Investment shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee under its complete and exclusive dominion and control (or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered);

      (iv) the Trustee shall have the sole control over such investment, the income thereon and the proceeds thereof;

      (v) other than the investments described in clause (iii) above, any certificate or other instrument evidencing such investment, if any, shall be delivered directly to the Trustee or its agent; and

      (vi) the proceeds of each investment (which shall be made as provided in Section 6.14) shall be remitted by the purchaser thereof (if not the Trustee) directly to the Trustee.

   All net income or other gain from investments of monies deposited in the Payment Account shall be credited to the Payment Account and any net loss resulting from such investments shall be charged to the Payment Account. The Trustee shall not be liable to the Holder of any Note, the Issuer or any other Person for any loss resulting from any such investment or sale in accordance with this Indenture, whether by depreciation in value or otherwise, unless such loss results from the Trustee's negligence or willful misconduct.

   (f) Except as otherwise provided in Section 5.6 hereof, on each Payment Date or Maturity Date, the Trustee shall apply all amounts on deposit in the Payment Account to pay, pursuant to Section 3.11, the following amounts in the following order of priority:

      (i) first, any Trustee Fee and, to the extent not already paid from the Collection Account, any Servicing Fees and Special Servicing Fees, shall be paid, as well as any other amounts due and payable to the Trustee pursuant to Section 6.5, the Fiscal Agent (if any), the Servicer or the Special Servicer; and, second, any unreimbursed Advance that has been determined to be a Nonrecoverable Advance made by the Servicer or the Special Servicer (and interest thereon at the Advance Interest Rate) shall be repaid;

      (ii) any additional interest payable on the Notes on account of a late payment charge on an Underlying Loan or any Exit Fee paid on the Mezzanine Loan shall be paid to the Holders pro rata until paid in full;

      (iii) any interest then due and payable on the Notes, including any interest at the Default Rate, but excluding any amounts included within clause (ii) above, shall be paid to the Holders pro rata until paid in full;

      (iv) any principal then due and payable on the Notes shall be paid to the Holders pro rata until paid in full; and

      (v) any Advances that were not repaid pursuant to clause (i) above, and any accrued but unpaid interest thereon at the Advance Interest Rate, shall be repaid, first to the Servicer, and second to the Special Servicer.

   (g) Funds in the Payment Account for payments of amounts due and payable and not claimed in accordance with this Indenture on any Outstanding Note shall be deposited by the Trustee in a segregated trust account (the "HOLDOVER ACCOUNT") in the Trustee's name with the Trustee and shall be held for the account of the Holder or Holders of such Notes pursuant to Section 6.15. Upon the written request of the Issuer, the Trustee shall invest such funds pursuant to Section 6.14, but the Trustee shall not otherwise be under any obligation to do so. Any investment income earned on amounts held in the Holdover Account shall be credited to the Holdover Account and applied pursuant to Section 6.15. The Trustee shall not be responsible for any net loss that results from such investments.

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

   (h) Any funds remaining in the Payment Account after all amounts described in Section 3.5(f) have been paid in full shall be deposited by the Trustee in a segregated account (the "REDEMPTION ACCOUNT") in the Trustee's name with the Trustee. The Issuer shall transfer to the Redemption Account at or before 11:00 a.m. (New York time) on the second Business Day before each Payment Date the balance of funds in (x) the Mortgage Residual Sub Account and (y) if a Dillard's Event or a Mezzanine Event of Default occurred during the related Interest Period and is continuing on the second Business Day before such Payment Date, the Mezzanine Residual Sub Account. In addition, in the event that the Issuer receives a repayment of principal on the Underlying Loans prior to the second Business Day before the Scheduled Maturity Date, the Issuer shall remit the amount of such repayment to the Redemption Account no later than the next Business Day following the receipt thereof. The Trustee shall invest funds in the Redemption Account pursuant to Section 6.14 and any investment income earned on such amounts shall be credited to the Redemption Account. The Trustee shall not be responsible for any net loss that results from such investments.

   SECTION 3.6  REGISTRATION; FISCAL AGENT.

   (a) GENERAL. The Issuer shall cause to be kept at the Corporate Trust Office a register (the "REGISTER"), within the meaning of Section 163(f) of the Code and any regulations thereunder, for the registration of transfer of the Notes. The Register shall be maintained by the Trustee, which is hereby appointed as the "REGISTRAR" for the purpose of registering Notes and transfers of Notes as provided herein. The name and address of the Holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Register under such reasonable regulations as the Trustee may prescribe. There shall be no more than one Holder for each Note, including all beneficial interests therein. The Registrar shall (i) at all reasonable times during office hours make the Register available to the Issuer or any Person authorized by the Issuer in writing for inspection and the making of copies thereof or extracts therefrom and (ii) mail a copy of the Register to the Issuer or any other such Person promptly after request therefor from the Issuer.

   Upon surrender for registration of transfer of any Note at the Corporate Trust Office, accompanied by a written instrument of transfer in the form approved by the Issuer and the Trustee (it being understood that, until notice to the contrary is given to Holders, the Issuer and the Trustee shall each be deemed to have approved the form of instrument of transfer, if any, printed on the Notes), executed by the registered owner, in Person or by such Holder's attorney thereunto duly authorized in writing, such Note shall be transferred upon the Register, and the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more newly registered Notes of any authorized denominations and of a like aggregate principal amount. Transfers and exchanges of Notes shall be subject to the restrictions set forth in this Section 3.6 and Section
3.8 and in the text of the Notes and such reasonable regulations as may be prescribed by the Issuer or Registrar. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

   Any Note may be exchanged for two or more Notes of any authorized denominations and of a like aggregate principal amount in accordance with the provisions of Section 3.2 hereof if the Note to be so exchanged is surrendered for cancellation at the Corporate Trust Office accompanied by the written request of the Holder thereof specifying the denominations of the new Notes to be issued in exchange therefore. New Notes, executed by the Issuer and payable to such Holder in the denominations so requested (but in denominations not less than the principal amount of $100 and in integral multiples thereof), and in an aggregate principal amount equal to the principal amount of the surrendered Notes, shall be authenticated and delivered by the Trustee to such Holder in exchange for the surrendered Note.

   (b) The Trustee may, at its discretion, appoint a Fiscal Agent (a "FISCAL AGENT") and the Trustee, Fiscal Agent, Registrar and Authenticating Agent may be the same Person. The Trustee shall promptly notify the Issuer of the name and address of any Fiscal Agent appointed by it, and will notify the Issuer of the resignation or termination of any Fiscal Agent. Subject to the provisions of this Section 3.6 and the third paragraph of Section 3.4, the Issuer may vary or terminate the appointment of any Fiscal Agent at any time and from time to time upon giving notice to such Fiscal Agent and to the Trustee. Any Fiscal Agent appointed hereunder shall be entitled to the same protections and exculpations as are available to the Trustee under Article VI hereof.

   In respect of the Notes, the Trustee (on behalf of the Issuer) shall cause notice of any resignation, termination or appointment of any Fiscal Agent or of the Trustee to be given to the Holders as provided in Section 1.6 hereof.

   The Trustee shall enter into an appropriate agency agreement with any Fiscal Agent not a party to this Indenture and shall provide a copy of any such agreement to the Issuer. The agreement shall implement the provisions of this Indenture that relate to such Fiscal Agent.

   The Issuer initially appoints the Trustee as Registrar, Fiscal Agent and Authenticating Agent. If the Trustee resigns or is removed as Trustee, hereunder, it shall resign from each of the foregoing capacities. No such resignation or removal shall preclude the Issuer from reappointing the retiring Trustee to any such capacity.

   SECTION 3.7  HOLDER LISTS.

   (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer or any other obligor upon the Notes shall furnish to the Trustee in writing at least four Business Days before each Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably request of the names and addresses of the Holders.

   (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

   (c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

   SECTION 3.8  TRANSFER AND EXCHANGE.

   (a) GENERAL. At the option of each Holder but subject to the provisions of this Section 3.8, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency of the Trustee appointed in or pursuant to Section 3.6 for such purpose. Subject to the terms of this Section 3.8, upon surrender for registration of transfer of any Note at any such office or agency of the Trustee, the Issuer shall prepare and the Issuer shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount. The Trustee will, throughout the term of this Indenture, retain in its permanent records executed originals of all retired Notes delivered to it in connection with any exchanges or replacements hereunder.

   All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

   Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar (it being understood that, until notice to the contrary is given to

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

Holders of Notes, the Issuer and the Registrar shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive
Note), duly executed by the Holder or such Holder's attorney duly authorized in writing.

   No service charge shall be made for any registration, registration of transfer or exchange of Notes, but the Issuer and the Trustee shall have the right to require payment from the Holder requesting any such registration of transfer or exchange of an amount in United States Dollars sufficient to pay or discharge any stamp duty, tax or other governmental charge or insurance charge that may be imposed in connection with such registration of transfer or exchange.

   Subject to Section 11.7(d), neither the Issuer nor the Trustee shall be required to register the transfer of, or exchange, any Note called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

   (b) REDEMPTION PERIOD.  Neither the Issuer nor the Trustee shall issue
Notes, register the transfer of Notes or exchange Notes during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending on the relevant Redemption Date if the Global Note for which exchange is requested may be among those selected for redemption.

   (c) TRANSFER OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture or the Notes, a Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; PROVIDED, HOWEVER, that this clause (c) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.

   (d) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Trustee may require payment by the applicable Holder of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

   (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

   SECTION 3.9  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

   If any mutilated Note is surrendered to the Trustee, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Note (a "NEW NOTE") of like tenor and principal amount and bearing a number not contemporaneously outstanding. Each New Note issued pursuant to this
Section in exchange for, in substitution for, or in lieu of a Predecessor Note shall be dated the date of, and be in the form of, such Predecessor Note.

   If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by each of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a New Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. In every case of mutilation or defacement, the applicant shall surrender to the Trustee the Note so mutilated or defaced. Upon the issuance of any substitute

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Note, the Issuer may require the payment by the applicant of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed or incurred in relation thereto and any other expenses connected therewith.

   Every New Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer evidencing the same debt as the Predecessor Note, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone having rights in such New Note thereunder and hereunder, and any such New Note shall be entitled to all the benefits of this Indenture and of the other Security Documents to the same extent as such Predecessor Note.

   All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or negotiable instruments without their surrender.

   SECTION 3.10  INTEREST.

   (a) Each Note shall bear interest from and including the Closing Date to but excluding the date on which the principal balance of such Note is repaid in full. Such interest shall accrue during each Interest Period and be payable by the Issuer in arrears for such Interest Period on the related Payment Date and upon the redemption (other than a Redemption pursuant to Section 11.7) or maturity thereof or, during the continuance of an Event of Default, at the time provided in Section 5.6. Interest on each Note shall cease to accrue from the Maturity Date, except to the extent that funds are not available in the Payment Account to repay such Note in full (taking into account the priority of application of funds provided herein) on the Maturity Date.

   (b) Subject to Section 3.11(d), the interest rate on the Notes shall be 11% per annum (the "BASE INTEREST RATE"). Interest on the Notes shall be computed based on the actual number of days elapsed during the relevant Interest Period and a 360-day year.

   (c) On each Payment Date, the Holders shall also be entitled to receive, as additional interest, any amounts received by the Issuer during the immediately preceding Interest Period on account of the Exit Fee or late payment charges under the Mortgage Security Documents or Mezzanine Security Documents. On the Maturity Date not falling on a Payment Date, the Holders shall be entitled to receive, as additional interest, any amounts received by the Issuer since the end of the most recently completed Interest Period on account of the Exit Fee or late payment charges under the Mortgage Security Documents or Mezzanine Security Documents.

   SECTION 3.11  PAYMENT OF PRINCIPAL AND INTEREST.

   (a) The Issuer hereby authorizes and directs the Trustee to make or cause to be made payment, from funds available in the Payment Account and any other funds made available to the Trustee for such purpose, of the principal of and any interest on the Notes as set forth in this Indenture.

   (b) Any interest payable on a Payment Date shall be paid to the Person who was the Holder thereof at the close of business on the Regular Record Date for such Payment Date; PROVIDED, HOWEVER, that interest payable on the Maturity Date of the Notes shall be payable to the Person to whom principal shall be payable. Payments of principal of the Notes shall be payable on the Maturity Date against surrender thereof at the Corporate Trust Office, at such other office as the Issuer may have designated for this purpose pursuant to Section 10.2, or at the offices of the Fiscal Agent, if any.

   (c) So long as the Notes are held through the Depositary's book-entry system, payments of interest and principal on the Notes will be made, subject to applicable laws and regulations, by wire transfer from the Trustee

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

to the Depositary and will be forwarded to beneficial owners in accordance with the payment procedures of the Depositary and the Agent Members thereof. If any
Note is not held through the Depositary, payments of principal with respect to the Notes shall be made on the Maturity Date upon surrender of such Notes and payments of any interest on such Notes shall be made on the applicable Payment Date, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the Person entitled thereto at such Person's address appearing on the Register, or, in the case of payments of principal on the Maturity Date, to such other address as the Holder shall provide in writing at the time of such surrender (or, in the case of a Holder that provides the Trustee with wire instructions and complies with any other reasonable requirements of the Trustee or Fiscal Agent, if any, by wire transfer to such account as such Holder shall designate by written instruction received by the Trustee or Fiscal Agent not less than five (5) Business Days prior to the Regular Record Date).

   (d) If any Note is not paid in full on or before the Maturity Date, the unpaid principal and accrued interest and other amounts then due shall bear interest at a rate per annum ("DEFAULT RATE") equal to the lesser of (i) four percent (4.0%) in excess of the Base Interest Rate, or (ii) the maximum rate of interest, if any, which may be charged or collected from Issuer under applicable law.

   In the event that any payment due on a Payment Date has not been provided for in full (including by deposit in the Collection Account) by the Issuer on or before the second Business Day prior to the date that such payment is due (as such due date may be extended by the applicable grace period, if any), interest at the Default Rate shall accrue on the unpaid amount and on the principal balance of the Outstanding Notes until the earlier of the Maturity Date and the date when full payment is received.

   (e) At the Maturity Date of the Notes, the Trustee shall pay the principal amount of each Note, and any unpaid interest thereon in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Trustee of such Note but shall initiate such payment no later than 3:00 p.m. (New York time) on the day of such presentation, PROVIDED that such presentation has been made no later than 11:00 a.m. (New York time). If presentation is made after 11:00 a.m. (New York time) on any day, such presentation shall be deemed to have been made not later than 11:00 a.m. (New York time) on the immediately succeeding Business Day.

   (f) In the event that a Note is not presented for payment by 11:00 a.m. (New York time) on the Maturity Date, the Trustee shall transfer any principal thereof and interest thereon to the Holdover Account. If the Holder of such Note shall present such Note to the Trustee within two (2) years after the Maturity Date, the Trustee shall pay such Note from funds in the Holdover Account. In no event (other than following a default by the Issuer) shall such Note earn interest after the Maturity Date. If such Note is not presented for payment within two (2) years after the Maturity Date, the Trustee shall not honor a demand for payment of such Note and the Trustee shall act in accordance with Section 6.15 in respect of the unclaimed funds in the Holdover Account in respect of such Note.

   (g) If at 4:00 p.m. (New York time) of any day beginning on the Maturity Date, any funds remaining in the Payment Account after (i) the payment of each Note which is presented by 11:00 a.m. (New York time) for payment on such date and (ii) the transfer of funds to the Holdover Account pursuant to Section 3.11(f) for each Note which is not presented for payment on such date (or is presented after 11:00 a.m. (New York time) on such date), then such remaining funds shall be transferred by the Trustee to the Issuer in accordance with written wire transfer instructions given by the Issuer to the Trustee.

   SECTION 3.12  INTEREST ON NEW NOTES.

   Interest shall be deemed to have been paid on each New Note issued pursuant to Section 3.9 hereof in exchange for, in substitution for, or in lieu of a Predecessor Note to the date to which interest was paid on such Predecessor Note.

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   SECTION 3.13  CANCELLATION.

   (a) All Notes surrendered for redemption (other than a Redemption with respect to which the Issuer has made a designation pursuant to Section 11.7(d)), payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee.

   (b) No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.13, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be retained by the Trustee in accordance with Section 3.8(a).

   SECTION 3.14  FISCAL AGENT TO HOLD MONEY IN TRUST.

   The Trustee shall require the Fiscal Agent, if any, to agree in writing that the Fiscal Agent will hold in trust for the benefit of Holders and the Trustee all money held by the Fiscal Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any Event of Default by the Issuer or any other obligor upon the Notes in making any such payment or in depositing the funds to make such payment with the Fiscal Agent. While any such Event of Default continues, the Trustee may require a Fiscal Agent to pay all money and other property, if any, held by it to the Trustee.

                                  ARTICLE IV

                      RELEASE OF COLLATERAL; SATISFACTION
                          AND DISCHARGE OF INDENTURE

   SECTION 4.1  RELEASE.

   Upon the release of any portion of the Underlying Collateral from the lien of the Mortgage Security Documents or the Mezzanine Security Documents or of any portion of the Indenture Collateral from the lien and security interest of this Indenture or any other Security Document in accordance with the relevant provisions hereof and thereof, the Trustee and the Servicer (if applicable) shall execute such instruments as may be reasonably requested and presented by the Issuer to effect and/or acknowledge such release which shall be at the expense of the Issuer. The above-referenced instruments may include, at the Issuer's election, (i) one or more amendments and/or restatements of the Mortgage, Mezzanine Loan Agreement, the Assignment of Leases and/or any other Security Document (in each case, without any representation or warranty by or recourse to the Trustee or the Servicer) as may be appropriate to separate the liens created thereby against the portion of the Underlying Collateral or the Indenture Collateral to be released (as used herein, the "RELEASE PROPERTY") from the liens encumbering the remaining portion of such collateral and, thereafter, one or more assignments of the resulting Security Documents relating to the Release Property to any designee or nominee of the Issuer and the Underlying Borrowers and (ii) such uniform commercial code financing statements, each in customary form and as may be mutually agreed upon by the Issuer and the Trustee; PROVIDED, HOWEVER, that neither the Trustee nor the Servicer shall be required to take any action or execute any instruments pursuant to the foregoing unless such entity is satisfied, in its reasonable judgment, that such action or instrument will not compromise in any way the validity or enforceability of the lien of any Security Document with respect to the remaining portion of the Collateral that is not Release Property. The Trustee shall be entitled to receive and rely on an Opinion of Counsel to such effect. Concurrently with any release transaction contemplated hereby or by the Mortgage or Mezzanine Loan Agreement, the Trustee and Servicer shall return to the Issuer the duplicate originals of any amendment or restatement of any collateral agreement to which it is a party which relates solely to the Release Property and in which the Trustee or Servicer, as applicable, will no longer have any interest after such release.

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

   SECTION 4.2  SATISFACTION AND DISCHARGE OF INDENTURE.

   This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein expressly provided for and except in the case of clause (a)(ii) below, for the rights of the Holders of Notes hereunder to receive payment of the principal of and interest on the Notes, and any other rights of the Holders of Notes hereunder with respect to amounts deposited with the Trustee), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of the Collateral to the Issuer, when

      (a) either

          (i) all Notes theretofore authenticated and delivered (other than (x) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.9 and (y) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.15) have been delivered to the Trustee for cancellation; or

          (ii) all such Notes not theretofore delivered to the Trustee for cancellation

             (1) have become due and payable, or

             (2) will become due and payable at their Maturity Date within one
          (1) year, or

             (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in the case of (1), (2) or (3) above, the Issuer has deposited or caused to be deposited with or delivered to the Trustee as trust funds in trust for these purposes Cash and Eligible Investments with Collateral Value sufficient, without consideration of any reinvestment of interest therefrom, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Maturity Date or Redemption Date, as the case may be; PROVIDED, HOWEVER, that, in the case of (2) or (3) above with respect to Notes that are not yet due and payable, the Issuer shall direct by Issuer Order how any Cash received pursuant to this Section 4.2 will be invested and no satisfaction and discharge will be permitted unless the Issuer delivers to the Trustee an Opinion of Counsel addressed to the Issuer and the Trustee from counsel experienced in federal income tax matters to the effect that, based on such stipulations of the Issuer, any action taken pursuant to this
       Section 4.2 will not be treated as an exchange pursuant to Section 1001 of the Code; PROVIDED, FURTHER, HOWEVER, that such Opinion of Counsel shall not be required if both the satisfaction and discharge of this Indenture, on the one hand, and the Maturity Date or Redemption Date of the Notes, on the other hand, will occur in the same calendar year;

      (b) the Issuer has paid or caused to be paid all other sums payable hereunder and under the other Security Documents by the Issuer to the Trustee, the Servicer (including any Termination Fee), the Special Servicer, and each of the Holders; and

      (c) the Issuer has delivered to the Trustee an Officer's Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

   Notwithstanding the foregoing, but subject to the provisions of Section 1.12 and Section 1.14 hereof, the Issuer's obligations under this Indenture and in respect of the Notes shall survive the discharge of this Indenture if and to the extent that any payment of any amount paid by the Issuer to the Trustee or any Holder is avoided as a preferential transfer or otherwise rescinded or required to be restored under applicable law. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer, the Servicer, the Special Servicer or the Holders, as applicable, to satisfy indemnification obligations under any provision of this Indenture, and the obligation of the Trustee to the Holders of Notes under Section 6.15 hereof shall survive.


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

   SECTION 4.3  APPLICATION OF TRUST MONEY.

   Subject to Section 4.5, the Trustee shall hold in trust Cash or Eligible Investments deposited with it pursuant to Section 4.2 of this Indenture, as the case may be, and shall apply the deposited Cash and the money from Eligible Investments in accordance with this Indenture to the payment to Persons entitled thereto, of principal of and interest on the Notes.

   SECTION 4.4  REPAYMENT TO ISSUER.

   Subject to the other provisions of this Indenture and any other applicable Security Documents, the Trustee shall promptly pay to the Issuer upon written request any excess money held by it in the Payment Account or any other account established by the Trustee in furtherance of its rights or obligations under this Indenture of any other Security Document (exclusive of money to be held by the Trustee pursuant to Section 6.15) at any time and thereupon shall be relieved from all liability with respect to such money.

   SECTION 4.5  REINSTATEMENT.

   If the Trustee is unable to apply any Cash or Eligible Investments in accordance with Section 4.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.2 until such time as the Trustee has received the final order or decree of such court or governmental authority permitting it to apply all such Cash or Eligible Investments in accordance with
Section 4.2, as applicable; PROVIDED that, if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of Notes to receive such payment from the Cash or Eligible Investment held by the Trustee.

   SECTION 4.6  TRUST INDENTURE ACT.

   To the extent applicable, the Issuer shall comply with Trust Indenture Act
Section 314(d) relating to the release of property from the lien of this Indenture.

                                   ARTICLE V

                                   REMEDIES

   SECTION 5.1  EVENTS OF DEFAULT.

   "EVENT OF DEFAULT", wherever used herein with respect to Notes, means the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) a default in the regularly scheduled payment of interest required to be paid to the Trustee (or the Servicer on behalf of the Trustee) for the benefit of the Holders by the Issuer on the second Business Day immediately preceding any Payment Date prior to the Maturity Date; or

      (b) a default in the payment of the principal of or interest on any Note at the Maturity Date or in the payment of the Redemption Price at a Redemption Date; or

      (c) a default in the performance of any material covenant, or breach of any material representation or warranty, of the Issuer in this Indenture or in any certificate delivered pursuant to this Indenture (other than any default in the payment of interest or other amounts due to the Servicer or the Trustee for the benefit of

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

   the Holders, or in the performance of any other material covenant, representation or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Issuer by the Trustee (or the Servicer on the Trustee's behalf) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" under this Indenture; provided that in the case of any such failure that is susceptible of cure but that cannot with diligence be cured within such thirty (30) day period, if the Issuer shall have promptly commenced to cure the same within such thirty (30) day period (as shall be evidenced by an Officer's Certificate of the Issuer delivered to the Trustee and the Servicer) and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof, although such extended period shall not exceed 180 days; or

      (d) the entry by a court having jurisdiction over the Issuer of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law or (B) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Issuer under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order remains unstayed and in effect for a period of 60 days; or

      (e) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy or similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Issuer in furtherance of any such action; or

      (f) the occurrence and continuance, beyond any applicable grace period, of an "Event of Default" under the Mortgage, the Mezzanine Loan Agreement or any other Security Document.

   SECTION 5.2  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

   If an Event of Default occurs and is continuing, then in every such case the Special Servicer may, to the extent consistent with the Servicing Standards and, at the direction of the Majority Holders, shall, by a notice in writing to the Issuer and the Trustee, declare the sum of (i) the principal amount of all Outstanding Notes and, to the extent permitted under the Underlying Loan Documentation, the Underlying Loans and (ii) any other amounts, including but not limited to, accrued interest payable to the Holders under the Notes, to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amounts shall become immediately due and payable.

   At any time after such declaration of acceleration of the Notes or the Underlying Loans has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or the Servicer as hereinafter provided in this Article, and subject to the Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standards, the Majority Holders by written notice to the Issuer, the Trustee, the Servicer and the Special Servicer, may rescind and annul such declaration and its consequences if:

   (a) the Issuer has paid or caused to be deposited with the Trustee (or the Servicer or Special Servicer on the Trustee's behalf) a sum sufficient to pay:

          (i) all interest due and payable on all Outstanding Notes,

          (ii) all other amounts due thereon at the rate or rates or in the amount prescribed therefor in such Notes,

          (iii) all sums Advanced (with interest thereon at the Advance Interest Rate) or paid by the Trustee, the Fiscal Agent (if any), the Special Servicer or the Servicer hereunder and the reasonable compensation, expenses and disbursements of the Trustee, the Fiscal Agent, Special Servicer and the Servicer and its agents and counsel, and

          (iv) any other amounts then due and payable under the Indenture or any Indenture Security Document (other than principal that became due solely as a consequence of such acceleration); and

   (b) all Events of Default, other than the non-payment of the principal of the Outstanding Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 and all "Events of Default" under the Mortgage and the Mezzanine Loan Agreement, other than the non-payment of the principal of the Mortgage Loan or Mezzanine Loan, as applicable, which has become due solely by a declaration of acceleration, have been cured or waived as provided in Section 5.13. No such rescission shall affect any subsequent default or impair any right consequent thereon.

   If the Issuer fails to make a payment when due, and then delivers to the Trustee funds sufficient to make all payments current, absent acceleration, and the Servicer or the Special Servicer on behalf of the Holders agrees in writing to accept such payment and to rescind the declaration of an Event of Default or acceleration, or the Majority Holders, prior to an acceleration, agree to rescind the declaration of an Event of Default, in either case, the Holders shall also be deemed to waive the right to claim that the failure to make the payment when due was an Event of Default and is continuing.

   SECTION 5.3  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
SERVICER.

   If the Issuer fails to pay all amounts due upon an acceleration under
Section 5.2 forthwith upon demand, the Special Servicer (on behalf of the Trustee) may (subject to the rights of the Majority Holders set forth in
Section 5.12(a) and in accordance with the Servicing Standards) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may take any action or remedy available under the Uniform Commercial Code and, subject to the provisions of this Agreement, may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral and pursuant to the Security Documents, wherever situated, or may institute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law, and may take such actions through a mortgage trustee if necessary or advisable under applicable law.

   If an Event of Default with respect to the Notes occurs and is continuing, subject to the provisions of this Agreement, the Special Servicer (subject to the rights of the Majority Holders set forth in Section 5.12(a)) may in its discretion (or, if any outstanding Advance is a Nonrecoverable Advance, shall) proceed to protect and enforce its rights, the rights of the Trustee and the rights of the Holders of Notes by such appropriate judicial proceedings as the Special Servicer shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

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   SECTION 5.4  SPECIAL SERVICER MAY FILE PROOFS OF CLAIM.

   In the case of pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, rehabilitation, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, or the property of the Issuer or its creditors, the Special Servicer or the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Special Servicer shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, to the extent not prohibited by applicable law, by intervention in such proceeding or otherwise to,

      (i) file and prove a claim for the whole amount of the principal of and any interest on the Notes owing and unpaid and all other sums owing and unpaid under the Notes, the Mortgage, the Mezzanine Loan Agreement, this Indenture, or any other Security Document, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Special Servicer, the Servicer and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Special Servicer, Servicer or the Trustee and their respective agents and counsel), except as a result of its or their negligence or bad faith, and of the Holders allowed in such judicial proceeding, and

      (ii) collect and receive any monies, notes or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Special Servicer or the Trustee and, in the event that the Special Servicer, or the Trustee, as applicable, shall consent to the making of such payments directly to the Holders, to pay to the Special Servicer, on behalf of the Trustee, any amount due it or the Trustee for the reasonable compensation, expenses, Advances (with interest thereon at the Advance Interest Rate) and disbursements of the Servicer, the Special Servicer or the Trustee, their respective agents and counsel, and any other amounts due the Trustee hereunder.

   Nothing contained in this Article V shall be interpreted as limiting the right or responsibility of the Servicer and Special Servicer to take any actions on behalf of the Trustee in furtherance or fulfillment of the Servicer's or Special Servicer's responsibility to service the Note Indebtedness and the Underlying Loans as set out in Article VII. In addition, nothing herein contained shall be deemed to limit each Holder's right to file and prove its claim with respect to Notes held by it and to collect and receive any award in any such proceeding, or to authorize the Servicer and Special Servicer to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Servicer and Special Servicer to vote in respect of the claim of any Holder in any such proceeding.

   SECTION 5.5  SERVICER MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

   All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Servicer or Special Servicer on behalf of the Trustee (or the Trustee at the direction of the Servicer or Special Servicer if the nature of such action so requires), without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Servicer or Special Servicer on behalf of the Trustee (or the Trustee at the direction of the Servicer or Special Servicer if the nature of such action so requires) shall be brought in the Trustee's name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Servicer or Special Servicer (and the Trustee, if applicable), its agents and counsel, be for the ratable benefit of the Holders of Notes, if any, in respect of which such judgment has been recovered.

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   SECTION 5.6  APPLICATION OF MONEY COLLECTED.

   Upon the occurrence and during the continuance of an Event of Default, money collected by the Servicer, the Special Servicer or the Trustee hereunder (including, without limitation, all money remitted by the Servicer or the Special Servicer to the Trustee for deposit into the Payment Account pursuant to Section 7.6 hereof) shall be applied in the following order, at the date or dates fixed by the Trustee (it being the intent that payments of accrued interest, if funds are available therefor, shall occur not later than each Payment Date) and, in case of the distribution of such money on account of the principal of or interest on, the Notes, upon presentation of the Notes (to the extent not held in global form), and the notation thereon of the payment if only partially paid and upon surrender thereof:

      (i) first, to the payment of any Trustee Fee, Servicing Fees, Special Servicing Fees, as well as any other amounts due and payable to the Trustee, the Servicer or the Special Servicer and, second, to the repayment of any unreimbursed Advance that has been determined to be a Nonrecoverable Advance made by the Servicer or the Special Servicer (and interest thereon at the Advance Interest Rate);

      (ii) to the payment to the Holders, pro rata until paid in full, of any additional interest accrued to the Holders and then due and payable on the Notes on account of a late payment charge on an Underlying Loan or any Exit Fee;

      (iii) to the payment to the Holders, pro rata until paid in full, any interest then due and payable on the Notes, including any interest at the Default Rate but excluding any amounts included within clause (ii) above;

      (iv) to the payment to the Holders, pro rata until paid in full, any principal then due and payable on the Notes;

      (v) to the repayment, first to the Servicer, and second to the Special Servicer, of any Advances that were not repaid pursuant to clause (i) above, and any accrued but unpaid interest thereon at the Advance Interest Rate; and

      (vi) to the payment of the remainder, if any, to the Trustee for deposit in the Redemption Account.

   For purposes of Section 10.5 and clauses (iii) through (vi) of this Section 5.6, amounts withheld on account of taxes from money collected by the Trustee, the Servicer or the Special Servicer as a result of the identity, the jurisdiction of organization, residence or citizenship or any other characteristic of a Holder or beneficial owner of any Note shall be treated as having been distributed by the Trustee to such Holder or to the Holder through which such beneficial owner holds such Note, or to any successor to any such Holder.

   Payment on the Outstanding Notes shall be on a pro rata basis and shall be based, with respect to interest, on the relative proportions of the accrued interest on any Note to the aggregate amount of accrued interest on all Outstanding Notes and, with respect to principal, on the relative proportions of the unpaid principal amount of any Outstanding Notes to the aggregate unpaid principal amount of all Outstanding Notes and, with respect to any other amounts, on the relative proportions of such amounts due and payable on any Note to the aggregate amount of such amounts due and payable on all Outstanding Notes.

   SECTION 5.7  LIMITATION ON SUITS.

   No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, any Note or any other Security Document, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

      (a) such Holder has previously given written notice to the Trustee, the Servicer or Special Servicer of a continuing Event of Default;

      (b) the Majority Holders have made written request to the Special Servicer to institute proceedings in respect of such Event of Default in the name of the Trustee as Trustee; PROVIDED, HOWEVER, that the Special Servicer shall not be required to institute such proceedings at the direction of such Holders that would cause it to violate the Servicing Standards;

      (c) such Holder or Holders have offered to the Servicer and Special Servicer reasonable indemnity or security against any potential losses, expenses and liabilities to be incurred in connection with such request;

      (d) the Special Servicer for sixty (60) days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding;

      (e) no direction inconsistent with such written request has been given to the Special Servicer during such sixty (60) day period by the Majority Holders; and

      (f) an Event of Default shall have occurred and be continuing;

it being understood and intended that, except to the extent provided in Section 5.12(a), no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. The Holders may exercise their rights under this Section 5.7 independently without being subject to Section 1.3.

   SECTION 5.8  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND
INTEREST.

   Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note at the Scheduled Maturity Date expressed in such Note (or in the case of a redemption, to receive payment of the Redemption Price for such Note, on the Redemption Date) and such rights shall not be impaired without the consent of such Holder.

   SECTION 5.9  RESTORATION OF RIGHTS AND REMEDIES.

   If the Special Servicer, the Servicer (or the Trustee at the request of the Special Servicer) or, subject to Section 5.7, any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or under any other Security Document and such proceeding has been discontinued, waived, rescinded, or abandoned for any reason, or has been determined adversely to the Trustee, the Special Servicer, the Servicer or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, the Special Servicer, the Servicer and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Holders, the Special Servicer, the Servicer and the Issuer shall continue as though no such proceeding had been instituted.

   SECTION 5.10  RIGHTS AND REMEDIES CUMULATIVE.

   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.10, no right or remedy herein conferred upon or reserved to the Trustee, the Servicer, the Special Servicer or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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   SECTION 5.11  DELAY OR OMISSION NOT WAIVER.

   No delay or omission of the Trustee, the Servicer, the Special Servicer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by any of the Security Documents or by law to the Trustee, the Servicer, the Special Servicer or to the Holders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Trustee, the Servicer, the Special Servicer or by the Holders entitled to exercise such remedies, as the case may be.

   SECTION 5.12  CONTROL BY HOLDERS.

   (a) Subject to matters described herein which require the consent of 100% of the Holders of Notes, prior to the Scheduled Maturity Date, during the continuance of an Event of Default, the Majority Holders will have the right to direct the time, place and method of conducting any proceeding for any remedy available to the Special Servicer; PROVIDED, HOWEVER, that any such direction shall not conflict with applicable law or the Security Documents or cause the Special Servicer to violate the Servicing Standards. Following an Event of Default which has occurred and is continuing prior to the Maturity Date, the Special Servicer shall prepare a plan of action with respect to such Event of Default and shall give notice thereof to the Trustee, which will forward copies of such plan and of any material change therein (other than a material change at the written direction of the Majority Holders as contemplated below) through to each Holder of Notes. Unless within 10 days after such notice is given the Majority Holders have objected thereto in writing, the Special Servicer shall follow its original or modified, as the case may be, planned course of action. If the Majority Holders have objected in writing within such 10-day period, such Holders shall have an additional 10 days to provide the Special Servicer with an alternative plan of action. In the event that within such second 10-day period the Majority Holders have provided the Special Servicer with such alternative plan of action, the Special Servicer shall follow such alternative plan of action, unless the Special Servicer has determined that such alternative plan of action conflicts with applicable law or the Security Documents or is contrary to the Servicing Standards, in which case the Special Servicer will follow its original planned course of action. If no such alternative plan is provided in such second 10-day period, the Special Servicer shall proceed with its original plan of action. In addition, notwithstanding the foregoing, the Special Servicer may take action prior to the lapse of either such 10-day period if it determines, in accordance with the Servicing Standards, that such action is required by the Servicing Standards in order to avoid a material adverse effect on the Holders or is in the nature of an emergency, and shall have no liability to the Issuer, any Underlying Borrower, any party or any Holder for taking any such action that meets the foregoing standards. In addition, the Special Servicer will have no liability and shall be held harmless by the Holders for any action taken pursuant to a planned course of action directed by the Majority Holders which is in contradiction to the Special Servicer's original plan of action, provided such action is in accordance with the Servicing Standards. Notwithstanding any other provision of this Indenture to the contrary, any rights of less than 100% of the Holders hereunder to consent to or direct any action or inaction shall be subject to the rights of the Majority Holders and the Special Servicer pursuant to this
Section 5.12(a).

   (b) Notwithstanding anything herein to the contrary, if in connection with any Event of Default the Special Servicer has recommended the commencement of foreclosure or any proceedings or actions which relate to the realization against any Collateral, or the Special Servicer has recommended the sale or liquidation of any Foreclosed Collateral, and, in either case, the requisite Holders have disapproved or have not approved such action pursuant to this Indenture, the Special Servicer shall nevertheless be required to commence such foreclosure proceedings or actions and sell or liquidate such property, as the case may be, in accordance with the Servicing Standards, upon but only upon a determination by the Servicer, the Special Servicer or the Trustee that any previously made and unreimbursed Advances with interest thereon constitute Nonrecoverable Advances.

   (c) The Majority Holders will have the right to terminate and replace the Special Servicer.

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   SECTION 5.13  WAIVER OF PAST DEFAULTS.

   Subject to the Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standards and subject to Section 5.12(b), the Majority Holders may on behalf of the Holders of all the Notes waive any past Event of Default hereunder and its consequences, except:

      (a) an Event of Default Pursuant to Section 5.1(a), (b) or (f) hereof, or
   Section 4.1 of the Mortgage Note or, then a waiver will require the consent of 100% of the Holders in aggregate principal amount of the Outstanding Notes directly affected;

      (b) an Event of Default in respect of a covenant or provision hereof or under the Mortgage or Mezzanine Loan Agreement that under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby;

      (c) a default depriving the Trustee of a lien on any part of the Collateral;

      (d) a default depriving the Trustee, the Fiscal Agent (if any), the Servicer or the Special Servicer of any fees, reimbursement or indemnification to which it is entitled, for which a waiver will require the consent of the Trustee, the Fiscal Agent (if any), the Servicer or the Special Servicer, as applicable, which consent may be withheld in the sole discretion of the Trustee, the Fiscal Agent (if any), the Servicer or the Special Servicer, as applicable; or

      (e) an Event of Default that is an Event of Default occurring on the Scheduled Maturity Date.

   Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

   SECTION 5.14  UNDERTAKING FOR COSTS.

   All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any other Security Document, or in any suit against the Trustee or the Servicer or Special Servicer for any action taken, suffered or omitted by the Trustee or the Servicer or Special Servicer, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, or to any suit instituted by the Trustee, or to any suit instituted by the Servicer or Special Servicer, or to any suit instituted by any Holder, or group of Holders, holding in the aggregate at least 25% in aggregate principal amount of Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date).

                                  ARTICLE VI

                                  THE TRUSTEE

   SECTION 6.1  CERTAIN DUTIES AND RESPONSIBILITIES.

   (a) The duties, responsibilities and liabilities of the Trustee in respect of the Security Documents and the other duties and liabilities of the Trustee under this Indenture shall be as follows:

      (i) The Trustee (and the Servicer or Special Servicer on its behalf) shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture or any other Security

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

   Document that it may deem advisable in order to enforce the provisions hereof or thereof or to take any action with respect to a default or an Event of Default hereunder or thereunder, of which a Responsible Officer shall have actual knowledge or with respect to which notice was given to the Trustee in accordance with this Indenture, or to institute, appear in or defend any suit or other proceeding with respect hereto or thereto, or to protect the interests of the Holders of Notes; PROVIDED, HOWEVER, that notwithstanding the foregoing or any other provisions of this Indenture to the contrary, the Note Indebtedness and the Underlying Loans shall be serviced by the Servicer or the Special Servicer and the powers vested in the Servicer and Special Servicer hereunder shall not be exercised by the Trustee except as expressly set forth herein. Neither the Trustee nor any of its directors, officers, shareholders, agents or employees (each, a "TRUSTEE INDEMNIFIED PARTY" and, collectively, the "TRUSTEE INDEMNIFIED PARTIES") shall be answerable to or accountable for, except for its or their own bad faith, willful misconduct or negligence, and the Issuer agrees to indemnify and save harmless the Trustee Indemnified Parties from, any costs, expenses, liabilities and damages that any of them may incur or sustain, in good faith and without willful misconduct or negligence, in the exercise and performance of the Trustee's powers and duties hereunder, including the cost and expense of defending themselves against any claim or liability in connection with the exercise or performance thereof; PROVIDED, HOWEVER, that if it is found that any such claim or liability has resulted from the bad faith, willful misconduct or negligence of any Trustee Indemnified Party in the performance of its duties hereunder, such Trustee Indemnified Party shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to that portion of its acts or omissions that is the subject of such finding. If any Trustee Indemnified Party is entitled to receive indemnification hereunder with respect to any such action or proceeding brought by a third party, the Issuer shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Trustee Indemnified Party who shall not, except with the consent of such Trustee Indemnified Party, be counsel to the Issuer or any Affiliate thereof. Upon assumption by the Issuer of the defense of any such action or proceeding, such Trustee Indemnified Party shall have the right to participate in such action or proceeding and to retain its own separate counsel, but the Issuer shall not be liable for any legal fees or expenses of such a separate counsel subsequently incurred by such Trustee Indemnified Party in connection with the defense thereof unless (i) the Issuer has agreed to pay such fees and expenses or (ii) counsel provided by the Issuer pursuant to the foregoing is counsel to the Issuer and such Trustee Indemnified Party shall have been advised by such counsel that representation of such Trustee Indemnified Party by such counsel provided by the Issuer pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Issuer and such Trustee Indemnified Party, including situations in which there are one or more legal defenses available to such Trustee Indemnified Party that are different from or additional to those available to the Issuer; PROVIDED, HOWEVER, that the Issuer shall not, in connection with any such action or proceeding, or separate but substantially similar action or proceeding arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time, in addition to any local counsel, for any such Trustee Indemnified Party. The Issuer shall not consent to the terms of any compromise or settlement of any action defended by the Issuer in accordance with the foregoing without the prior consent of the Trustee Indemnified Party. The Issuer shall not be required to indemnify any Trustee Indemnified Party for any amount paid or payable by such Trustee Indemnified Party in settlement of any action, proceeding or investigation without the prior written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by any Trustee Indemnified Party of notice of its involvement (or the involvement of any of its affiliates or such affiliate's directors, officers, shareholders, agents or employees) in any action, proceeding or investigation, such Trustee Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Issuer hereunder, notify the Issuer in writing of such involvement, but the failure of such Trustee Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right, except to the extent, if any, that the Issuer is prejudiced by the failure of the Trustee Indemnified Party to promptly give such notice. The Issuer's indemnification obligations under this Section 6.1(a)(i) shall survive payment of the Notes and any resignation, removal or replacement of the Trustee. The indemnification provided herein is limited in each case to actual damages and does not extend to consequential damages.

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

      The Trustee shall have no obligation to take any action to protect, preserve or enforce any rights or interests in the Security Documents or towards the execution or enforcement of the trusts hereby or thereby created which, in its opinion, shall be likely to involve expense or liability to the Trustee, unless the Trustee shall have received an agreement satisfactory to the Trustee in its sole discretion to indemnify it against such liability and expense. The Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other Security Document or in any other instruments to be performed or observed by the Issuer or any other party to any Security Document (including, without limitation, the necessity or desirability under any applicable state law to re-record, re-register or re-file any Security Document). In accepting the trusts hereunder and under the Security Documents, the Trustee is acting solely as Trustee hereunder and not in its individual capacity and all Persons, other than the Issuer and the Holders, having any claim against the Trustee arising by reason hereof shall look only to the Collateral for payment or satisfaction thereof except as provided herein.

      (ii) The Trustee shall incur no liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts, the Trustee may exercise any of the powers hereof directly or through its agents or attorneys and may, at the expense of the Issuer, consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the reasonable expenses thereof shall be paid by the Issuer, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

      (iii) The Trustee shall have no duty to make, arrange or ensure the completion of any recording, filing or registration of this Indenture, any Security Document, any instrument of further assurance, any instrument constituting part of the Underlying Collateral, or any amendments or supplements to any of said instruments and the Trustee shall have no duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith (and the Trustee may act with respect to the Security Documents and pay out deposited monies without regard thereto), or to give any notice thereof, or to make, arrange or ensure the completion of the payment of or be under any duty in respect of any tax, assessment or other governmental charge that may be levied or assessed on the Underlying Collateral, the Underlying Properties or any part thereof or against the Issuer. Notwithstanding the foregoing, the Trustee agrees that it will notify the Issuer in writing of any filings, fees, taxes or other payments required in connection with the satisfaction of the Issuer's obligations hereunder and under the other Security Documents known to any Responsible Officer of the Trustee assigned to its Corporate Trust Office and actively involved in the administration of this Indenture.

      (iv) Whenever, in administering the trust, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on the part of the Trustee, request and rely upon (unless other evidence in respect thereof be specifically prescribed herein or in any Security Document) an Officer's Certificate of the Issuer, and such Officer's Certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof, but in its discretion the Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable.

      (v) Whenever, in administering the trust, the Trustee shall be permitted whether pursuant to the terms of this Indenture or any other Security Document, to determine to grant or withhold its consent to or waiver or approval of any matter described herein or therein or to take or omit to take any action or course of conduct permitted or required hereunder or thereunder, the Trustee shall be fully protected in making such determination based solely upon the written direction of the Servicer, Special Servicer or, absent such direction, (a) on the basis of the related submission required by this Indenture or by such other Security Document, as the case may be, or (b) if a standard for such determination is specified herein or therein, on the basis of its determination in good faith as to whether or not such standard has been satisfied, or (c) if no such standard is specified, on the basis of its determination in good faith as to (x) with respect to any act, omission or course of conduct, whether such act, omission or course of conduct is reasonable (which determination may be made solely on the basis of advice from professionals selected by the Trustee with reasonable care) and (y) with respect to the selection of any professional, whether the party proposing the engagement of such professional is motivated primarily by interests contrary to those of the Holders in making such proposal, PROVIDED, in each case, that the Trustee grants or withholds its consent or approval or takes any other action on a timely basis. The Trustee shall not be required to seek the individual consents or approvals of the Holders with respect to any such consent or approval unless the same shall be explicitly required by the terms of this Indenture or such other Security Document, as the case may be. Without limiting the generality of the foregoing, in the event the approval of the Trustee is requested by the Servicer or Special Servicer with respect to a settlement of an insurance claim pursuant to the Mortgage or the Mezzanine Loan Agreement, the Trustee shall be fully protected in granting such approval based on directions from the Servicer or Special Servicer and the Servicer or Special Servicer shall be protected in providing such direction if the Servicer or Special Servicer has selected and retained, in accordance with the Servicing Standards, a qualified independent insurance adjuster who has advised the Servicer or Special Servicer that the proposed settlement is reasonable, and the Trustee determines in good faith, solely on the basis of such advice, that such settlement is reasonable. Notwithstanding anything to the contrary herein or in any of the other Security Documents, neither the Trustee (at the request of the Servicer or Special Servicer) nor the Servicer or Special Servicer on its behalf shall consent to the transfer of the Underlying Collateral or any beneficial interest therein, any modification or waiver of the other Security Documents or the terms of this Indenture (other than modifications or waivers that may be made unilaterally (within the meaning of Prop. Treas. Reg. (S) 1.1001-3, or any successor provision) as provided herein or in the other Security Documents), any release of any property pledged pursuant to this Indenture or the other Security Documents, or any release of the Issuer from its obligations hereunder or under the other Security Documents (other than any actions expressly contemplated by this Indenture or the other Security Documents in connection with payments on the Notes (including any redemptions) or otherwise), unless the Issuer has obtained and delivered to the Trustee, the Servicer and the Special Servicer an Opinion of Counsel from counsel experienced in federal income tax matters that such consent or modification, or waiver, as the case may be, will not be treated as an exchange of any Note for a newly issued obligation pursuant to Section 1001 of the Code.

      (vi) The Trustee shall have no obligation to see to the payment or discharge of any liens (other than the liens of the Security Documents, and then only to the extent therein provided), or to see to the application of any payment of the principal of or interest on the Notes or the Underlying Loans secured by any such lien or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any borrower, lender, trustor, beneficiary or other Person for the delivery or transfer of any such property.

      (vii) The Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited monies that shall be released or withdrawn in accordance with the provisions hereof or of any other Security Document or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Trustee shall have no liability for the acts of other parties hereto that are not in accordance with the provisions hereof.

      (viii) The Trustee shall not be charged with knowledge of any Event of Default hereunder or under any other Security Document (except default in the payment of monies to the Trustee that the Issuer is required to pay or cause to be paid to the Trustee on or before a specified date and except default in the delivery of any certificate, opinion or other document expressly required to be delivered to the Trustee by any provision hereof or any Security Document) or any condition which after notice and/or the passage of time would constitute an Event of Default or any other fact, circumstance or event the occurrence of which would require the Trustee to give any notice or otherwise take any action (any such Event of Default, condition, circumstance or other event, an "EVENT"), unless either (i) a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge of such Event or (ii) written notice in the manner provided in this Indenture of such Event shall have been given to and received by the Trustee, by the Issuer, the Servicer, the Special Servicer or any Holder or Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.

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      (ix) The Trustee shall not be responsible for any act or omission of the
   Servicer or Special Servicer.

   (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (or with respect to which notice was given to the Trustee in accordance with this Indenture) with respect to the Notes, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

   (c) In the absence of actual knowledge of a Responsible Officer to the contrary or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

   (d) In case an Event of Default known to a Responsible Officer of the Trustee (or with respect to which notice was given to the Trustee in accordance with this Indenture) with respect to the Notes has occurred and is continuing, the Trustee shall exercise (subject, in all cases, to the rights and powers vested in the Servicer and Special Servicer pursuant to this Indenture), with respect to the Notes, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

   (e) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

      (i) this Subsection (e) shall not be construed to limit the effect of Subsection (a) or (b) of this Section;

      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith and without negligence in accordance with the terms of this Indenture and the direction of the Majority Holders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes or the Security Documents.

   SECTION 6.2  MONEY HELD IN TRUST.

   Accounts established by the Trustee hereunder shall be subject to regulations regarding fiduciary funds on deposit substantially similar to those described in 12 C.F.R. (S) 9.10(b). Money held by the Trustee hereunder shall be held in trust for the purposes for which it was paid, and shall be segregated from any other monies held by the Trustee, and may be deposited by the Trustee, under such general conditions as may be prescribed by law, in the trust department of the Trustee. All such moneys shall be held in Eligible Accounts. The Trustee shall be under no liability for interest on any money received by it hereunder except as provided in this Indenture, the Cash Management Agreement, the Mezzanine Cash Management Agreement or as otherwise agreed with the Issuer. Within a reasonable time after the end of each calendar year or portion thereof during the term of the Notes, the Trustee shall cause the depository for any accounts referred to in this Article to deliver to the Issuer, the Servicer and the Trustee and, upon request, to the Holder of any Note a statement of any amounts received or disbursed by the Trustee in respect of the Collateral during such calendar year or portion thereof.

   SECTION 6.3  NOTICE OF DEFAULTS.

   The Trustee shall give the Holders, the Servicer, the Special Servicer and the Issuer notice of any default hereunder as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any

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default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

   SECTION 6.4  CERTAIN RIGHTS OF TRUSTEE.

   Subject to the provisions of Section 6.1:

      (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request or direction of the Issuer referred to herein shall be sufficiently evidenced by the Issuer Request or the Issuer Order;

      (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

      (d) the Trustee may consult with counsel and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (e) the Trustee shall be under no obligation to expend its own funds or to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

      (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney (any such examination to be made upon reasonable advance notice and at reasonable times, except that if an Event of Default has occurred and is continuing such examination shall be permitted at such times, with or without notice, as the Trustee may select in its sole discretion);

      (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

      (h) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

      (i) all rights and protections afforded to the Trustee in accordance with this Indenture shall apply to the Trustee when it is acting as the Fiscal Agent, the Registrar or in any other capacity in accordance with this Indenture.

   SECTION 6.5  COMPENSATION AND REIMBURSEMENT.

   The Issuer agrees:

      (a) to pay to the Trustee the Trustee Fee and such other amounts due from time to time pursuant to this Indenture;

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      (b) except as otherwise expressly provided herein, to reimburse the
   Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in carrying out its duties and responsibilities under this Indenture or under the other Security Documents, including, without limitation, the reasonable compensation, expenses and disbursements of its agents and counsel, any amounts required to be expended by the Trustee in compliance with Article XII hereof, and any expenses incurred in connection with the transfer or reassignment by the Trustee to a successor trustee of any Security Document pursuant to Section 6.11, except any such expense, disbursement or advance as may be attributable to the Trustee's negligence, willful misconduct or bad faith;

      (c) that the Trustee Indemnified Parties shall not be answerable to or accountable for, except in the case of their own bad faith, willful misconduct or negligence, and, the Issuer agrees to indemnify, consistent with the provisions set forth in Section 6.1(a)(i) hereof, each of the Trustee Indemnified Parties for, and to hold them harmless against, any loss, liability, damage or expense that it may incur or sustain without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the exercise and performance of the Trustee's powers and duties hereunder and the acceptance or administration of the trust or trusts hereunder, under the Mortgage, Mezzanine Loan Agreement or under any other instrument included in the Collateral, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The indemnification obligation of the Issuer under this Section 6.5(c) shall survive payment of the Notes and any resignation, removal or replacement of the Trustee; and

      (d) the expenses and the compensation for the services rendered by the Trustee or the Servicer after an Event of Default as specified in Section 5.1(d) or Section 5.1(e) hereof in connection herewith are intended to constitute expenses of administration under any bankruptcy proceeding.

   SECTION 6.6  CONFIDENTIALITY.

   Unless an Event of Default has occurred and is continuing, the Holders of Notes (each in their individual capacities only) shall not have any right to obtain any information relating to the Underlying Collateral or the Underlying Properties, including information regarding lease rents, any rent rolls or copies of any leases, except as expressly provided for herein. Each of the Trustee, the Special Servicer, and the Servicer agree to keep confidential, and to cause their respective directors, officers, employees, agents, attorneys, accountants, financial advisors and other representatives to keep confidential, all leases, lease abstracts, rent rolls, financial statements, appraisals and other financial information, including information relating to lease terms and identities of tenants, furnished to, or obtained by, the Trustee, the Special Servicer or the Servicer hereunder (the "CONFIDENTIAL INFORMATION") and to use reasonable efforts, if such material is not marked "Proprietary" or "Confidential", and to use special efforts, if such material is so marked, to not, without the prior written consent of the Issuer, disclose such Confidential Information in whole or in part in any manner whatsoever; PROVIDED, HOWEVER, that the Trustee shall be permitted to fulfill its responsibilities under Section 6.17 hereof and the Trustee, the Special Servicer, the Servicer, and their representatives shall be permitted to disclose Confidential Information if (i) required by law (or regulations thereunder) or (ii) such disclosure is necessary for either the Trustee, the Special Servicer or the Servicer to perform its duties hereunder or (iii) an Event of Default shall have occurred and be continuing and such disclosure is made in connection with the enforcement of the provisions of the Notes, this Indenture or any other Security Document or (iv) such disclosure is appropriate in working with its regulators (or those of its corporate parent), to such regulators. This Section shall not apply to any provisions of the Confidential Information that are or become generally available to the public or to information in or incorporated by reference in any Registration Statement.

   SECTION 6.7  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

   There shall at all times be a Trustee hereunder which shall be a trust company, a national banking association or a banking corporation, in each case organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust

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powers (i) having a long-term unsecured debt rating not less than AA (or its equivalent) (without regard to any '+' or '-' or numerical designation) by at least one NRSRO (unless a Fiscal Agent has been appointed hereunder which has such rating) and (ii) a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and in the last paragraph of Section 3.6.

   SECTION 6.8  REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.

   The Trustee hereby represents and warrants to the other parties hereto that, as of the Closing Date:

      (a) the Trustee has been duly organized and is validly existing under the laws of the State of New York and is qualified under the laws of the jurisdictions in which the Collateral and the Underlying Properties are located to the extent necessary to perform its obligations in accordance with the terms of this Indenture except to the extent that the laws of any state in which the Indenture Collateral is located may require the appointment of a co-trustee for the enforcement of its rights with respect to the Indenture Collateral;

      (b) the execution and delivery of this Indenture and the other Security Documents to which it is a party by the Trustee have been duly authorized by all necessary corporate action on the part of the Trustee; the Trustee is duly authorized under applicable law, its articles of incorporation and its by-laws to authenticate the Notes, to accept the delivery of the Collateral and to perform its obligations under this Indenture andeach of the other Security Documents to which it is a party, and all corporate action necessary or required therefor has been duly and effectively taken or obtained; none of the execution, delivery and performance of this Indenture, or the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under (i) the terms of any agreement or instrument to which the Trustee is a party or by which it is bound; (ii) the certificate of incorporation or by-laws of the Trustee; or (iii) to the Trustee's knowledge, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties; neither the Trustee nor any of its Affiliates is a party to, bound by, or in breach of or in violation of any material indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the knowledge of the Trustee may in the future materially and adversely affect (x) the ability of the Trustee to perform its obligations under this Indenture or (y) the business, operations, financial condition, properties or assets of the Trustee;

      (c) the execution and delivery by the Trustee of this Indenture and the consummation of the transactions contemplated hereby (with the benefit of the provisions hereof) do not require any consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body, except such as has been obtained and is in full force and effect;

      (d) this Indenture has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Trustee enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights and remedies of creditors generally and (ii) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

      (e) there are no actions, suits or proceedings pending or, to the Trustee's knowledge, threatened against the Trustee, before or by any court, administrative agency, arbitrator or governmental body (i) with

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   respect to any of the transactions contemplated by this Indenture or (ii)
   with respect to any other matter which could, if determined adversely to the Trustee, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Indenture; and

      (f) the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trustee or its properties or might have consequences that would materially and adversely affect its performance hereunder.

   Within thirty (30) days of the earlier of discovery by the Trustee or receipt of notice by the Trustee of the breach of any representation or warranty of the Trustee set forth in this Section 6.8, the Trustee shall cure such breach in all material respects.

   SECTION 6.9  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

   Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be otherwise qualified and eligible under this Article, and shall be deemed to have assumed all of the liabilities and obligations of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto (other than such Person). In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or succession to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

   SECTION 6.10  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

   (a) The Trustee may resign at any time by giving written notice thereof to the Servicer, the Special Servicer and the Issuer. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

   (b) If the instrument of acceptance by a successor Trustee required by
Section 6.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of a notice of resignation as contemplated in clause (a) above, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   (c) The Trustee may be removed at any time with respect to the Notes by the Majority Holders and notice of such action by such Holders shall be delivered to the Trustee, the Issuer, the Servicer and the Special Servicer.

   (d) If at any time:

      (i) the Trustee shall fail to comply with Section 6.6 or shall fail to comply with Section 6.12 after written request for compliance by the Issuer or any Holder who has been a bona fide Holder for at least six (6) months, or

      (ii) the Trustee shall cease to be eligible under Section 6.7, or the representations in Section 6.8 shall prove to be untrue, and the Trustee shall fail to resign after written request therefor by the Issuer or any such Holder referred to in clause (i) above, or

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      (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer, the Servicer or Majority Holders may remove the Trustee with respect to the Notes, or (ii) subject to Section 5.14, any Holder of a Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes and the appointment of a successor Trustee or Trustees.

   (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuer shall promptly appoint a successor Trustee or Trustees satisfying the requirements of Section 6.7 with respect to the Notes and shall comply with the applicable requirements of Section 6.11. If, within fifteen (15) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall not have been appointed by the Issuer or, if appointed, shall not have accepted such appointment in accordance with the applicable requirements of Section 6.11, then a successor Trustee shall be appointed by the Servicer or the Act of the Majority Holders delivered to the Issuer and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes. Upon such resignation, removal, incapacity or other vacancy, the Trustee shall forward all documents relating to the Notes to the successor Trustee at the address provided by the Issuer.

   If, within sixty (60) days after such resignation, removal or incapability, or the occurrence of such vacancy, no successor Trustee shall have been so appointed and accepted appointment in the manner required by Section 6.11, any bona fide Holder may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

   (f) The Issuer or the Servicer, as applicable, shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by giving notice of such event to each of the Holders, the Servicer and the Special Servicer in accordance with Sections 1.5 and 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

   (g) The resignation or removal of the Trustee shall automatically result in the removal of the Fiscal Agent from its obligations hereunder as of such date of registration or removal.

   SECTION 6.11  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

   In case of the appointment hereunder of a successor Trustee, the successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Servicer, the Special Servicer and the retiring Trustee an instrument accepting such appointment and assuming the responsibilities of the Trustee hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, shall take such action as may be necessary to provide for the appropriate interest in the Collateral to be vested in such successor Trustee, and shall execute and deliver any amendments to the Security Documents necessary in connection therewith, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing (which responsibility shall be borne by the successor Trustee). In the event that the retiring Trustee is removed without cause, any costs of transfer shall be paid by the party removing the retiring Trustee. The retiring Trustee shall pay any costs of transfer to a successor Trustee in the event the retiring Trustee is removed for cause.

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   Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

   SECTION 6.12  CONFLICTING INTERESTS.

   If the Trustee has or shall acquire any conflicting interest (as defined in Section 310 of the Trust Indenture Act), such Trustee shall, within ninety (90) days after ascertaining that it has such conflicting interest and if the default (as defined in Section 310 of such statute) has not been cured or duly waived or otherwise eliminated before the end of such ninety-day period, either eliminate such conflicting interest or resign, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment, and the Issuer shall take prompt steps to have a successor appointed in the manner provided in Section 6.10 hereof.

   SECTION 6.13  SELF DEALING.

   The Trustee may purchase Eligible Investments through the Trustee, in its individual capacity, and through its Affiliates, and such Persons may retain any charges or commissions customarily imposed for such purchases.

   SECTION 6.14  INVESTMENTS.

   The Trustee shall invest any amounts held in the Payment Account (to the extent required pursuant to Section 3.5) and any other account maintained by the Trustee pursuant to this Indenture, pending their application to the purposes herein provided, in one or more of the following investments (the "ELIGIBLE INVESTMENTS"):

      (i) obligations of the U.S. Treasury (all direct or fully guaranteed obligations), PROVIDED, HOWEVER, that (A) the investments described in this clause must have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity; and

      (ii) units of taxable money market funds which invest solely in obligations described in clause (i) above;

PROVIDED, HOWEVER, that (1) no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security is derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, and (2) no investment described herein may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to maturity.

   SECTION 6.15  UNCLAIMED FUNDS.

   At the expiration of two (2) years following the Maturity Date of the Notes issued hereunder, any monies deposited in the Holdover Account for such Notes then remaining on deposit and unclaimed by the lawful owner thereof shall be paid to the Issuer (or in accordance with any written directions previously given to the Trustee by the Issuer) and the Person entitled to receive such monies thereafter shall look only to the Issuer for payment thereof as an unsecured general creditor (without regard to any limitation on recourse contained herein or in the Notes or any other Security Document), and all liability of the Trustee with respect to such trust money shall

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thereupon cease; PROVIDED that the Trustee, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published at least once but not more than three times in any Authorized Newspaper (if the Notes were, as of the Trustee's receipt of such payment, listed on a securities exchange or an over-the-counter market) and in a newspaper in the English language customarily published on each Business Day and of general circulation, in New York, New York, a notice to the effect that said monies remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than thirty (30) days after the date of first publication of said notice, any unclaimed balance of said monies then remaining in the hands of the Trustee will be paid to the Issuer upon its written directions. Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this paragraph.

   SECTION 6.16  ILLEGAL ACTS.

   No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Trustee.

   SECTION 6.17  COMMUNICATIONS TO BE SENT TO THE ISSUER.

   The Trustee shall:

      (a) send to the Issuer, within five (5) days after the date on which any installment of interest or principal on the Notes becomes due and payable hereunder and is not paid, a written demand for payment thereof;

      (b) send to the Issuer, within five (5) days after any amount other than principal or interest becomes due and payable hereunder as notified by the Servicer or Special Servicer and is not paid, a written demand for payment of such amount;

      (c) send to the Issuer, within five (5) Business Days after a Responsible Officer of the Trustee acquires actual knowledge that any mechanic's or other lien (other than Permitted Exceptions) shall have been filed against the (Underlying Collateral, the Underlying Properties) or any part thereof, a written demand that the Issuer cause the Underlying Borrowers to bond or otherwise satisfy such lien unless the Servicer shall have already delivered such notice and demand to the Issuer; and

      (d) send to the Issuer, within seven (7) Business Days after a Responsible Officer of the Trustee acquires actual knowledge of (A) any failure of the Issuer or an Underlying Borrower to perform or comply with any of the terms of this Indenture, the Mortgage, the Mezzanine Loan Agreement, or any other Security Document, or (B) any breach, in any material respect, of a representation or warranty made by the Issuer or an Underlying Borrower in this Indenture, the Mezzanine Loan Agreement or the Mortgage, respectively, written notice of such default, failure or breach and demand for cure in accordance with the Indenture.

   SECTION 6.18  REPORTS BY TRUSTEE.

   (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

   (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange or over-the-counter market upon which the Securities are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee when the Notes are listed on any stock exchange or over-the-counter market.

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   SECTION 6.19  SEPARATE TRUSTEES AND CO-TRUSTEES.

   (a) If at any time the Trustee reasonably shall deem it necessary for the purpose of meeting any legal requirements applicable to it in the performance of its duties hereunder (including any legal requirements of any jurisdiction in which any of the Collateral is located), the Trustee shall have the power to, and shall, execute and deliver any and all instruments necessary to appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Trustee, of any of the Collateral, to the extent applicable, subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture and the other Security Documents as shall be specified in the instrument appointing such Person but without thereby releasing the Trustee from any of its duties hereunder. If the Trustee shall request the Issuer so to do, the Issuer shall join with the Trustee in the execution of such instrument, but the Trustee shall have the power to make such appointment without making such request and without obtaining the Issuer's execution of such instrument. All fees and expenses of any separate trustee or co-trustee shall be paid by the Issuer.

   (b) Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

      (i) the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee; PROVIDED, HOWEVER, that in the event of a conflict between the instructions or directions of the Trustee and any separate or co-trustee, the directions of the Trustee shall govern;

      (ii) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the custody of all cash and other securities to be deposited with or otherwise held by the Trustee hereunder shall be exercised solely by the Trustee;

      (iii) the Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein; and

      (iv) the co-trustee shall resign immediately upon the resignation or removal of the Trustee and the acceptance of appointment of a successor Trustee hereunder.

   (c) Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, jointly with the Trustee and the Trustee shall take such action as may be necessary to provide for the appropriate interest in the Collateral to be vested in such separate trustee or co-trustee, the execution and delivery of any amendments to the Security Documents necessary in connection therewith, and the recording of such documents and instruments as may be necessary to give effect to the foregoing. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Trustee, his agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by him, for and on behalf of him and in his name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture. The appointment of a co-trustee shall in no way release the Trustee from any of its duties or responsibilities hereunder.

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   (d) Any notice, request or other writing, by or on behalf of any Holder, delivered to the Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

   SECTION 6.20  WITHHOLDING AND INFORMATION REPORTING.

   The Trustee agrees with the Issuer that the Trustee will comply with all applicable United States federal income tax withholding and any IRS Form 1099 interest reporting requirement.

   SECTION 6.21  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

   If and when the Trustee shall be or become a creditor of the Issuer, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer.

                                  ARTICLE VII

                       THE SERVICER AND SPECIAL SERVICER

   SECTION 7.1 SERVICER TO ACT AS SERVICER; SPECIAL SERVICER TO ACT AS SPECIAL SERVICER.

   Each of the Servicer and the Special Servicer, is an independent contract servicer and shall service and administer the Note Indebtedness and the Underlying Loans solely on behalf of, and in the best interests of (as determined by the Servicer or Special Servicer in its reasonable judgment) and for the benefit of the Holders in accordance with applicable law the terms of this Indenture and the other Security Documents and the following Standards (the "SERVICING STANDARDS"):

      (i) (A) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer services and administers similar mortgage and mezzanine loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage and mezzanine lenders servicing their own mortgage and mezzanine loans and to the maximization of the net present value of the Note Indebtedness and the Underlying Loans or
   (B) with the care, skill, prudence and diligence the Servicer or Special Servicer uses for mortgage and mezzanine loans which it owns and which are substantially the same as the Note Indebtedness and the Underlying Loans, giving due consideration to the maximization of the net present value of the
   Note Indebtedness and the Underlying Loans, whichever of the standards in this clause (i) is higher;

      (ii) with a view to the timely collection of all scheduled payments of principal of and interest on the Note Indebtedness and the Underlying Loans or, if an Event of Default shall occur and be continuing and if, in the good faith and reasonable judgment of the Servicer or Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Note Indebtedness and the Underlying Loans to the Holders on a net present value basis; and

      (iii) without regard to (A) any relationship that the Servicer or Special Servicer or any affiliate thereof may have with the Issuer or any Affiliate thereof; (B) the ownership of any Note by the Servicer or Special Servicer or their affiliates; (C) the right of the Servicer or Special Servicer to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Indenture or with respect to any particular transaction; or (D) the Servicer's or Special Servicer's ownership, servicing or management for others of any other mortgage and mezzanine loans or mortgaged property.

   Subject to the above-described Servicing Standards and the terms of this Indenture and of the other Security Documents, the Servicer and Special Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer and Special Servicer shall service and administer the Note Indebtedness and the Underlying Loans in accordance with applicable state and federal law. At the written request of the Servicer or Special Servicer,

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accompanied by the form of powers or other documents being requested and a certificate that such power of attorney or document is necessary or appropriate to enable the Servicer or Special Servicer to carry out its servicing and administrative duties hereunder, the Trustee shall furnish to the Servicer or Special Servicer, as applicable, any powers of attorney and other documents and the Trustee shall not be held responsible for any acts by the Servicer or Special Servicer in its uses of any such powers of attorney or other documents. Notwithstanding anything contained herein to the contrary, neither the Servicer, the Special Servicer nor the Issuer shall, without the Trustee's written consent, (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating Servicer's or Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. Where the terms of the Mortgage, the Mezzanine Loan Agreement or any other Security Document provide that the consent or approval of the Issuer is required, then (unless otherwise provided therein) such consent or approval shall be granted or withheld by the Servicer or Special Servicer, as applicable on behalf of the Issuer in accordance with the Servicing Standards.

   SECTION 7.2  SUB-SERVICING AGREEMENTS.

   Each of the Servicer or Special Servicer, at its own expense without a right of reimbursement from the Issuer under this Indenture, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Note Indebtedness and the Underlying Loans, PROVIDED that,

      (i) the Issuer shall have consented in writing to the appointment of such sub-servicer (which consent shall not be unreasonably withheld), unless (x) such sub-servicer is a wholly owned subsidiary of the Servicer or Special Servicer, as applicable, or (y) the Servicer or Special Servicer, as applicable, has determined, in good faith, that the appointment of such sub-servicer is necessary for the purpose of meeting any legal requirements applicable to it in the performance of its duties hereunder (including any legal requirements of any jurisdiction in which any of the Collateral is located),

      (ii) any such sub-servicing agreement (x) will be upon such terms and conditions as are not inconsistent with this Indenture and as the Servicer or Special Servicer, as applicable and the sub-servicer have agreed, and (y) shall provide that in the event the Servicer or Special Servicer, as applicable, has been removed as the Servicer or Special Servicer, as applicable hereunder, the Trustee or any successor Servicer or Special Servicer, as applicable, appointed pursuant hereto shall have the right to terminate such sub-servicing agreement without cost or penalty on not more than five days' written notice to the sub-servicer, and

      (iii) no sub-servicer retained by the Servicer or Special Servicer shall grant any modification, waiver, or amendment to the Security Documents without the written approval of the Servicer or Special Servicer, as applicable.

   References in this Indenture to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer or Special Servicer in servicing the Note Indebtedness and the Underlying Loan Documentation include actions taken or to be taken by a sub-servicer on behalf of the Servicer or Special Servicer, as applicable. Each sub-servicer shall be

      (A) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and

      (B) qualified to service mortgage and mezzanine loans comparable to the
   Note Indebtedness and the Underlying Loans.

   For purposes of this Indenture, the Servicer or Special Servicer shall be deemed to have received any amount when the sub-servicer receives such amount and actions taken by the sub-servicer shall be deemed to be actions of the Servicer or Special Servicer, as applicable. The Servicer or Special Servicer, as applicable, shall

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notify the Trustee and the Issuer in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee and the Issuer with a copy of the sub-servicing agreement. Each of the Servicer and the Special Servicer is permitted to utilize agents and attorneys as is consistent with the Servicing Standards in performing certain of its obligations under this Indenture and the other Security Documents, each of which will be an expense reimbursable pursuant to Section 7.11(a). Obligations of the Servicer or Special Servicer which are an expense of the Issuer pursuant to the preceding sentence include, but are not limited to, enforcement of the Mortgage and the Mezzanine Loan Agreement and administration of releases, assumptions, modifications, substitutions, bankruptcy claims and similar matters.

   Notwithstanding any sub-servicing agreement the use of other agents and attorneys, any of the provisions of this Indenture relating to agreements or arrangements between the Servicer or Special Servicer, as applicable and a sub-servicer or reference to actions taken through a sub-servicer other agents or attorneys or otherwise, the Servicer or Special Servicer, as applicable shall remain obligated and liable to the Trustee and the Holders for the servicing and administering of the Note Indebtedness and the Underlying Loans in accordance with the provisions of Section 7.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement or arrangements or by virtue of indemnification from a sub-servicer and to the same extent and under the same terms and conditions as if the Servicer or Special Servicer alone were servicing and administering the Note Indebtedness and the Underlying Loans.

   SECTION 7.3  CERTAIN DUTIES AND RESPONSIBILITIES.

   (a) Until the principal and interest on each Note is paid in full, the Servicer (the Special Servicer during the occurrence and continuance of a Loan Event) shall proceed diligently to collect all payments called for under the terms and provisions of the Security Documents and this Indenture, and in doing so the Servicer (the Special Servicer during the occurrence and continuance of a Loan Event) shall follow such collection procedures as are in accordance with the Servicing Standards. The foregoing responsibilities shall include, without limitation, making, at the expense of the Issuer, timely filings of any Uniform Commercial Code continuation statements and any refilings of any Security Document as necessary to preserve the liens created thereby to the extent not so done by the Issuer or the Underlying Borrowers as provided herein or in the other Security Documents. The Servicer and Special Servicer each agree that it will notify the Issuer and the Trustee (with a copy to the Servicer in the case of the Special Servicer) in writing of any filings, fees, taxes or other similar payments required in connection with the satisfaction of the obligations of the Issuer or the Underlying Borrowers under this Indenture and the other Security Documents known to any officer or employee of the Servicer or Special Servicer actively involved in the administration of the Note Indebtedness or the Underlying Loans.

   (b) The Servicer (the Special Servicer during the occurrence and continuance of a Loan Event) shall also give such directions, make such determinations and take such other actions pursuant to the Mezzanine Cash Management Agreement and the Cash Management Agreement as the assignee of the Mezzanine Lender or Mortgage Lender, as applicable, thereunder, as are in the best interests of (as determined by the Servicer or Special Servicer in its reasonable judgment) the Holders and in accordance with the Servicing Standards.

   (c) Upon an acceleration of the Notes pursuant to Section 5.2, subject to the rights of the Majority Holders, set forth in Section 5.12(a), and subject to Section 7.7 hereof, the Special Servicer may, unless the Event of Default preceding such acceleration is an Event of Default occurring on the Maturity Date, in which case the Special Servicer shall, initiate foreclosure proceedings with respect to the Indenture Collateral and immediately thereafter with respect to the Underlying Collateral; PROVIDED, HOWEVER, that the Special Servicer will not convert ownership of any of the Underlying Collateral to the Trustee or its nominee on behalf of the Holders unless and until the Special Servicer has complied with the terms of this Indenture.

   (d) Subject to the rights of the Majority Holders, described in Section 5.12(a), if prior to the Maturity Date an Event of Default has occurred and is continuing or an Event of Default is reasonably foreseeable and the Special Servicer determines in accordance with the Servicing Standards that a modification, waiver or

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amendment of the terms of any Security Document either (i) is reasonably likely to produce a greater recovery on a present value basis than liquidation of Indenture Collateral and the Underlying Collateral or (ii) would not reasonably be likely to adversely affect the timely receipt of payments under the Security Documents, then the Special Servicer may, but is not required to, agree to a modification, waiver, or amendment of any of the terms of the Security Documents; PROVIDED, HOWEVER, notwithstanding the foregoing, that (1) the action cannot reasonably be expected to result in an increase in the ratio of
(A) the then-outstanding aggregate principal balance of the Notes DIVIDED BY
(B) the most recent appraised value of the Underlying Collateral (net of any prior liens); (2) the action cannot reasonably be expected to result in a decrease in the Debt Service Coverage Ratio for the Underlying Collateral; (3) the action complies with all applicable legal requirements, including without limitation, all zoning, environmental and building laws, ordinances, and regulations and any condition, easement, right-of-way, covenant or restriction of record applicable to the Underlying Properties; (4) to the extent any additional criteria are specified in the Security Documents for consent to a specific action, such criteria have been satisfied in all material respects;
(5) the consent to such action is otherwise consistent with the Servicing Standards; and (6) such action does not impair the rights or increase the obligations of the Trustee, the Servicer or the Special Servicer; PROVIDED that any such modification will be made in compliance with the terms of this Indenture and any other applicable Security Document.

   (e) Subject to the rights of the Majority Holders, described in Section 5.12(a) and subject to the terms of this Indenture, the Servicer (the Special Servicer during a Loan Event) may enter into or grant the following modifications, waivers or amendments of any Security Document without the consent of any Holder of the Notes: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) grants of easements that do not materially adversely affect the use, operation or value of the Underlying Properties or the obligation of the Issuer or the Underlying Borrowers to pay the Notes and the Underlying Loans, respectively; and (iii) any other modifications, waivers or amendments which the Servicer (the Special Servicer during a Loan Event) determines, in accordance with the Servicing Standards, are of a routine nature and which are made in accordance with the Servicing Standards; PROVIDED that the Servicer (the Special Servicer during a Loan Event) has determined that (x) any such modification, waiver or amendment described in this sentence would not in any way affect a payment term of any Note or the Underlying Loans, and (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standards.

   SECTION 7.4  PAYMENT OF TAXES AND OTHER CHARGES, ETC.

   The Servicer shall maintain accurate records (i) with respect to the status of Taxes and Other Charges required to be paid under the Mortgage and (ii) with respect to the status of insurance premiums payable in respect of any of the insurance policies required to be maintained by each of the Underlying Borrowers under the Mortgage and the Mezzanine Loan Agreement. Except to the extent the same are paid directly by the Servicer from sums on deposit in the Mortgage Taxes and Insurance Sub Account pursuant to the Cash Management Agreement, and the Mezzanine Expenses Sub Account pursuant to the Mezzanine Cash Management Agreement, the Issuer shall supply to the Servicer evidence of the payment of such amounts at least ten (10) Business Days prior to the applicable penalty or termination dates. To the extent the Servicer has obtained notice of any such Taxes and Other Charges that have not been paid by the borrower under the Mortgage on or before the related penalty date and such borrower is not contesting such items in accordance with the terms of the Mortgage, the Servicer shall obtain all bills for the payment of such items and shall instruct such borrower in writing to effect payment thereof prior to the applicable penalty or termination date, PROVIDED that failure of the Servicer to provide such instruction shall in no way limit the obligation of the borrower under the Mortgage to timely pay such Taxes and Other Charges. To the extent that the Servicer has obtained notice of any insurance premiums that are required to be paid an have not been paid on or before the related termination date, the Servicer shall obtain all bills for the payment of such premiums and shall instruct the applicable Underlying Borrower in writing to effect payment thereof (or to cause such payment to be effected) prior to the applicable termination date, PROVIDED that failure of the Servicer to provide such instruction shall in no way limit the obligation of the applicable Underlying Borrower to timely pay such premiums.


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   SECTION 7.5  MAINTENANCE OF INSURANCE AND ERRORS AND OMISSIONS AND FIDELITY
COVERAGE.

   (a) The Servicer shall, in accordance with the Servicing Standards, use its best efforts to cause the Underlying Borrowers to maintain for the Underlying Properties all insurance required by the terms of the Mortgage and the Mezzanine Loan Agreement in the amounts, with the terms and provisions, and from the insurers set forth therein. In carrying out the foregoing, the Servicer shall monitor the Underlying Borrowers' compliance with the Mortgage and the Mezzanine Loan Agreement, as applicable, and shall advise the Underlying Borrowers and the Issuer of any instance where the Servicer believes that the Underlying Borrowers are no longer in compliance with such insurance requirements. The Special Servicer shall also cause to be maintained on the Underlying Properties (after foreclosure on the Underlying Collateral) all such insurance, to the extent the same is then available at commercially reasonable rates and maintaining such insurance would be in the interest of the Holders in accordance with the Servicing Standards. The cost of any such insurance with respect to an Underlying Property will be payable out of amounts on deposit in the REO Property Account. Pursuant to Section 7.6, any amounts collected by the Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Underlying Properties or property so acquired or amounts released to the applicable Underlying Borrower in accordance with the terms of the Mortgage, the Mezzanine Loan Agreement, the Cash Management Agreement, the Mezzanine Cash Management Agreement, or the Servicing Standards) shall be deposited in accordance with the Cash Management Agreement or the Mezzanine Cash Management Agreement, as applicable. Any costs (including third party costs as described in Section 7.2) incurred by the Servicer or Special Servicer pursuant to this Section shall be reimbursable to the Servicer or Special Servicer pursuant to Section 7.6.

   (b) The Servicer and Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Indenture, a blanket fidelity bond and an errors and omissions insurance policy, with the Trustee named as certificateholder or loss payee, as applicable, from a provider that is rated at least Aa2 or an equivalent rating by at least one NRSRO and covering the Servicer's and Special Servicer's officers and employees in connection with its activities under this Indenture. The amount of coverage shall be such as is commercially reasonable given the Servicer's and Special Servicer's role hereunder and at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Servicer and Special Servicer. If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC with respect to the Servicer or Special Servicer if the Servicer or Special Servicer were servicing and administering the Note Indebtedness and the Underlying Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Servicer or Special Servicer shall obtain a comparable replacement bond or policy. Coverage of the Servicer or Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or Special Servicer and providing the coverage and continuing for the term required by this Section 7.5 shall satisfy the requirements of this Section 7.5.

   No provision of this Section 7.5 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer from its duties and obligations as set forth in this Indenture. Promptly following the Closing Date, the Servicer or Special Servicer shall deliver or cause to be delivered to the Trustee a certificate of insurance from the surety, insurer or insurance broker. The Servicer shall promptly provide notice to the Trustee of any cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage under any such fidelity bond or policy of errors and omissions insurance.

   (c) Any right of the Issuer to approve or withhold approval of adjustments or settlements of claims under insurance policies described in the first sentence of Section 7.5(a) shall be exercised by the Servicer.

   SECTION 7.6  APPLICATION OF FUNDS IN EVENT OF DEFAULT.

   (a) Upon the occurrence and continuation of an Event of Default, the Special Servicer shall deposit, or cause to be deposited, in the applicable REO Property Account within one (1) Business Day after receipt all

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revenues received from any Foreclosed Collateral and all other amounts received by the Special Servicer or Servicer with respect to the Security Documents and the Underlying Collateral. All funds in the REO Property Account, in excess of the amount that, in the reasonable judgment of the Special Servicer, will be required to defray costs relating to the Foreclosed Collateral which this Indenture contemplates are payable from the REO Property Account, shall be remitted to the Collection Account at or before 3:00 p.m. (New York time) two Business Days prior to each Payment Date.

   (b) Money held by the Servicer hereunder shall be held in trust for the purposes for which it was paid, and shall be segregated from any other monies held by the Servicer, and may be deposited by the Servicer or Special Servicer under such general conditions as may be prescribed by law.

   (c) Payments made with funds obtained by the Special Servicer by liquidating any part of the Collateral shall not constitute a cure of a failure by the Issuer to make a payment for purposes of Section 5.1 hereof unless the Event of Default relating thereto is waived in accordance with Section 5.13.

   SECTION 7.7  REALIZATION UPON THE UNDERLYING COLLATERAL.

   (a) Upon the occurrence and during the continuance of an Event of Default and acceleration of the maturity of the Notes pursuant to Section 5.2, and subject to Sections 7.7(b) through (e), the Special Servicer may or if the Issuer fails to pay the principal of and interest on any Notes on the Maturity Date, the Special Servicer shall (i) exercise the remedies available under
Article V hereof, and under the Security Documents, including foreclosing on all or some of the Collateral, to the extent determined appropriate by the Special Servicer in accordance with the Servicing Standards and (ii) the Special Servicer shall deliver such notices as may be required by any Leases to the parties entitled thereto. Except in the case of rescission of acceleration in accordance with Article V, to the extent the Special Servicer has determined to foreclose all or some of the Collateral the Special Servicer shall liquidate such Collateral and transfer the payments to the REO Property Account. In addition, upon the occurrence and during the continuance of an Event of Default, or an event which with the giving of notice or the passage of time would become an Event of Default, the Special Servicer may obtain advice from Persons with expertise in the field of distressed real estate, bankruptcy or other relevant fields the cost of which shall be reimbursed from the REO Property and until reimbursed shall constitute an Advance. Notwithstanding the foregoing, the Special Servicer shall promptly commence foreclosure following the Maturity Date unless prior to that time the term of the Note Indebtedness has been extended with approval of the requisite Holders as described in
Section 7.3. Within sixty (60) days after the occurrence and during the continuance of an Event of Default and acceleration of the Notes, the Special Servicer shall prepare, or cause to be prepared, a liquidation plan for the Collateral and shall deliver a copy of such plan to the Trustee for distribution to each Holder. Nothing in such plan shall conflict with or alter in any way any of the obligations of the parties to this Indenture. Such liquidation plan shall be deemed approved by the Holders unless, within sixty
(60) days after its delivery, the Majority Holders object by writings filed with the Trustee to such liquidation plan. If the Majority Holders (but not the holders of 100% in aggregate principal amount of the Notes then Outstanding) have objected in writing within such 60-day period, subject to Section 7.7(c), the Special Servicer may take action pursuant to such liquidation plan if it has determined such action to be consistent with the Servicing Standards. If Holders of 100% in aggregate principal amount of the Notes then Outstanding have objected in writing within such 60-day period, the Special Servicer shall not take action in accordance with such liquidation plan subject, however, to its right to propose a new liquidation plan to Holders for approval in accordance with the foregoing procedure. In connection with such foreclosure or other conversion, the Special Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with the Servicing Standards. At the time the Special Servicer on behalf of the Trustee for the benefit of the Holders takes possession of part or all of the Underlying Collateral by foreclosure or otherwise, the Special Servicer may, but shall have no obligation whatsoever to, pay the cost of any capital improvements to the Underlying Properties, as applicable, if the Special Servicer determines that such expenditures are advisable to protect or, enhance the value of the Underlying Properties and are in the best interests of the Holders, and any such payment by the Special Servicer shall constitute an Advance hereunder.

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   (b) Notwithstanding Sections 5.12(a) and 7.7(a), the Special Servicer may,
if it believes it to be in the best economic interest of the Holders of Notes, and shall, if in its reasonable judgment the amount it estimates would be realized as Net Liquidation Proceeds, assuming a liquidation of the Collateral at a price based on the most recent Appraisal of the Underlying Properties, are less than the present value, applying a discount rate equal to the Base Interest Rate, of the expected Net Cash Flow from the Collateral through the remaining term of the Notes, forebear from foreclosing on the Collateral and, instead, collect all sums available under the terms of the Cash Management Agreement and the Mezzanine Cash Management Agreement to be applied in accordance with the terms of such agreements and this Indenture. Any determination to forebear pursuant to this Section 7.7(b) shall be reevaluated every twelve (12) months based on a new determination by the Special Servicer of the estimated Net Liquidation Proceeds and the expected Net Cash Flow from the Collateral. If a forebearance has been in effect for more than twenty-four
(24) consecutive months, the Majority Holders may direct the Special Servicer to terminate such forebearance and to initiate foreclosure proceedings with respect to the Collateral.

   (c) Notwithstanding Section 7.7(a), the Special Servicer shall not, on behalf of the Trustee, obtain title to part or all of the Underlying Collateral as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to any of the Underlying Collateral, if as a result of any such action, the Special Servicer or the Trustee would be considered to hold title to, be a "mortgagee-in-possession" of, or be an "owner" or "operator" of any of the Underlying Properties within the meaning of CERCLA or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder unless the Special Servicer has also previously determined, based on an environmental report prepared at the direction of the Special Servicer by a Person having the qualifications set forth in Section 7.7(d) (a copy of which report shall have been delivered to the Trustee), that the relevant Underlying Property does not contain any condition identified in Section 501.04 (or any successor provision) of Part II of the Fannie Mae Multifamily Guide, or that, if any such condition exists, taking such actions as are necessary to bring the relevant Underlying Property into compliance with applicable Environmental Laws, or taking such actions as are necessary to contain, clean-up, remove or remediate Hazardous Materials affecting the relevant Underlying Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

   Subject to the rights of the Majority Holders pursuant to Section 5.12(a), if the Special Servicer has so determined based on satisfaction of the criteria in this Section 7.7(c) that it would be in the best economic interest of the Holders to take any such actions and foreclose or otherwise acquire possession of any of the Underlying Collateral, and is otherwise consistent with the Servicing Standards, the Special Servicer shall notify the Trustee in writing setting forth in reasonable detail the reasons for its determination, and the Trustee, in turn, shall send a copy of the related environmental report and notification to the Holders notifying them of their right to object to such proposed action. Such proposed action shall be taken unless the Trustee (i) shall have received and delivered to the Special Servicer, within thirty (30) days after such notification from the Special Servicer, written instructions from the Majority Holders directing it not to take such action; PROVIDED, HOWEVER, that the Special Servicer shall not be required to take any action or refrain from taking any action that would cause it to violate the Servicing Standards; or (ii) has given the Special Servicer similar written instructions based upon the Trustee's reasonable opinion that there would be a likelihood of the Trustee's individual liability resulting from such action against which it would not be indemnified hereunder.

   (d) Any environmental report contemplated by Section 7.7(c) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Special Servicer in a manner consistent with the Servicing Standards. The cost of preparation of any environmental site assessment shall be reimbursed from the REO Property Account and until reimbursed shall constitute an Advance.

   (e) If the Special Servicer determines, pursuant to Section 7.7(c), that taking such actions as are necessary to bring any of the Underlying Properties into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of Hazardous Substances affecting any of the Underlying Properties is not reasonably likely to produce a greater recovery on a present value basis than

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not taking such actions, the Special Servicer shall notify the Trustee in writing setting forth in reasonable detail the reasons for its determination and any action which it determines to take, and the Trustee, in turn, shall send a copy of such notification to the Holders notifying them of their right to give contrary direction. The Special Servicer shall take such alternative action as it deems to be in the best economic interests of the Holders, consistent with the Servicing Standards including, without limitation, releasing the lien of the Mortgage Security Documents or the Mezzanine Security Documents with respect to the relevant Underlying Collateral unless the Trustee has received and delivered to the Special Servicer within thirty (30) days after such notification from the Special Servicer, contrary directions from the Majority Holders; PROVIDED, HOWEVER, that the Special Servicer shall not be required to take any action or refrain from taking any action that would cause it to violate the Servicing Standards unless so directed by Holders of not less than 100% in aggregate principal amount of Outstanding Notes. Neither the Trustee nor the Special Servicer shall be obligated to take any action, or refrain from taking any action at the direction of Holders pursuant to this
Section 7.7(e) unless the Holders offer to the Trustee or the Special Servicer, as the case may be, security or indemnification satisfactory to the Trustee or the Special Servicer against the costs, expenses and liabilities that may be incurred with respect to such actions or inaction.

   SECTION 7.8  TRUSTEE TO COOPERATE; RELEASE OF ORIGINAL SECURITY DOCUMENTS.

   From time to time and as appropriate for the servicing or foreclosure of the
Note Indebtedness, the Underlying Loans, and the Collateral, the Trustee shall, upon written request of the Servicer or Special Servicer and delivery to the Trustee of a trust receipt in the form of Exhibit D hereto, release or cause to be released originals of any Security Documents being held by it to the Servicer or Special Servicer and shall execute such documents furnished to it as shall, according to an Officer's Certificate of the Servicer, be necessary to the prosecution of any such proceedings. The Servicer or Special Servicer shall promptly return such items to the Trustee (or the Custodian) when the need therefor by the Servicer or Special Servicer no longer exists.

   SECTION 7.9  TITLE AND MANAGEMENT OF FORECLOSED COLLATERAL.

   (a) In the event that title to any of the Underlying Collateral is acquired by the Special Servicer for the benefit of the Holders in foreclosure or by deed-in-lieu of foreclosure or otherwise, the deed, certificate of sale, assignment or other instrument of conveyance shall be taken in the name of the Trustee, or its nominee, on behalf of the Holders or as otherwise contemplated pursuant to Section 6.19. To the extent that it determines a sale of any such Foreclosed Collateral to be in the best economic interest of the Holders, the Special Servicer, on behalf of the Holders, shall sell such Foreclosed Collateral as expeditiously as possible in accordance with the provisions of
Section 7.10. Subject to Section 7.9(d), the Special Servicer shall retain the entity or entities that were acting as the Property Manager with respect to the related Underlying Property immediately prior to the Event of Default, or such other property managers as the Special Servicer shall deem appropriate (the "MANAGER"), to provide property management services at the relevant property. In connection with such management, the property manager selected by the Special Servicer shall be entitled to the related Management Fees from the Collateral, and such fees shall be payable in accordance with Section 7.9.

   (b) The Special Servicer and the Manager shall segregate and hold all funds collected and received in connection with the operation of any Foreclosed Collateral separate and apart from their own funds and general assets and shall deposit all such funds collected and received in connection with the operation of any such property in the REO Property Account.

   (c) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Indenture and Servicing Standards, to do any and all things in connection with any of the Foreclosed Collateral for the benefit of the Holders on such terms and for such period as the Special Servicer deems to be in the best interests of the Holders and as consistent with the Servicing Standards. In connection therewith, the Special Servicer shall require the Manager to deposit or cause to be deposited within one (1) Business Day after receipt in the REO Property Account all revenues received with respect to all Foreclosed

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Collateral. To the extent such funds are available therefor, the Special
Servicer shall withdraw from the REO Property Account funds necessary for the proper operation, management and maintenance of the relevant Underlying Properties, including, but not limited to:

      (i) all insurance premiums due and payable in respect of such property;

      (ii) all taxes or other charges in respect of such property that could result or have resulted in the imposition of a lien thereon;

      (iii) all amounts that are due and payable under any Leases or operating agreements affecting such property; and

      (iv) all costs and expenses necessary to preserve such property including, but not limited to payment of Management Fees to the related Manager.

   (d) In the event that any Underlying Collateral becomes Foreclosed Collateral, the Special Servicer, in the name of the Trustee on behalf of the Holders, shall contract with any Manager for the operation and management of the relevant Underlying Properties, PROVIDED that no such contract shall impose individual liability on the Trustee, the Special Servicer or the Holders; and PROVIDED, FURTHER, that:

      (i) the terms and conditions of any such contract shall not be inconsistent herewith (including those set forth in the definition of Management Fee);

      (ii) any such contract shall require, or shall be administered to require, that the Manager (A) pay from revenues of any such Underlying Properties all costs and expenses incurred in connection with the operation and management of such property, and (B) remit all related revenues, net of such costs and expenses, to the Special Servicer for deposit to the REO Property Account as soon as practicable but in no event later than the Business Day immediately following receipt; and

      (iii) none of the provisions of this Section 7.9 relating to any such contract or to actions taken by any such Manager shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee on behalf of the Holders with respect to the asset management of such property.

   (e) The Special Servicer in the name of the Trustee on behalf of the Holders shall be entitled to enter into any agreement with any Manager related to its duties and obligations hereunder for indemnification of the Special Servicer by such Manager, and nothing in this Indenture shall be deemed to limit or modify such indemnification. The Special Servicer agrees to monitor the performance of the Manager and to enforce the obligations of the Manager on behalf of the Trustee in accordance with the Servicing Standards. Expenses incurred by the Special Servicer in connection herewith shall be reimbursed from the REO Account and, until reimbursed, shall constitute Advances. The Special Servicer shall not serve as Manager, but shall be obligated with respect to any management contract with the Manager to monitor and act to ensure the Manager's compliance with its obligations thereunder to the same extent as if the Special Servicer alone were performing all duties and obligations in connection with the operation and management of the relevant Underlying Properties.

   SECTION 7.10  SALE OF FORECLOSED COLLATERAL.

   (a) Promptly after the acquisition of a Foreclosed Collateral by the Special Servicer in the name of and on behalf of the Trustee, the Special Servicer shall on behalf of the Trustee obtain a full narrative Appraisal of the related Underlying Properties (unless there exists and is available to the Special Servicer a full narrative Appraisal of the relevant properties performed within the last twelve (12) months and the Special Servicer is not aware of any circumstance that would materially and adversely affect the value of such properties as set forth in such appraisal), the cost of which shall be reimbursed from the REO Property Account and until reimbursed shall constitute an Advance in order to determine the fair market value of such properties and shall provide copies of such appraisal to the Trustee and the Issuer. The Special Servicer may offer to sell to any Person all or part of the Foreclosed Collateral, if and when the Special Servicer determines, consistent with the Servicing Standards, that

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such a sale would be in the best economic interests of the Holders. The Special
Servicer shall give the Trustee not less than five (5) days' prior written notice of its intention to sell any Foreclosed Collateral and shall accept the highest cash offer received from any Person (which Person shall certify in its offer as to whether it is an Interested Person) for the Foreclosed Collateral that is not less than the fair market value of the Foreclosed Collateral based on the most recent full narrative Appraisal of the related Underlying Properties. In the absence of any such offer, the Special Servicer shall offer the Foreclosed Collateral for sale to any Person other than an Interested Person, in a commercially reasonable manner for a period of not less than thirty (30) days nor more than such period as shall be determined by the Special Servicer in accordance with the Servicing Standards, and shall accept the highest cash offer received therefor in excess of the highest cash offer previously submitted. If no such offer is received, any Interested Person may submit an offer for no less than the fair market value of the Foreclosed Collateral based on the most recent full narrative Appraisal of the related Underlying Properties and the Special Servicer shall accept the highest outstanding cash offer, regardless of from whom received and regardless of its amount. No Interested Person shall be obligated to submit an offer to purchase any Foreclosed Collateral, and notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates may offer to purchase or purchase any Foreclosed Collateral.

   (b) Subject to the provisions of Section 7.9, the Special Servicer shall act on behalf of the Trustee for the benefit of the Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of the Foreclosed Properties, including the collection of all amounts payable in connection therewith. Any sale of a Foreclosed Collateral shall be without warranty by, or recourse to, the Trustee, the Issuer, the Servicer, the Special Servicer, the Holders or any other Person (except for such warranties of title and condition as may be customary under the circumstances of any such sale) and, if consummated in accordance with the provisions of this Section 7.10, neither the Trustee, the Issuer, the Servicer nor the Special Servicer shall have any liability to any Holder with respect to the purchase price thereof accepted by the Special Servicer or the Trustee.

   (c) The proceeds of any sale effected pursuant to Section 7.10(a), after deduction of the expenses incurred in connection therewith, shall be deposited in the REO Property Account in accordance with Section 7.6.

   (d) Notwithstanding anything to the contrary in this Section 7.10, the Special Servicer shall not accept an offer for or conclude a sale of any Foreclosed Collateral if it determines, in accordance with the Servicing Standards, that such offer or sale is not in the best economic interest of the Holders.

   SECTION 7.11  SERVICING COMPENSATION.

   (a) The Servicer shall be entitled to receive as servicing compensation its Servicing Fee, and after the occurrence of a Loan Event and while such Loan Event is continuing, the Special Servicer shall be entitled to receive as servicing compensation its Special Servicing Fee. In addition, each of the Servicer and Special Servicer shall be entitled to reimbursement for all other costs or expenses incurred directly by it in the performance of its duties hereunder other than: (i) fees and expenses of any sub-servicer unless such expenses, if incurred by the Servicer or Special Servicer, would be reimbursable to the Servicer or Special Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 7.5(b); (iii) overhead expenses of the Servicer and Special Servicer including but not limited to those which may properly be allocable under the Servicer's or Special Servicer's accounting system or otherwise to the Servicer's or Special Servicer's activities under this Indenture or the income derived by it hereunder including the costs to Servicer or Special Servicer associated with employees of the Servicer or Special Servicer performing services in connection with the obligations of the Servicer or Special Servicer hereunder; and (iv) costs and expenses arising from the negligence or willful misconduct of the Servicer or Special Servicer. If a Loan Event ceases following resolution of such Loan Event by a written agreement negotiated by the Special Servicer, the Special Servicer shall be entitled to a Work-Out Fee, PROVIDED, HOWEVER, that the Work-Out Fees payable to the Special Servicer under this Indenture shall not exceed $100,000 for each Loan Event that is terminated pursuant to a written agreement negotiated by the Special Servicer; PROVIDED, FURTHER, that in the event of a Loan Event pursuant to clause (i) or (ii) of the definition of Loan Event that the Special Servicer has resolved by a written agreement negotiated by it and that it

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would have earned a Work-Out Fee but solely for the passage of time after such written agreement had been entered into and is then terminated pursuant to the terms of this Indenture prior to the cessation of such Loan Event, whether or not for cause, such terminated Special Servicer shall be entitled to receive such Work-Out Fee after its termination and the successor Special Servicer shall have no rights with respect to such Work-Out Fee. In addition, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to the Liquidated Collateral as to which the Special Servicer receives Net Liquidation Proceeds; provided that the aggregate amount of all Liquidation Fees payable hereunder shall not exceed $100,000. The Liquidation Fee will be payable from the related Net Liquidation Proceeds.

   (b) No transfer, sale, pledge or other disposition of the Servicer's or Special Servicer's right to receive all or any portion of the fees payable to the Servicer or Special Servicer hereunder shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor servicer in connection with the assumption by such successor servicer of the duties hereunder pursuant to Section 7.22 or 7.27(a) and all (and not a portion) such fees are transferred to such successor servicer from and after the date of transfer (subject to Section 7.11(a)).

   (c) In connection with any discharge of this Indenture pursuant to Section
4.2 prior to the first anniversary of the Closing Date, the Servicer shall be entitled to receive from the Issuer prior to such discharge a Termination Fee.

   SECTION 7.12  REPORTS TO THE TRUSTEE.

   The Servicer or the Special Servicer, as applicable, shall furnish the Trustee with a Payment Date Statement at or before 3:00 p.m. (New York time) on the third Business Day immediately preceding any Payment Date.

   After an Event of Default, the Servicer and Special Servicer shall (i) furnish to the Trustee or its designee the originals of all agreements entered into by the Servicer or Special Servicer, as applicable in the name of the Trustee pursuant to this Indenture, (ii) advise the Trustee in writing of any event or circumstance materially affecting the Collateral or the interests of the Holders therein coming to the attention of any Servicing Officer of the Servicer or Special Servicer in connection or as a result of the fulfillment by the Servicer or Special Servicer, as applicable of its obligations under this Indenture, and (iii) furnish, and cause any Manager to furnish, to the Trustee or its designee such other reports with respect to the Underlying Properties, their condition, tenants, and the income resulting therefrom as the Trustee or its designee may reasonably request in writing.

   SECTION 7.13  ANNUAL STATEMENT AS TO COMPLIANCE.

   Each of the Servicer and the Special Servicer shall deliver to the Trustee and the Issuer on April 30 of each year (or if such day is not a Business Day, on the next succeeding Business Day), beginning April 30, 2003, an officer's certificate stating as to each signor thereof, (a) that a review of the activities of the Servicer or Special Servicer, as applicable during the preceding calendar year (or since the Closing Date in the case of the first such officer's certificate) and of performance under this Indenture has been made under such officer's supervision and (b) that to the best of such officer's knowledge, based on such review, the Servicer or Special Servicer, as applicable, has fulfilled all of its obligations under this Indenture in all material respects throughout such period, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

   SECTION 7.14  ACCESS TO CERTAIN DOCUMENTATION REGARDING THE NOTE
INDEBTEDNESS.

   Upon reasonable advance notice, the Servicer or Special Servicer, as applicable shall provide the Trustee with reasonable access during its normal business hours at its offices to any information in its possession relating to its servicing of the Note Indebtedness or the Underlying Loans.

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   SECTION 7.15  INSPECTIONS.

   The Servicer (or after the occurrence and during the continuance of a Loan Event or with respect to any of the Collateral becoming Foreclosed Collateral, the Special Servicer) shall, at its expense, inspect or cause to be inspected the relevant Underlying Properties at least once each calendar year and furnish to the Trustee upon its request a written report in electronic or hard copy format of the results of any inspection required hereunder. If the Issuer fails to pay any sums due under any Note on or before its due date and such failure is not remedied within five days, or if an inspection is otherwise warranted in accordance with the Servicing Standards, the Servicer or Special Servicer, as applicable shall inspect the relevant Underlying Properties (or such of them as the Servicer or Special Servicer, as applicable deems appropriate) within 30 days of the relevant event (or as soon thereafter as is practicable). The cost of inspecting the Underlying Properties more than once per year shall be paid by the Issuer upon written request by the Servicer or Special Servicer, as applicable, therefor explaining in reasonable detail the basis for such costs. If an Event of Default shall have occurred and be continuing, the costs of inspecting the Underlying Properties more than once per year shall be reimbursed from the REO Property Account and until reimbursed shall constitute an Advance.

   SECTION 7.16  ADVANCES.

   (a) In any circumstance in which the Issuer has the right under the Mortgage or the Mezzanine Loan Agreement to make an advance to or for the benefit of an Underlying Borrower (including for the payment of real estate taxes or insurance premiums with respect to an Underlying Property), each of the Servicer or Special Servicer may, at its sole discretion, make an advance (an "ADVANCE") to the Issuer, and the Issuer shall apply any such Advance to the making of an advance in the same amount to or for the benefit of the relevant Underlying Borrower under the Mortgage or the Mezzanine Loan Agreement, as applicable. The term "Advance" shall also include other amounts advanced to the Issuer hereunder and designated herein as Advances, it being understood that, notwithstanding anything to the contrary herein, neither the Servicer nor the Special Servicer shall have any obligation to make any Advance or to make any disbursement that would constitute an Advance.

   (b) Interest on each Advance will compound annually and accrue for each day that such Advance is outstanding at a rate of interest equal to the greater of the Base Interest Rate and the Prime Rate (such greater rate, the "ADVANCE INTEREST RATE") as most recently available for such day on the basis of a year of 360 days and the actual number of days elapsed during the period such Advance is outstanding. The Servicer or the Special Servicer will be entitled to recover interest payable on Advances as set forth in Section 5.6, to the extent not otherwise recovered or reimbursed pursuant to the Cash Management Agreement or the Mezzanine Cash Management Agreement.

   (c) The determination by the Servicer or the Special Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer, delivered on or before the fifth Business Day after determination that an Advance would be a Nonrecoverable Advance, to the Servicer, Trustee and Issuer (in the case of the Special Servicer) or Trustee and the Issuer (in the case of the Servicer), and detailing the reasons for such determination, which in each case shall be accompanied by copies of any engineers' reports, environmental surveys, other third party reports or other information relevant thereto that were used by the Servicer or Special Servicer to support its determination that the Advance is non-recoverable. The costs of any such reports, surveys or other information used by the Servicer or Special Servicer in making the determination that an Advance is or would be a Nonrecoverable Advance shall be an expense of the Holders or shall constitute an Advance if paid by the Servicer or Special Servicer.

   (d) All Advances shall be repaid in the order in which originally advanced, and Advances owed to any prior Servicer or Special Servicer shall be repaid in full, with interest, prior to the repayment of Advances made by the successor Servicer or Special Servicer.

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   SECTION 7.17  APPOINTMENT OF SPECIAL SERVICER.

   (a) Archon Group, L.P. is hereby appointed as the initial Special Servicer to service the Note Indebtedness and the Underlying Loans after the occurrence and during the continuance of a Loan Event.

   (b) Neither the Servicer nor the Trustee shall be liable for any actions or any inaction of the Special Servicer. Any termination fee payable to a terminated Special Servicer by the Majority Holders (and it is acknowledged that there is no such fee payable in the event of a termination of Archon Group, L.P. as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Holders so terminating the Special Servicer.

   (c) No termination of the Special Servicer and appointment of a successor special servicer shall be effective until the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee. Any successor special servicer shall make the representations and warranties provided for in Section 7.29 MUTATIS MUTANDIS.

   SECTION 7.18 TRANSFER OF SERVICING BETWEEN SERVICER AND SPECIAL SERVICER; RECORD KEEPING.

   (a) Upon the occurrence of a Loan Event, the Servicer shall promptly give notice thereof to the Special Servicer and the Trustee and shall use its reasonable best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Security Documents) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Note Indebtedness and the Underlying Loans either in the Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within five Business Days of the date of the occurrence of a Loan Event and in any event shall continue to act as Servicer and administrator of the Note Indebtedness and the Underlying Loans until the Special Servicer has commenced the servicing of the Note Indebtedness and the Underlying Loans, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. After the occurrence of a Loan Event, the Servicer shall instruct the Underlying Borrowers to continue to remit all payments in respect of the Underlying Loans to the Servicer. The Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, after the occurrence of a Loan Event, the Servicer shall instruct the Underlying Borrowers to remit all payments in respect of the Underlying Loans to the Special Servicer, PROVIDED that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Underlying Borrowers or the Issuer to the Special Servicer who shall send such notices to the Underlying Borrowers or the Issuer.

   Upon determining that a Loan Event is no longer continuing, the Special Servicer shall immediately give notice thereof to the Servicer and the Trustee, and upon giving such notice, the Special Servicer's obligation to service the
Note Indebtedness and the Underlying Loans shall terminate and the obligations of the Servicer to service and administer the Note Indebtedness and the Underlying Loans shall resume. In addition, if the Underlying Borrowers have been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the Underlying Borrowers to remit all payments in respect of such directly to the Servicer.

   (b) The Special Servicer shall provide to the Trustee originals of documents (to the extent such documents are in the possession of the Special Servicer) and copies of any additional documents related to the Note Indebtedness or the Underlying Loans information, including correspondence with the Issuer and the Underlying Borrowers, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

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   (c) After the occurrence and during the continuance of a Loan Event, and not later than 11:00 a.m. New York time on the Business Day preceding each date on which the Servicer is required to furnish a report under Section 7.12 to the Trustee, the Special Servicer shall deliver to the Servicer, with a copy to the Trustee, a written statement describing, (i) the amount of all payments on account of interest received on the Note Indebtedness and the Underlying Loans, the amount of all payments on account of principal, on the Note Indebtedness and the Underlying Loans, the amount of Insurance Proceeds and Net Liquidation Proceeds received with respect to the Note Indebtedness and the Underlying
Loans and (ii) such additional information relating to the Note Indebtedness and the Underlying Loans as the Servicer or Trustee reasonably requests to enable it to perform its duties under this Indenture including but not limited to files and reports in formats approved by the Commercial Mortgage Securities Association or any successor organization which are customarily delivered by special servicers in commercial mortgage-backed securitization transactions.

   (d) Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to the Note Indebtedness and the Underlying Loans and shall provide the Special Servicer with any information reasonably required by a the Special Servicer to perform its duties under this Indenture. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Indenture.

   (e) The Servicer shall maintain all records with respect to the Note Indebtedness and the Underlying Loans if the Underlying Loans or the Note Indebtedness is defeased and/or prepaid.

   SECTION 7.19  RIGHTS OF THE ISSUER WITH RESPECT TO THE SERVICER.

   The Servicer and Special Servicer shall afford the Issuer, upon reasonable notice, during normal business hours access to all records regarding payments made with respect to the Note Indebtedness and the Notes, including those in electronic form, maintained by the Servicer or Special Servicer as required hereunder and access to Servicing Officers of the Servicer or Special Servicer responsible for such records. Upon request, the Servicer or Special Servicer shall furnish the Issuer with the most recent publicly available financial statements of Servicer (or its corporate parent) or Special Servicer (or its corporate parent). The Issuer shall not have any responsibility or liability for any action or failure to act by the Servicer or Special Servicer and is not obligated to supervise the performance of the Servicer or Special Servicer under this Indenture or otherwise.

   SECTION 7.20  LIMITATION ON THE LIABILITY OF THE SERVICER AND OTHERS.

   (a) None of the Servicer, the Special Servicer, nor any of their respective directors, officers, employees, Affiliates or agents shall be under any liability to the Trustee or the Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Special Servicer or any such other Person against any breach of warranties or representations made herein by the Servicer or Special Servicer, as applicable, or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of the Servicer's or Special Servicer's, as applicable duties or by reason of negligent disregard of the Servicer's or Special Servicer's, as applicable, obligations and duties hereunder. The Servicer, the Special Servicer and any of their respective directors, officers, employees, Affiliates or agents may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Special Servicer, and any of their respective directors, officers, employees or agents (each, a "SERVICER INDEMNIFIED PARTY" and, collectively, the "SERVICER INDEMNIFIED PARTIES") shall be indemnified by the Issuer and held harmless against any loss, liability, claim, demand or expense relating to this Indenture, the Note Indebtedness, the Underlying Loans, the Collateral, or the Security Documents, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance by the Servicer or Special Servicer, as applicable, of its duties hereunder or by reason of negligent disregard of the Servicer or Special Servicer, as applicable, of its obligations and duties hereunder; PROVIDED, HOWEVER, that if it is found that any such claim or liability has resulted from the bad faith, willful misconduct or negligence of the

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Servicer or Special Servicer, as applicable, in the performance by the Servicer or Special Servicer, as applicable, of its duties hereunder, such Servicer Indemnified Party shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to its act or omission which is the subject of such finding. If any Servicer Indemnified Party is entitled to receive indemnification hereunder with respect to any such action or proceeding brought by a third party, the Issuer shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Servicer Indemnified Party who shall not, except with the consent of such Servicer Indemnified Party, be counsel to the Issuer. Upon assumption by the Issuer of the defense of any such action or proceeding, such Servicer Indemnified Party shall have the right to participate in such action or proceeding and to retain its own counsel, but the Issuer shall not be liable for any legal fees or expenses subsequently incurred by such Servicer Indemnified Party in connection with the defense thereof unless (i) the Issuer has agreed to pay such fees and expenses or (ii) counsel provided by the Issuer pursuant to the foregoing is counsel to the Issuer and such Servicer
Indemnified Party shall have been advised by such counsel that representation of such Servicer Indemnified Party by such counsel provided by the Issuer pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Issuer and such Servicer Indemnified Party, including situations in which there are one or more legal defenses available to such Servicer Indemnified Party that are different from or additional to those available to the Issuer; PROVIDED, HOWEVER, that the Issuer shall not, in connection with any such action or proceeding, or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time, in addition to any local counsel, for all such Servicer Indemnified Parties. The Issuer shall not consent to the terms of any compromise or settlement of any action defended by the Issuer in accordance with the foregoing without the prior consent of the Servicer Indemnified Party. The Issuer shall not be required to indemnify any Servicer Indemnified Party for any amount paid or payable by such Servicer Indemnified Party in settlement of any action, proceeding or investigation without the prior written consent of the Issuer, which consent shall not be unreasonably withheld. Promptly after receipt by any Servicer Indemnified Party of notice of its involvement (or the involvement of any of its affiliates or such affiliate's directors, officers, shareholders, agents or employees) in any action, proceeding or investigation, such Servicer Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Issuer hereunder, notify the Issuer in writing of such involvement, but the failure of such Servicer Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right, except to the extent, if any, that the Issuer is prejudiced by the failure of the Servicer Indemnified Party to promptly give such notice. This indemnity shall survive termination or resignation of the Servicer or Special Servicer or termination of the Indenture.

   Neither the Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Indenture or which in the Servicer's or Special Servicer's opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that, subject to the rights of the Majority Holders set forth in
Section 5.12(a), the Servicer or Special Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Holders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer payable from the Collateral. The indemnification provided herein is limited in each case to actual damages and does not extend to consequential damages.

   (b) Each of the Servicer and the Special Servicer agrees, with respect to its actions and omissions and those of its agents (but, not with respect to the actions or omissions of any other Person), to indemnify the Trustee and the Holders and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including reasonable attorneys' fees) that the Trustee and/or the Holders may sustain in connection with this Indenture related to the willful misconduct, bad faith and/or negligence by the Servicer or Special Servicer, in the performance of duties by the Servicer or Special Servicer hereunder or by reason of negligent disregard of obligations and duties by the Servicer or Special Servicer, as the case may be, except that neither the Servicer nor the Special Servicer shall be liable for losses (i) that arise from events occurring or conditions existing prior to the date of this Indenture;

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(ii) which were known to the Trustee but not disclosed to the Servicer or
Special Servicer and as to which an employee or agent of the Servicer or Special Servicer performing the duties of the Servicer or Special Servicer hereunder did not otherwise have knowledge, unless such failure to have such knowledge resulted from such Person's negligence, bad faith or misconduct;
(iii) which are caused by Servicer's or Special Servicer's inability to perform because of the unavailability of funds in the Mortgage Deposit Account, the Mezzanine Deposit Account, or the Collection Account; or (iv) which are caused by any action or inaction taken by the Servicer or Special Servicer in accordance with the express recommendation or at the direction of Trustee or due to the negligence, bad faith or misconduct of the Trustee; PROVIDED, that such indemnity is limited to actual damages and shall not cover consequential damages. The Trustee shall immediately notify the Servicer or Special Servicer, as applicable, if a claim is made with respect to this Indenture or the Note Indebtedness entitling the Trustee or the Holders to indemnification hereunder, whereupon the Servicer or Special Servicer, as applicable, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or Special Servicer shall not affect any rights the Trustee or the Holders may have to indemnification under this Indenture or otherwise except to the extent the Servicer or Special Servicer is prejudiced by such failure. Such indemnity obligation shall survive the termination of the Trustee and the Servicer or Special Servicer hereunder and the termination of this Indenture. Neither the Servicer nor the Special Servicer shall be required to indemnify the Trustee and the Holders for any amount paid or payable by either of them in settlement of any action, proceeding or investigation without the prior written consent of the Servicer or Special Servicer, as applicable, which consent shall not be unreasonably withheld.

   SECTION 7.21 SERVICER AND SPECIAL SERVICER NOT TO RESIGN; TERMINATION OF SERVICER BY HOLDERS.

   (a) Subject to the provisions of Section 7.22, neither the Servicer nor the Special Servicer shall resign from any of its obligations and duties hereby imposed on it, except that it may resign from all of its obligations and duties hereunder (a) upon determination that its duties are no longer permissible under applicable law or are in material conflict with applicable law, or (b) upon thirty (30) days' notice to the Trustee provided that, in either case, a successor servicer meeting the qualifications described in this Section 7.21(a) and Section 7.26 is appointed. Any determination permitting the resignation of the Servicer or Special Servicer upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict with applicable law must be evidenced by an Opinion of Counsel to such effect obtained by the Servicer or Special Servicer (at the Servicer's or Special Servicer's expense) and delivered to the Trustee and the Issuer. No resignation by the Servicer or Special Servicer under this Indenture shall become effective until the Trustee, in accordance with Section 7.26 hereof, or a successor Servicer or Special Servicer shall have assumed all of the Servicer's or Special Servicer's responsibilities and obligations. Any such successor Servicer or Special Servicer shall satisfy the requirements set forth in the fourth sentence of Section 7.26(a) (other than clause (iii) of such section). The Servicer or Special Servicer may assign its rights and delegate its duties hereunder to a directly or indirectly wholly owned subsidiary of the Servicer or Special Servicer PROVIDED such assignment is consented to in writing by the Trustee (which consent shall not be unreasonably withheld).

   (b) Upon the occurrence and continuance of a Servicer Default, the Trustee may, and on the written request of the Holders of Notes evidencing, in the aggregate, no less than 25% of the aggregate principal amount of the Outstanding Notes, shall, terminate the Servicer or Special Servicer, as applicable, under this Indenture and replace the Servicer or Special Servicer, as applicable, with a successor servicer having the qualifications set forth in
Section 7.26; PROVIDED, HOWEVER, that such replacement shall not terminate any rights (including rights to any amounts owed to the Servicer or Special Servicer under this Indenture or any other Security Documents) and obligations accrued prior to such replacement. In connection with any termination and replacement of the Servicer or Special Servicer, the Trustee shall make such arrangements for the compensation of the successor servicer or successor special servicer as it shall deem reasonable and, if such compensation is in excess of the compensation being paid the Servicer or Special Servicer hereunder, such compensation shall be approved by the Majority Holders and, if no Event of Default has occurred and is continuing, the Issuer; PROVIDED that if the

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Holders select a successor Servicer or successor Special Servicer the Holders will also be responsible for negotiating the compensation to be paid to such successor Servicer or successor Special Servicer in accordance with the foregoing.

   SECTION 7.22  MERGER OR CONSOLIDATION OF THE SERVICER.

   The Servicer and the Special Servicer shall each keep in full effect its existence and rights as a corporation or other entity, as the case may be, under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary and shall be in compliance with the laws of the State of New York and each such other State to the extent necessary to perform its duties under this Indenture.

   Any Person into which the Servicer or Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer or Special Servicer shall be a party, or any Person succeeding to substantially all business of the Servicer or Special Servicer (which may be limited to the commercial mortgage servicing business of the Servicer or Special Servicer), shall be a permitted successor of the Servicer or Special Servicer, as the case may be, hereunder and shall be deemed to have assumed all of the liabilities and obligations of the Servicer or Special Servicer, as applicable, hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto (other than such Person), anything herein to the contrary notwithstanding; so long as the successor or surviving Person to the Servicer or Special Servicer shall agree in writing to service the Note Indebtedness and the Underlying Loan Documentation in accordance with this Indenture.

   SECTION 7.23  SERVICER DEFAULT.

   "SERVICER DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Servicer Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) any failure by the Servicer or Special Servicer to remit to the Trustee or to any other Person or entity to which it is payable any payment required to be so made or remitted by it under the terms of this Indenture or any other Security Document which, with respect to remittances to the Trustee or to the Payment Account, are not cured by 11:00 a.m. on the related Payment Date, Redemption Date or Maturity Date, as applicable, PROVIDED, HOWEVER, that in the event the Servicer or Special Servicer fails to make any such remittance required to be made by the Servicer or the Special Servicer to the Payment Account on the Business Day immediately preceding the Payment Date or, as applicable, on the Business Day immediately preceding the Redemption Date or Maturity Date, the Servicer or the Special Servicer shall pay to the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the first Business Day prior to the Payment Date or Maturity Date, as applicable, to but not including the date such remittance is actually made; or

      (ii) any failure by the Servicer or Special Servicer to observe or perform in any material respect any other of the Servicer's or Special Servicer's covenants or agreements contained in this Indenture, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer or Special Servicer by the Trustee; PROVIDED that in the case of any such failure that is susceptible to cure, but that cannot with diligence be cured within such 30-day period, if the Servicer or Special Servicer will have promptly commended to cure the same within such 30-day period and thereafter (as evidenced by a certificate of a Servicing Officer), prosecutes the curing thereof with diligence, the period within which such failure may be cured will be extended for such further period as will be reasonably necessary for the curing thereof, such period not to exceed an additional 30 days; or


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      (iii) a representation or warranty of the Servicer or Special Servicer set forth in this Indenture shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Holders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within thirty (30) days after the date on which written notice thereof shall have been given to the Servicer or Special Servicer by the Trustee; PROVIDED that in the case of any such failure that is susceptible to cure, but that cannot with diligence be cured within such 30-day period, if the Servicer or Special Servicer will have promptly commenced to cure the same within such 30-day period (as evidenced by a certificate of a Servicing Officer) and thereafter prosecutes the curing thereof with diligence, the period within which such failure may be cured will be extended for such further period as will be reasonably necessary for the curing thereof, such period not to exceed an additional 30 days; or

      (iv) the entry of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings against the Servicer or Special Servicer, or for the winding-up or liquidation of the Servicer's or Special Servicer's affairs, and such decree or order remains unstayed and in effect for a period of sixty (60) days; or

      (v) the consent by the Servicer or Special Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or Special Servicer or of or relating to all or substantially all of its property.

   Subject to Section 7.21(b), if (A) a Servicer Default due to any action or inaction of the Servicer or Special Servicer shall occur, (B) any of the representations or warranties of Servicer or Special Servicer are breached in any material respect and, as a result thereof, a Servicer Default occurs, or
(C) the Servicer or Special Servicer fails to carry out any other of its obligations under this Indenture or any other Security Document and, as a result thereof, a Servicer Default occurs, then, and in each and every such case, so long as such Servicer Default shall not have been remedied, the Trustee may terminate all of the rights and obligations of the Servicer or Special Servicer, as applicable hereunder other than rights (including rights to any amounts owed to it under this Indenture or any other Security Documents) and obligations accrued prior to such termination by notice in writing to the Servicer or Special Servicer.

   If a Responsible Officer of the Trustee shall obtain knowledge of any Servicer Default hereunder, the Trustee shall immediately notify the Servicer or Special Servicer, as applicable, of the occurrence of such Servicer Default. Upon the occurrence and continuation of any Servicer Default hereunder known to a Responsible Officer of the Trustee, the Trustee shall give the Issuer written notice of the occurrence thereof. Within ten (10) days after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of any Servicer Default, the Trustee shall transmit by mail to all Holders notice of such Servicer Default, unless such Servicer Default shall have been cured or waived.

   On or after the receipt by the Servicer or Special Servicer, as applicable, of written notice of termination, all authority, power and obligations of the Servicer or Special Servicer, as applicable, under this Indenture (other than its capacity, if any, as a Holder) shall pass to and be vested in the Trustee in its capacity as successor Servicer or Special Servicer, as applicable, hereunder pursuant to and under this Section. The Servicer and Special Servicer agree to provide to the Trustee promptly (and in any event no later than five Business Days subsequent to such notice) all documents and records, including those in electronic form, requested by it to enable it to assume the Servicer's or Special Servicer's, as applicable, obligations hereunder, and to cooperate with the Trustee in effecting the termination of the Servicer's or Special Servicer's, as applicable, responsibilities and rights hereunder, including, without limitation, the transfer within one Business Day to the Trustee or its duly appointed agent or any successor appointed by it for administration by it of all cash and other securities then held in the Mortgage Deposit Account, the Mezzanine Deposit Account, the Collection Account, or any of the

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sub-accounts maintained pursuant to the Cash Management Agreement or the
Mezzanine Cash Management Agreement and any other cash received by the Servicer or Special Servicer under the Underlying Loan Documentation or the Security Documents and which shall at the time have been or should have been credited by the Servicer or Special Servicer to the Payment Account or thereafter received with respect to the Underlying Loan Documentation (PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Section, the Servicer and Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture and the other Security Documents on or prior to the date of such termination, whether in respect of Advances or otherwise in accordance with the terms hereof). All reasonable costs and expenses (including attorneys' fees) incurred by the Trustee, the Issuer or the Holders in connection with the appointment of a successor Servicer or Special Servicer, including, but not limited to, transferring originals of the Security Documents to the successor Servicer or Special Servicer and, if applicable, amending this Indenture to reflect such succession as Servicer or Special Servicer pursuant to this Section shall be paid by the predecessor Servicer or Special Servicer upon presentation of reasonable documentation of such costs and expenses to the Trustee; PROVIDED, HOWEVER, that all such costs and expenses shall be paid pro rata by the Majority Holders in the event that the Special Servicer is terminated pursuant to Section 5.12(c) and no Servicer Event of Default has occurred or is continuing. If not paid by the predecessor Servicer or Special Servicer within sixty (60) days after the request therefor, such costs and expenses shall be advanced by the Issuer, who shall then be entitled to reimbursement therefor from the predecessor Servicer, predecessor Special Servicer or Majority Holders as applicable.

   SECTION 7.24  REMEDIES OF TRUSTEE.

   During the continuance of any Servicer Default and so long as such Servicer Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.21 and/or 7.23 and elsewhere in this Indenture, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim, debt and other papers in connection therewith). Except as otherwise expressly provided in this Indenture, no remedy provided for by this Indenture shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Default.

   SECTION 7.25 DIRECTIONS BY HOLDERS AND DUTIES OF TRUSTEE DURING SERVICER DEFAULT.

   During the continuance of any Servicer Default, the Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Indenture (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (ii) the terminating of the Servicer or Special Servicer or any successor Servicer or Special Servicer from its rights and duties as Servicer or Special Servicer hereunder) at the request, order or direction of any of the Holders, unless such Holders shall have offered the Trustee security or indemnification satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby and, PROVIDED, FURTHER, that the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken (such determination to be evidenced by an Opinion of Counsel obtained by the Trustee and delivered to the Holders of Notes making such direction, with a copy to the Servicer or Special Servicer and the Issuer; the cost of such Opinion of Counsel to be payable by the Issuer in accordance with Section 6.5), if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders or if the Trustee determines that the action or proceeding is not consistent with the Servicing Standards.

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   SECTION 7.26  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

   (a) On and after the time the Servicer or Special Servicer receives a notice of termination pursuant to Section 5.12(d) or Section 7.23 or the Trustee receives the resignation of the Servicer or Special Servicer in accordance with
Section 7.21(a) (unless a successor is appointed pursuant to Section 7.21), the Trustee shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer, as the case may be, under this Indenture and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, accruing after such termination; and PROVIDED, that any failure to perform such duties or responsibilities caused by the Servicer's or Special Servicer's, as the case may be, failure to comply with Section 7.21 shall not be considered a default by the Trustee hereunder. In its capacity as such successor, the Trustee shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer or Special Servicer, as the case may be, would have been entitled to hereunder if no such notice of termination or resignation had been given (other than amounts due under this Indenture or the other Security Documents prior to the date of such termination), including, without limitation, the fees payable hereunder. Notwithstanding anything contained herein, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint any established financial institution or mortgage servicing institution which has a net worth of not less than $15,000,000 and if no declaration of acceleration of the Notes has occurred, has been consented to in writing by the Issuer, such consent not to be unreasonably withheld (as such consent right to terminate after the expiration of 30 days after request therefore from the Trustee), as the successor to the Servicer or Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer, as the case may be, hereunder; PROVIDED, HOWEVER, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Indenture to the extent set forth above. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder unless approved by the Issuer and the Majority Holders. In the event that no successor Servicer or Special Servicer has been appointed as provided above, the Trustee shall solicit, by public announcement, bids from commercial finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Within sixty (60) days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Servicer or Special Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer or Special Servicer, as the case may be, at the time of such sale, transfer and assignment to the Servicer's or Special Servicer's, as the case may be, successor, net of any amounts due from the Servicer or Special Servicer, as the case may be, hereunder, which shall be deposited in the Payment Account. If no successor servicer or special servicer shall have been so appointed and have accepted appointment within sixty (60) days after the Trustee receives the resignation of the Servicer or Special Servicer in accordance with Section 7.21, the Trustee may petition any court of competent jurisdiction for the appointment of a successor servicer or special servicer in accordance with the procedures and terms set forth above. The Trustee, the Issuer, the Servicer, the Special Servicer and such successor shall take such action, consistent with this Indenture, as shall be necessary to effectuate any such succession. Neither the Trustee nor any successor Servicer or Special Servicer shall be deemed to be in default of any of its obligations under this
Section if and to the extent that such default arises from failure of the Servicer or Special Servicer to timely provide all applicable books, records and other documents necessary to effectuate the sale, transfer or assignment of servicing rights to the Trustee or a successor Servicer or Special Servicer in accordance with this Section.

   (b) Any successor, including the Trustee, to the Servicer or Special Servicer hereunder shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in

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the performance of its obligations as mortgage servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent that the Servicer or Special Servicer is required pursuant to Section 7.5(b).

   SECTION 7.27  NOTIFICATION TO HOLDERS.

   (a) Upon any termination of the Servicer or Special Servicer or appointment of a successor to the Servicer or Special Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to the Issuer and to each of the Holders at its addresses appearing in the Register.

   (b) Any notification to Holders required pursuant to Section 7.23 or Section
7.21 shall advise the Holders of their rights hereunder.

   SECTION 7.28  WAIVER OF PAST EVENTS OF DEFAULT.

   Either the Trustee or the Majority Holders may, on behalf of all Holders of Notes, waive any Servicer Default hereunder and its consequences; PROVIDED, that in the absence of written instructions from all Holders the Trustee shall not waive any Servicer Default (i) consisting of the failure to remit or deposit any interest on the Notes as required by it hereunder or (ii) in respect of a covenant or provision hereunder that under Article IX hereof cannot be modified or amended without the consent of each Holder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

   SECTION 7.29  REPRESENTATIONS AND WARRANTIES.

   Each of the Servicer and the Special Servicer hereby represents and warrants to the other parties hereto that as of the Closing Date:

      (i) it has been duly organized and is validly existing under the laws of the State of Delaware and is in compliance with and in good standing as a corporation under the laws of each State in which the Underlying Collateral or the Underlying Properties are located to the extent necessary to perform its obligations in accordance with the terms of this Indenture, except where the failure to so qualify or comply would not materially adversely affect the ability of the Servicer or Special Servicer, as applicable, to perform its obligations hereunder in accordance with the terms of this Indenture;

      (ii) the execution and delivery of this Indenture by it have been duly authorized by all necessary action on the part of the Servicer or Special Servicer, as the case may be; it is duly authorized under applicable law and its organizational documents to perform its obligations under this Indenture and all action necessary or required therefor has been duly and effectively taken or obtained; none of the execution, delivery or performance of this Indenture, or the consummation of the transactions herein contemplated, or the compliance with the provisions hereof, in each case by the Servicer or Special Servicer, as the case may be, will conflict with or result in a breach of or constitute a default under (A) the terms of any material agreement or instrument to which it is a party or by which it is bound; (B) the organizational documents of the Servicer or Special Servicer, as the case may be; or (C) to its knowledge, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or Special Servicer or its properties, as the case may be, which conflict, breach or default in the case of clause (A) or clause (C) materially and adversely affects (X) the ability of the Servicer or Special Servicer, as the case may be, to perform its obligations under this Indenture or (Y) the operations or financial condition of the Servicer or Special Servicer, as the case may be;

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      (iii) no consent, approval, authorization or order of, or registration or qualification with any court or any regulatory authority or other governmental agency or body is required for the execution, delivery and performance by Servicer or Special Servicer of this Indenture, except such as has been obtained prior to the Closing Date and is in full force and effect;

      (iv) this Indenture has been duly executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer or Special Servicer, as the case may be, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the rights and remedies of creditors generally or by general principles of equity (regardless of whether such enforceability is considered and applied in a proceeding in equity or at law);

      (v) there are no actions, suits or proceedings pending or, to its knowledge, threatened against it, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Indenture or (B) with respect to any other matter which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of it or would materially impair its ability to perform its obligations under this Indenture;

      (vi) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could reasonably have consequences that would materially and adversely affect its business, operations or financial condition or could reasonably have consequences that would materially and adversely affect its ability to perform its obligations hereunder; and

      (vii) it has obtained as of the Closing Date the insurance required to be maintained by it pursuant to Section 7.5(b).

                                 ARTICLE VIII

                                  THE ISSUER

   SECTION 8.1  REPORTS BY THE ISSUER.

   (a) The Issuer shall, at its own expense, promptly deliver to the Trustee, with copies to the Servicer and Special Servicer, copies of all reports and statements to be prepared hereunder and under the Mortgage and the Mezzanine Loan Agreement.

   (b) The Issuer shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

   (c) The Issuer shall furnish the Trustee:

      (i) within 90 days after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture and all other necessary statements and documents have been properly recorded and filed and all fees paid thereon so as to make effective and fully perfected the lien intended to be created hereby and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; such Opinion of Counsel may contain appropriate assumptions, exceptions, qualifications and limitations; and


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      (ii) at least annually after the execution and delivery of this
   Indenture, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refilling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien of this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien; such Opinion of Counsel may contain appropriate assumptions, exceptions, qualifications and limitations.

   SECTION 8.2  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER.

   (a) The Issuer hereby represents and warrants to the other parties hereto that as of the Closing Date:

      (i) the Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, with full limited liability company power and authority to own the Indenture Collateral, to carry on its business relating to the Indenture Collateral as presently conducted and to enter into and perform its obligations under the Notes, this Indenture and the other Security Documents to which it is a party;

      (ii) the execution and delivery of the Notes, this Indenture and the other Security Documents to which it is a party by the Issuer have been duly authorized by all necessary limited liability company action on the part of the Issuer; neither the execution, delivery and performance of the Notes, this Indenture and the other Security Documents to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor the compliance with the provisions hereof or thereof by the Issuer, will conflict with or result in a breach of, or constitute a default under (A) the terms of any material agreement or instrument to which the Issuer is a party or by which it is bound; (B) the limited liability company agreement of the Issuer; or (C) to the knowledge of the Issuer, the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Issuer; none of the Issuer or any of its Affiliates is a party to, bound by, or in breach of or in violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which, in any such case, would reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under this Indenture or the other Security Documents to which it is a party;

      (iii) to the Issuer's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body required for the execution, delivery and performance by the Issuer of its obligations under the Notes, this Indenture or the other Security Documents, except such as has been obtained and is in full force and effect;

      (iv) each of the Notes, this Indenture and each of the other Security Documents have been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the other parties hereto or thereto, as applicable, constitutes a valid and legally binding obligation of the Issuer enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

      (v) there are no actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened against the Issuer, before or by any court or other governmental body (A) with respect to any of the transactions contemplated by this Indenture or any other Security Document or (B) with respect to any other matter which could, if determined adversely to the Issuer, materially and adversely affect its ability to perform its obligations under the Notes, this Indenture and the other Security Documents to which it is a party; and

      (vi) the Issuer, on the date hereof and prior to the assignment of the Underlying Loans to the Trustee, is the sole owner and holder of the Underlying Loans and has all right, title and interest in and to the

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   Underlying Collateral as mortgagee or pledgee, as applicable, in each case free and clear of any liens, pledges, charges, participation interests and security interests of any nature, other than the security interest granted to the Trustee in connection with the Notes.

   (b) Commencing upon the earlier of discovery by the Issuer or receipt of notice by the Issuer of a breach of any representation or warranty set forth in this Section 8.2, the Issuer shall diligently cure such breach in all material respects.

                                  ARTICLE IX

                      SUPPLEMENTAL INDENTURES; AMENDMENTS

   SECTION 9.1  SUPPLEMENTAL INDENTURES OR AMENDMENTS WITHOUT CONSENT OF
HOLDERS.

   Without the consent of any Holders, the Issuer, when authorized by its members, the Servicer, the Special Servicer (it being understood that the Servicer's and Special Servicer's signature shall not be required for any such supplement or amendment unless the supplement or amendment restricts, changes or impairs the rights of the Servicer or Special Servicer hereunder or under any of the Security Documents or adds to or changes the liability or obligations of the Servicer or Special Servicer hereunder or under any of the Security Documents in any respect) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, and the Issuer and the relevant Underlying Borrower may enter into any amendments to the Mortgage Security Documents or the Mezzanine Security Documents, and the Issuer and the Trustee may enter into any amendments to the other Indenture Security Documents in form satisfactory to the Trustee and the Servicer and Special Servicer (it being understood that the Servicer's and Special Servicer's consent or signature shall not be required for any such supplement or amendment unless the supplement or amendment restricts, changes or impairs the rights of the Servicer or Special Servicer hereunder under any of the Security Documents or adds to or changes the liability or obligations of the Servicer or Special Servicer hereunder or under any of the Security Documents in any respect), for any of the following purposes:

      (i) to add to the covenants of the Issuer for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Issuer; or

      (ii) to add to the covenants of the Underlying Borrowers under any Mezzanine Security Document or any Mortgage Security Document for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Underlying Borrowers under those aforementioned agreements; or

      (iii) to add any additional Events of Default or Servicer Defaults hereunder; or

      (iv) to add any additional "Events of Default" to any Mezzanine Security Document or any Mortgage Security Document; or

      (v) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or successor Servicer or Special Servicer; or

      (vi) to correct any typographical error, to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein, in the Notes, or in any Security Document, or to conform any such provision to the description thereof in the Registration Statement PROVIDED such action shall not adversely affect the interests of the Holders of Notes; or

      (vii) to convey, transfer, assign, mortgage or pledge any property to the Issuer in the case of an amendment to a Mortgage Security Document or a Mezzanine Security Document, or the Trustee in the case of an amendment to the Indenture, the Notes or another Indenture Security Document, in either case so long as the interests of the Holders of Notes would not be adversely affected; or

      (viii) to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of this Indenture or the other Security Documents; or

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      (ix) to make a required or conforming change to any Mezzanine Security
   Document or any Mortgage Security Document in connection with any amendment or supplement to this Indenture permitted hereunder; or

      (x) to modify any Security Document as required or made necessary by any change in applicable law, so long as the interests of the Holders of Notes would not be adversely affected.

   SECTION 9.2  SUPPLEMENTAL INDENTURES OR AMENDMENTS WITH CONSENT OF HOLDERS.

   With the consent of the Majority Holders, the Issuer, the Servicer, the Special Servicer (it being understood that the Servicer's and Special Servicer's signature shall not be required for any such supplement or amendment unless the supplement or amendment restricts, changes or impairs the rights of the Servicer or Special Servicer hereunder or under any of the Security Documents or adds to or changes the liability or obligations of the Servicer or Special Servicer hereunder or under any of the Security Documents in any respect) and the Trustee may enter into an indenture or indentures supplemental hereto or one or more amendments hereto for the purpose of adding to any provisions of or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture and the Issuer and the Trustee may enter into any amendments to the other Security Documents; PROVIDED, HOWEVER, that no such supplemental indenture or amendment shall, without the consent of the Holder of each Outstanding Note adversely affected thereby,

      (i) change the Maturity Date of, the principal of, or the due date or amount of any interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or change the coin or currency in which any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or, in the case of redemption, on or after the Redemption Date), or

      (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or for any other reason under this Indenture or reduce the requirements of Section 12.4 for quorum or voting, or

      (iii) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 10.2, or

      (iv) modify any of the provisions of this Section 9.2 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

      (v) except as otherwise expressly provided in this Indenture or in the other Security Documents, deprive any Holder of the benefit of a first priority security interest in the Indenture Collateral, or

      (vi) modify the provisions of this Indenture relating to payments on the Notes, or

      (vii) release from the lien of the Indenture all or any part of the Indenture Collateral except as described in this Indenture or the other Security Documents, or

      (viii) modify the Servicing Standards, or

      (ix) authorize the Trustee to agree to delay the timing of, or reduce the payments to be made on, the Notes except as described herein.

   In connection with the execution of any such supplemental indenture or amendment, the Issuer shall obtain and deliver to the Trustee an Opinion of Counsel from counsel experienced in federal income tax matters that the execution of such supplemental indenture will not result in the Notes being treated as having been exchanged for new notes pursuant to Section 1001 of the Code, PROVIDED that no such Opinion of Counsel shall be required if such Opinion of Counsel cannot be obtained and that fact is disclosed to the Holder of each Outstanding Note

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whose consent is required hereunder. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. No such supplement or amendment of this Indenture or the Notes shall be permitted to the extent that such amendment would cause an outstanding Advance to be a Nonrecoverable Advance.

   SECTION 9.3  DELIVERY OF SUPPLEMENTS.

   Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.1 or Section 9.2, the Issuer shall mail, first class postage prepaid, a notice to each Holder at the address for such Holder set forth in the Register setting forth in general terms the substance of such supplemental indenture or amendment. Any failure of the Issuer to mail such a notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

   SECTION 9.4  OPINION OF COUNSEL.

   If the Trustee determines in the exercise of its good faith judgment that it has doubt as to whether a proposed amendment or supplement to this Indenture is permitted under the terms of Section 9.1 or 9.2 above, the Trustee may require, as a condition to its executing any such amendment or supplement, that the Issuer deliver, at no expense to the Trustee, an Opinion of Counsel confirming that the amendment or supplement in question is permitted under the relevant Section of this Article IX, it being understood that the Trustee does not have any affirmative obligation to request such an opinion.

                                   ARTICLE X

                             COVENANTS; WARRANTIES

   SECTION 10.1  PAYMENT OF PRINCIPAL AND INTEREST.

   The Issuer covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of, and interest on, the Notes and any fees due and payable in accordance with the terms of the Notes and this Indenture.

   SECTION 10.2  MAINTENANCE OF OFFICE OR AGENCY.

   The Issuer will maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive such respective notices and demands.

   The Issuer may also from time to time designate one or more other offices or agencies outside the United States where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth in the preceding paragraph. The Issuer will give prompt written notice to the Trustee and prompt notice to the Holders, in accordance with the provisions of Section 1.6, of any such designation or rescission and of any change in the location of such office or agency.

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   SECTION 10.3  FISCAL AGENT; MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

   The Trustee hereby appoints (on behalf of the Issuer) itself, at its Corporate Trust Office, as Fiscal Agent in connection with the Notes. The foregoing appointment may be rescinded at any time by the Trustee giving notice thereof to the Issuer. All payments made by the Trustee in its capacity as Fiscal Agent, will be made by wire transfer to such account as a Holder shall designate by written instructions to be received by the Trustee no less than five (5) Business Days prior to the applicable Regular Record Date.

   The Trustee will cause any Fiscal Agent other than the Trustee, appointed pursuant to Section 3.6, to execute and deliver to the Trustee an instrument in which such Fiscal Agent shall agree with the Trustee, subject to the provisions of this Section, that such Fiscal Agent will:

      (i) hold all sums held by it for the payment of the principal of and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

      (ii) give the Trustee notice of the occurrence and continuance of any Event of Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes; and

      (iii) at any time during the continuance of any such Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Fiscal Agent.

   SECTION 10.4  ENTITY EXISTENCE.

   The Issuer represents and agrees that it will do or cause to be done all things necessary and within its control to preserve and keep in full force and effect the existence, rights (contractual and statutory) and franchises of the Issuer. The Issuer represents that neither it nor the Underlying Borrowers or the owners of the Underlying Properties are in default in the payment of any taxes levied or assessed against any of the Underlying Collateral or Underlying Properties under any applicable statute, rule, order or regulation of any governmental authority, under the Notes, this Indenture or any of the other Security Documents to which the Issuer is a party or under any other agreement to which the Issuer is a party or by which the Issuer or the Underlying Collateral is bound.

   SECTION 10.5  PAYMENT OF TAXES AND OTHER CLAIMS.

   The Issuer agrees, in its independent capacity, that it will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Underlying Properties or upon the income or profits of the Issuer or the Underlying Borrowers derived from the Underlying Properties as shown to be due on the tax returns filed by the Issuer or the Underlying Borrowers and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Underlying Properties, except any such taxes, assessments, governmental charges or claims which the Issuer or the Underlying Borrowers are in good faith contesting in appropriate proceedings in accordance with the Mortgage and the Mezzanine Loan Agreement.

   SECTION 10.6  MAINTENANCE OF LIEN AND RECORDING.

   (a) The Issuer will maintain and preserve the security interest created by this Indenture (in Section 3.1(c)) and each other Security Document to which it is a party (except in connection with a release thereof permitted hereby or thereby) so long as any Note is Outstanding.

   (b) The Issuer will, forthwith after the execution and delivery of this Indenture and thereafter from time to time, cause the Mortgage, the Mezzanine Pledge Agreement and any continuation statement or, upon the reasonable request of the Trustee or the Servicer, any additional financing statement or similar instrument relating to the Security Documents or to any property intended to be subject to the lien thereof to be filed,

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registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect and perfect the validity thereof or the lien thereof purported to be created upon the property subject thereto and the Issuer will take such actions with respect to the interest and rights of the Trustee in the Collateral as are necessary or reasonably requested by the Trustee or the Servicer to preserve the interest and rights of the Trustee therein. The Issuer will pay or cause to be paid all document, recording, stamp and similar taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of the Security Documents and of any instrument of further assurance, and all taxes (except income taxes and franchise taxes of parties other than the Issuer), duties and charges arising out of or incurred in connection with the execution and delivery of such instruments; PROVIDED, HOWEVER, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any lien or encumbrance affecting the Collateral to the extent such lien or encumbrance is being contested in good faith by appropriate proceedings in accordance with and as permitted by the provisions of the Security Documents. The Issuer will at all times or will cause the Underlying Borrowers to preserve, warrant and defend the Trustee's title and right in and to the property included in the Collateral against the claims of all Persons claiming by or through the Issuer or any Underlying Borrower, subject to the Permitted Exceptions.

   SECTION 10.7  PERFORMANCE AND ENFORCEMENT.

   (a) The Issuer will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in the Security Documents in accordance with the terms thereof and will maintain the validity and effectiveness of such instruments and the pledge thereof to the Trustee. The Issuer will not take any action, nor permit any action to be taken, that will release any party to such instruments from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity, of any such instruments, except as expressly provided for herein and therein. The Issuer will give the Trustee and the Servicer written notice of any default by any party to any of such instruments promptly after it becomes known to the Issuer.

   (b) Subject to the provisions of the Leases, the Mortgage and the Mezzanine Loan Agreement in the event of a casualty or condemnation resulting in the payment of any Proceeds, the Servicer shall hold such Proceeds as part of the Collateral in an Eligible Account (the "CASUALTY ACCOUNT"), in the name of the Servicer as agent for the Trustee and shall disburse or apply such Proceeds in accordance with the provisions of the Mortgage and the Mezzanine Loan Agreement.

   SECTION 10.8  NEGATIVE COVENANTS.

   The Issuer agrees that:

      (a) it shall not incur, create, assume or permit the existence of any debt (including guaranteeing any obligation) other than (i) the Notes and other debt expressly permitted by the other provisions of this Indenture and the other Security Documents; (ii) the Underlying Loans; and (iii) customary unsecured trade payables incurred in the ordinary course of business relating to the ownership of Park Plaza 2 or the Underlying Properties, PROVIDED, in the case of this clause (iii), that the same (A) do not exceed, in the aggregate, at any time a maximum amount of $100,000; and (B) are paid within sixty (60) days of the date incurred. The Issuer shall not permit the Underlying Borrowers to incur, create, assume or permit the existence of any debt (including guaranteeing any obligations), other than debt permitted under the terms of the Underlying Loans;

      (b) it shall, and will cause the Underlying Borrowers and Park Plaza 2 not to pledge or to incur, create, assume or permit the existence of any Lien upon the Collateral, the Underlying Properties or any of their respective other property, assets or revenues, whether now owned or hereafter acquired, except the security interest in the Indenture Collateral granted to the Trustee in connection with the Notes, the security interest in the Underlying Collateral granted to the Issuer in connection with the Underlying Loans, and the Permitted Exceptions;

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

      (c) it shall not engage in any business unrelated to (i) the ownership of the direct and/or indirect interests in the Underlying Borrowers, (ii) making the Mortgage Loan and the Mezzanine Loan, (iii) issuing the Notes, and (iv) otherwise dealing with the Underlying Borrowers, the wholly owned subsidiaries of the Underlying Borrowers, the Mortgage Loan, the Mezzanine Loan and the Notes;

      (d) it shall not own any assets other than assets relating to the Underlying Loans (including, without limitation, any proceeds therefrom and any funds in the Mortgage Deposit Account and the Mezzanine Deposit Account) and its interest in Park Plaza 1;

      (e) it shall not, except as required by law (i) (and then only in a manner that does not violate the requirements of any of the Security Documents and the Indenture) engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of all or any portion of its assets, or amend its organizational or governing documents in any manner adverse to the Issuer's ability to satisfy the requirements of Sections 10.8(a) through (d) hereof, or (ii) (and then only in a manner that does not violate the requirements of any of the Security Documents and the Indenture) cause or permit Park Plaza 1 to engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of all or any portion of its assets, or amend its applicable organizational documents in a manner adverse to Park Plaza 1's ability to satisfy any requirement of the Mezzanine Loan Agreement that Park Plaza 1 be a single-purpose entity;

      (f) it shall separately identify and segregate its funds and assets from those of any other entity and shall not commingle its funds or assets with those of any other person or entity; and

      (g) it shall not consent to any amendment to the Mezzanine Security Documents or the Mortgage Security Documents other than an amendment in accordance with Article IX.

   SECTION 10.9  STATEMENT AS TO COMPLIANCE.

   The Issuer will deliver to the Servicer and the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, an Officer's Certificate, stating that in the course of the performance by the signer of such Officer's Certificate of his or her present duties as an officer or authorized signatory of the Issuer such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which constitutes an Event of Default or would constitute an Event of Default after notice or lapse of time or both and that to the best of the signer's knowledge, based on such review, (a) the Issuer has fulfilled all its obligations under this Indenture in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such signer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to such signer and the nature and status thereof.

                                  ARTICLE XI

                              REDEMPTION OF NOTES

   SECTION 11.1  APPLICABILITY OF ARTICLE.

   (a) The Notes shall be subject to redemption on any Payment Date or any other date fixed for redemption in accordance with this Article XI, in whole or in part, as provided in Section 11.1(b) or 11.7 below; PROVIDED, that in each such case no Notes may be redeemed hereunder unless and until all other amounts then due and payable to the Trustee, the Servicer and Special Servicer under this Indenture have been paid in full.

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

   (b) If during any 30 consecutive days the Redemption Account shall have a balance in excess of $10,000, the Issuer shall redeem an equivalent principal amount of Notes at a Redemption Price equal to 100% of their principal amount, together with interest and all other amounts owing on the principal amount of the Notes so redeemed accrued to the date of redemption, on the first Payment Date on which the Issuer is able to do so after the Trustee has complied with the notice provisions of this Article XI.

   SECTION 11.2  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

   In the case of any redemption pursuant to Section 11.1(b):

      (a) if less than all of the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than twenty (20) days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption, pursuant to a random selection procedure which may provide for the selection for redemption of portions (equal to $100 and integral multiples in excess thereof) of a Note. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed; and

      (b) for purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

   SECTION 11.3  NOTICE OF REDEMPTION.

   Notice of a redemption pursuant to Section 11.1(b) shall be given by the Trustee in the manner provided in Section 1.6 to the Holders of Notes to be redeemed, not later than fifteen (15) days prior to the Redemption Date.

   All such notices of redemption shall state:

      (a) the Redemption Date (which date may either be a Payment Date or such other Business Day provided that if the Redemption Date is to occur on a date other than a Payment Date, the Redemption Price shall include interest on the Notes to be redeemed through but excluding the next succeeding Payment Date),

      (b) if less than all the Outstanding Notes are to be redeemed, which Notes are to be redeemed and the aggregate principal amount of the Notes to be redeemed,

      (c) the Redemption Price,

      (d) that on the Redemption Date the Redemption Price will become due and payable upon each Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

      (e) with respect to Notes other than those in global form, the place or places where such Notes maturing after the Redemption Date are to be surrendered for payment of the Redemption Price.

   SECTION 11.4  DEPOSIT OF REDEMPTION PRICE.

   In the case of any redemption pursuant to Section 11.1(b), the Trustee shall transfer to the Payment Account at or before 3:00 p.m. on the Redemption Date an amount of Cash from the Redemption Account sufficient to pay the Redemption Price of the Notes to be redeemed.

   SECTION 11.5  NOTES PAYABLE ON REDEMPTION DATE.

   If notice of a redemption pursuant to Section 11.1(b) shall have been given as aforesaid, the Notes subject to redemption shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price; PROVIDED, HOWEVER, that principal and interest on the Notes which have a Maturity Date on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, as of the close of business on the relevant Record Dates according to their terms and the provisions of this Indenture.

   If any such Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

   SECTION 11.6  NOTES REDEEMED IN PART.

   Any Note which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office designated by the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Issuer or the Trustee, as applicable, duly executed by, the Holder thereof or an attorney for the Holder duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Notes so surrendered.

   In the event of a redemption of the Notes in part, the Issuer shall not be required (i) to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen (15) days before, and continuing until, the date notice is given identifying the Notes to be redeemed, or (ii) to register the transfer or exchange of any Note, or portion thereof, called for redemption, or (iii) to exchange any Note called for redemption, except for a Note of like aggregate principal amount which is simultaneously surrendered for redemption.

   SECTION 11.7  HOLDERS' REDEMPTION RIGHT.

   (a) Each Holder of Notes shall have the right (the "REDEMPTION RIGHT") to require the Issuer to redeem such Holder's Notes on the 90th day after the Closing Date at a Redemption Price equal to 60.91% of the principal amount thereof, without interest, provided that the Redemption Right shall not apply to any Note to the extent that (i) it was issued pursuant to a Shareholder Note Purchase Right; (ii) it is not held on the Redemption Date by the Holder to which it was originally issued; or (iii) the Holder thereof shall not have certified to the Redemption Agent in the manner set forth in Section 11.7(b) the matters described therein. Notwithstanding the foregoing, at the Issuer's option, the Issuer may designate another Person or Persons pursuant to Section 11.7(d) to fulfill its redemption obligation by the designee's payment of the required funds in exchange for the Notes to be redeemed pursuant to the Redemption Right.

   (b) In order for a Note to be redeemed pursuant to the Redemption Right on the Redemption Date, the Redemption Agent must have received a duly completed Election Form before 5:00 p.m. on the 80th day after the Closing Date, at the address specified thereon, on which the Holder (or the DTC participant through which the Notes are held, if the Notes are in the form of a Global Note) has elected to exercise the Redemption Right in respect of such Note on behalf of its beneficial owner and such beneficial owner has certified that:

      (i) no beneficial interest in the Note has been transferred, either directly or indirectly, after the Closing Date;

      (ii) the Note was not issued pursuant to a Shareholder Note Purchase Right; and

      (iii) with respect to each owner of a beneficial interest in such Note, the Redemption Right has been exercised for all Notes or beneficial interests in Notes owned by such owner eligible for redemption pursuant to the Redemption Right.

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

Any such Election Form received by the Redemption Agent shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for payment shall be determined by the Redemption Agent, whose determination shall be final and binding.

   (c) The Issuer shall deposit (or shall cause any other Person or Persons designated pursuant to Section 11.7(d) to deposit), on or before 11:00 a.m. on the date that is two Business Days prior to the Redemption Date, an amount with the Redemption Agent sufficient to make payment of the Redemption Price to Holders of all the Notes with respect to which the Redemption Right was exercised. Upon surrender of any such Notes for repurchase in accordance with the procedures printed on the Election Form, the Redemption Agent shall make payment of the Redemption Price in respect of such Notes on the Redemption Date, to the account or accounts designated by such Holders.

   (d) At its option, the Issuer may designate, by written notice to the Redemption Agent prior to the Redemption Date, one or more other Persons, which may include one or more affiliates of the Issuer, to fulfill its redemption obligation by the designee's payment of the required funds in exchange for the Notes to be redeemed pursuant to the Redemption Right. If the Issuer designates GGC or an affiliate of GGC pursuant to the preceding sentence, then GGC or its affiliate may in turn designate, by written notice to the Issuer and the Redemption Agent prior to the Redemption Date, one or more Persons to fulfill such redemption obligation. The Registrar shall register the transfer of any Notes that are redeemed pursuant to this Section 11.7(d) by a Person other than the Issuer. For the avoidance of doubt, the interest accrued prior to the Redemption Date on such redeemed Notes shall be for the benefit of the Holder or Holders of such Notes on the Regular Record Date for the next Payment Date.

   (e) Any Note which is to be redeemed pursuant to this Section 11.7 shall be surrendered at an office designated by the Redemption Agent (with, if the Issuer or the Redemption Agent so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Issuer or the Redemption Agent, as applicable, duly executed by, the Holder thereof or an attorney for the Holder duly authorized in writing). If the Redemption Agent determines that such Note has been validly submitted for redemption in accordance with this
Section 11.7, it shall deliver such Note to the Trustee together with a statement specifying the amount of any unredeemed portion of such Note and any portion of the principal of such Note which is being acquired by a person designated pursuant to Section 11.7(d). If on the Redemption Date the Notes are in the form of a single Global Note, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to the sum of and in exchange for any unredeemed portion of the principal of the Notes so surrendered and any portion of the principal of the Notes surrendered to the Redemption Agent and accepted for redemption pursuant to Section 11.7(b) the beneficial ownership of which is being acquired by a person designated pursuant to Section 11.7(d). If on the Redemption Date the Notes are no longer in the form of a single Global Note, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of any Note delivered to the Trustee pursuant to this Section 11.7(e), without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for any unredeemed portion of the principal of the Notes so surrendered, and shall deliver to the Person or Persons designated pursuant to Section 11.7(d) a New Note or Notes of any authorized denomination requested by such Person or Persons, in an aggregate principal amount equal to the principal amount of redeemed Notes acquired by such Person or Persons.

   (f) In the event that any Person designated pursuant to Section 11.7(d) shall fail to make the payment described in Section 11.7(c), the Issuer shall make the required payment to the Redemption Agent in accordance with Section 11.7(c) and shall redeem the related Notes on the Redemption Date as if such Person had not been designated.

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

                                  ARTICLE XII

                         MEETINGS OF HOLDERS OF NOTES

   SECTION 12.1  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

   A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes as required by
Section 1.3.

   SECTION 12.2  CALL, NOTICE AND PLACE OF MEETINGS.

   (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 12.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee to each Holder of Notes and the Issuer, in the manner provided in Sections 1.5 and 1.6, not less than 10 nor more than 180 days prior to the date fixed for the meeting.

   (b) In case at any time the Issuer or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 10 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection
(a) of this Section.

   SECTION 12.3  PERSONS ENTITLED TO VOTE AT MEETINGS.

   To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its legal and financial advisers. Notwithstanding the foregoing, the Issuer is not entitled to vote any Notes of which it may be the Holder.

   SECTION 12.4  QUORUM; ACTION.

   The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders of Notes. In the absence of a quorum within 60 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.2, except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes that shall constitute a quorum.

   Except as limited by the proviso to the first paragraph of Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the

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

affirmative vote of the Majority Holders PROVIDED that, except as limited by the proviso to the first paragraph of Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

   Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of such Notes, whether or not present or represented at the meeting.

   Notwithstanding any provision of this Indenture or any other Security Document to the contrary, Servicer shall not be required to take any action or refrain from taking any action hereunder or thereunder at the direction of the Holders that would cause it to violate the Servicing Standards.

   SECTION 12.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

   (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.3 or other proof.

   (b) The Trustee shall, by an instrument in writing, appoint as chairman of the meeting the Holder of the greatest principal amount in aggregate of the Outstanding Notes represented at the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 12.2(b), in which case the Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

   (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $100 principal amount of the Outstanding Notes held or represented by such Holder; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or of a proxy.

   (d) Any meeting of Holders of Notes duly called pursuant to Section 12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

   SECTION 12.6  COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

   The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more

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

Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                              SOUTHWEST SHOPPING CENTERS CO.
                                              II, L.L.C.,
                                              a Delaware limited liability
                                              company

                                              By: -----------------------------
                                                  Name:
                                                  Title: Authorized Signatory

                                              THE BANK OF NEW YORK,
                                              as Trustee

                                              By: -----------------------------
                                                  Name:
                                                  Title:

                                              ARCHON GROUP, L.P.,
                                              as Servicer

                                              By: -----------------------------
                                                  Name:
                                                  Title:

                                              ARCHON GROUP, L.P.,
                                              as Special Servicer

                                              By: -----------------------------
                                                  Name:
                                                  Title:

                                                                      EXHIBIT A

                                [FORM OF NOTE]

   THIS NOTE REPRESENTS AN OBLIGATION OF THE ISSUER SECURED BY THE COLLATERAL (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN)) AND THE HOLDER HEREOF SHALL HAVE NO RECOURSE AGAINST ANY PERSON OTHER THAN THE ISSUER. THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRUSTEE, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE ISSUER, THE TRUSTEE, THE SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

   UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE./1/

   THIS NOTE WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE UNLESS THE HOLDER OF THIS NOTE, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD A MINIMUM AGGREGATE BENEFICIAL INTEREST IN SUCH GLOBAL NOTE OF AT LEAST ONE HUNDRED DOLLARS ($100).

                   SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.
                       SECURED NOTES, SERIES 2002-SSCC,
                               DUE MAY 30, 2010

Base Interest Rate: 11%                            No.:

First Payment Date: January 6, 2003                Scheduled Maturity Date: May 31, 2010

Original principal balance of all Notes:           Initial principal balance of this Note: $20,000,000

CUSIP: 84522VAA2                                   ISIN: US84522VAA26

Common Code:

   Southwest Shopping Centers Co. II., L.L.C. (herein called the "Issuer"), for value received, hereby promises to pay in lawful currency of the United States to Cede & Co., or registered assigns, the principal sum of Twenty Million Dollars (U.S.$20,000,000) as provided in the Indenture, and to pay interest thereon in arrears on a semi-annual basis two business days after the first business day of January and July, respectively, commencing January 6, 2003 (each a "Payment Date"), from the date hereof until the Maturity Date. The interest payable on this Note for the period from the date of issuance to, but not including, the Maturity Date shall be the Base Interest Rate (as defined in the Indenture) for the Notes.

   The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Payment Date, which shall be the Business Day immediately prior to the related Payment Date. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed during each Interest Period (as defined in the Indenture). On the Maturity Date, the Issuer shall pay in full all of the remaining obligations of the Issuer under this Note, the Indenture and the other Security Documents to which the Issuer is a party.

   If, (i) any Note is not paid in full on or before the Maturity Date, (ii) any payment due on a Payment Date has not been provided for in full (including by deposit in the Collection Account) by the Issuer or before the second Business Day prior to the date that such payment is due (as such due date may be extended by the applicable grace period, if any) or (iii) the Redemption Price in respect of all Notes to be redeemed pursuant to a redemption is not paid in full on or before a Redemption Date, the Issuer will be required to pay interest at the Default Rate as set forth in Section 3.11(d) of the Indenture.

   The Holders shall also be entitled to receive as additional interest on each Payment Date any amounts received by the Issuer by way of Exit Fee or late payment charges under the Mortgage Security Documents or the Mezzanine Security Documents, as defined in the Indenture, during the immediately preceding Interest Period.

   At the Maturity Date, the Trustee shall pay the principal amount of the Note, and any unpaid interest thereon in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Trustee of such Note but shall initiate such payment no later than 3:00 p.m. (New York time) on the day of such presentation, PROVIDED that such presentation has been made no later than 11:00 a.m. (New York time). If presentation is made after 11:00 a.m. (New York time) on any day, such presentation shall be deemed to have been made not later than 11:00 a.m. (New York time) on the immediately succeeding Business Day.

   If an Event of Default occurs and is continuing, then in every such case the Special Servicer may to the extent consistent with the Servicing Standards (subject to the rights of the Majority Holders set forth in Section 5.12(a) of the Indenture) and at the direction of the Majority Holders shall, by a notice in writing to the Issuer and the Trustee, declare the sum of (i) the principal amount of all Outstanding Notes and (ii) any other amounts, including but not limited to, accrued interest payable to the Holders under the Notes, to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amounts shall become immediately due and payable.

   This Note is one of a duly authorized issue of securities of the Issuer (herein called the "Notes") designated as specified in the title hereof, issued and to be issued in accordance with the Indenture and Servicing Agreement,
dated as of [         ], 2002 (herein called the "Indenture"), among the
Issuer, The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successors and any separate or co-trustee under the Indenture), Archon Group, L.P., as Special Servicer and Archon Group, L.P., as Servicer, copies of which Indenture are on file and available for inspection at the corporate trust office of the Trustee at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Special Servicer, the Servicer and the Holders of Notes. All capitalized terms used but not defined herein shall have the meanings specified in the Indenture.

   The Holder of this Note may receive distributions only in the manner and subject to the priorities as provided in the Indenture.

   The Holder of this Note shall have the right (the "Redemption Right") to require the Issuer to redeem this Note on the 90th day after the Closing Date at a price of 60.91% of the principal amount hereof, without interest, PROVIDED that the Redemption Right shall not apply to this Note to the extent that (i) it was issued pursuant to a Shareholder Note Purchase Right; (ii) it is not held on the Redemption Date by the Holder to which it was originally issued; or
(iii) the Holder thereof shall not have certified to the Redemption Agent in the manner set forth in Section 11.7(b) of the Indenture the matters described therein relating to the beneficial ownership of such Note. For the avoidance of doubt, if the Redemption Right is exercised with respect to this Note and it is repurchased by a designee of the Issuer, the interest accrued to the Redemption Date on this Note will be for the benefit of the Holder or Holders of this Note on the Regular Record Date for the subsequent Payment Date. The Issuer may designate another Person or Persons to fulfill its redemption obligation with respect to any Note to be redeemed pursuant to a Redemption Right, by the designee's payment of the required funds in exchange for such Note. The Indenture sets forth the conditions for and manner of exercise of the Redemption Right.

   The Notes shall also be subject to redemption as set forth in writing to the Trustee on any Payment Date or any other date fixed for redemption in accordance with Article XI of the Indenture, in whole or in part, as provided in Section 11.1(b) of the Indenture. However, no Notes may be redeemed unless and until all other amounts then due and payable to the Trustee, the Special Servicer and the Servicer under the Indenture and the other Security Documents have been paid in full.

   Notice of a redemption of any Notes pursuant to Section 11.1(b) will be given no later than fifteen (15) days prior to the proposed redemption date for such Notes. Such notice shall specify, among other things, the redemption date, the redemption price and (if less than all Notes are to be redeemed) the principal amount of the Notes to be redeemed.

   In the event that this Note is redeemed in part only, a New Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

   As more fully described in the Indenture, this Note is secured by the Indenture Collateral. The Indenture constitutes a security agreement under the Uniform Commercial Code as in effect in the states where the Payment Account, the Collection Account, the Holdover Account and any other similar account established by the Trustee or the Servicer in furtherance of its rights or responsibilities under the Indenture or any other Security Document are located (with respect to the liens and security interests granted in Section 3.1(c) of the Indenture). Upon the occurrence of any Event of Default, and in addition to any other rights available under the Indenture, the Security Documents or any other instruments included in the Collateral or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party under the Uniform Commercial Code to enforce the assignments and security interests contained in the Indenture and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell at public or private sale or apply, as appropriate, all monies or other property then on deposit in the Payment Account, the Collection

Account, the Holdover Account and any other similar account established by the Trustee or the Servicer in furtherance of its rights or responsibilities under the Indenture or any other Security Document and any other rights and other interests assigned or pledged hereby in accordance with the terms of the Indenture.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof or the modification of the rights and obligations of the Issuer and the rights of the Holders of Notes under the Indenture at any time by the Issuer, the Special Servicer, the Servicer and the Trustee with the consent of Majority Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consents or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

   As provided in the Indenture and subject to the limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more New Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   Prior to due presentation of this Note for registration of transfer, the Issuer, the Servicer, the Trustee and any agent of the Issuer, the Servicer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof, for all purposes, whether or not this Note be overdue, and none of the Issuer, the Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

   The agreements contained herein shall remain in full force and effect notwithstanding any changes in the members or other equity owners of, or the officers and directors relating to, the Issuer, and the term "Issuer" as used herein, shall include any alternate or successor Person.

   The Issuer and all others who may become liable for the payment of all or any part of the amounts due under this Note do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest and non-payment and all other notices of any kind, except those expressly required under the Indenture and the other Security Documents. No notice to or demand on the Issuer or any other Person shall be deemed to be a waiver of the obligation of the Issuer or the Servicer to take further action without notice or demand as permitted in this Note, the Indenture and the other Security Documents.

   It is not intended that, and none of the terms and conditions of the Indenture or the other Security Documents shall ever be construed to create a contract whereby, the Issuer or any guarantor, endorser or other party now or hereafter becoming liable for payment of this Note shall be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law.

   The representations, undertakings, covenants and agreements of the Issuer contained in the Indenture are those of the Issuer only and not of the Trustee, the Special Servicer or the Servicer and neither the Trustee, the Special Servicer nor the Servicer will have any liability with respect thereto.

   As provided in Section 1.14 of the Indenture, this Note is an obligation of the Issuer secured only by the Collateral and the holder hereof shall no recourse against any person other than the Issuer. The provisions of Section
1.14 of the Indenture are hereby incorporated by reference, as if set forth in full herein.

   Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
              ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



           [The remainder of this page was intentionally left blank]

   IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed.

Dated: _________________________________________________________ , ____


                                              SOUTHWEST SHOPPING CENTERS CO.
                                              II, L.L.C., a Delaware limited
                                              liability company

                                              By: -----------------------------
                                                  Name:
                                                  Title: Authorized Signatory

                    TRUSTEE CERTIFICATE OF AUTHENTIFICATION

   This Note is one of the Notes referred to in the above-mentioned Indenture.

                                              THE BANK OF NEW YORK, as Trustee

                                              By: -----------------------------
                                                  Name:
                                                  Title:

                      REPAYMENT OF PRINCIPAL, IF ANY, AND
                         TRANSFERS AFFECTING THE NOTE
          (Initial Principal Balance on ________  __, ____: $______)

 AMOUNT OF REPAYMENT OR
   TRANSFER TO OR FROM       DATE OF REPAYMENT OR      BALANCE AFTER REPAYMENT
      ANOTHER NOTE                 TRANSFER                  OR TRANSFER         NOTATION MADE BY:
--------------------------------------------------------------------------------------------------




                     (Add Additional Sheets As Necessary)

                                                                      EXHIBIT B

                                  ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire principal amount represented by the within Note and hereby authorizes the registration of transfer of such interest to Assignee(s) on the Register for the Notes.

   I (we) further direct the Registrar to issue a new Note of the entire principal amount represented by the within Note to the above-named Assignee(s) and to deliver such Note to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:
                                    ------------------------------
                                    Signature by or on behalf of
                                    Assignor(s)




                                    ------------------------------
                                    Taxpayer Identification Number

                                                                      EXHIBIT C

                          LIST OF AUTHORIZED PERSONS

Name: Mark Goldberg
Title: Manager

                                                                      EXHIBIT D

                       REQUEST FOR RELEASE OF DOCUMENTS

   The undersigned [Servicer] [Special Servicer] hereby acknowledges that it
has received on behalf of [    ], as Trustee for the Holders of Notes issued
pursuant to that certain Indenture and Servicing Agreement, dated as of
[     ], 2002 (the "INDENTURE"), among Southwest Shopping Centers Co. II.,
L.L.C, as Issuer, The Bank of New York, as Trustee, Archon Group, L.P., as Special Servicer and Archon Group, L.P., as Servicer, the documents referred to below (the "DOCUMENTS"). All capitalized terms not otherwise defined in this Request for Release of Documents shall have the meanings given them in the Indenture.

   [Identify documents]

   The undersigned [Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

      (1) The [Servicer] [Special Servicer] will hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Indenture.

      (2) The [Servicer] [Special Servicer] will not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions, nor shall the Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

      (3) The [Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Note Indebtedness has been liquidated and the proceeds thereof have been remitted to the Collection Account as expressly provided in the Indenture.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer at all times shall be earmarked for the account of the Trustee and the [Servicer] [Special Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the [Servicer's] [Special Servicer's] possession.

                                                  ____________________________ ,
                                                  as [Servicer] Special Servicer

                                                  By: __________________________
                                                      Name:
                                                      Title:

Dated: ______________________________ , 20__

                                      D-1